                                                                    EXHIBIT 4.7


                                                        [CONFORMED COPY]



                                  C$32,000,000


              AMENDED AND RESTATED CREDIT AND ACCEPTANCE AGREEMENT,


                         dated as of December 20, 1996,



                                      among



                           TRIGEN ENERGY CANADA INC.,
                                as the Borrower,



                                       and



                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,



                                       and



                        SOCIETE GENERALE, NEW YORK BRANCH
                           as the Administrative Agent
                                for the Lenders,



                                       and



                           SOCIETE GENERALE (CANADA),
                             as the Collateral Agent
                                 for the Lenders

                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                     PAGE
-------                                                                     ----

                                    ARTICLE I

                                   DEFINITIONS

  1.1. Certain Defined Terms .............................................     2
  1.2. Cross-References; Other References ................................    32
  1.3. Accounting and Financial Determinations ...........................    33

                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

  2.1. Commitments .......................................................    33
2.1.1. Construction Loan Commitment ......................................    33
2.1.2. Term Loan Commitment ..............................................    33
2.1.3. Lenders Not Permitted or Required To Make the Loans ...............    34
  2.2. Reduction of the Commitment Amounts ...............................    34
  2.3. Borrowing Procedure ...............................................    35
  2.4. Continuation/Conversion Elections .................................    36
  2.5. Term Loan Conversion Election .....................................    37
  2.6. Funding ...........................................................    37
  2.7. Notes .............................................................    37

                                   ARTICLE III

                              BANKERS' ACCEPTANCES

  3.1. Power of Attorney for the Execution of Bankers'
       Acceptances .......................................................    38
  3.2. Execution of Bankers' Acceptances .................................    39
  3.3. Issuance of Bankers' Acceptances ..................................    39
  3.4. Purchase of Bankers' Acceptances and Payment of the
       Acceptance Fee ....................................................    39
  3.5. Sale of Bankers' Acceptances ......................................    40
  3.6. Maturing Bankers' Acceptances .....................................    40
  3.7. Waiver of Presentment and Other Conditions ........................    41
  3.8. Authority Given to the Collateral Agent To Debit
       Borrower's Accounts ...............................................    41
  3.9. Payment at Maturity ...............................................    42
 3.10. Payment before Maturity ...........................................    42
 3.11. Lenders To Be Indemnified if Maturity of Bankers'
       Acceptances Do Not Coincide with Principal
       Reductions ........................................................    42
 3.12. Cash Collateral Accounts ..........................................    43

                                   ARTICLE IV

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

  4.1. Repayments and Prepayments ........................................    43

SECTION                      TABLE OF CONTENTS                              PAGE
-------                      -----------------                              ----
                                (CONTINUED)


4.1.1. Voluntary Prepayments .............................................    43
4.1.2. Mandatory Prepayments .............................................    44
4.1.3. Scheduled Amortization of Term Loans ..............................    45
4.1.4. Application of Prepayments ........................................    46
  4.2. Interest Provisions ...............................................    46
4.2.1. Rates .............................................................    46
4.2.2. Post-Maturity Rates ...............................................    46
4.2.3. Payment Dates .....................................................    46
  4.3. Fees ..............................................................    47
4.3.1. Commitment Fee ....................................................    47

                                    ARTICLE V

                CERTAIN CANADIAN FUNDS RATE AND OTHER PROVISIONS

   5.1. Fixed Rate Lending Unlawful ......................................    47
   5.2. Increased Costs, etc .............................................    48
   5.3. Funding Losses ...................................................    48
   5.4. Increased Capital Costs ..........................................    49
   5.5. Taxes ............................................................    50
   5.6. Payments, Computations, etc ......................................    51
   5.7. Sharing of Payments ..............................................    51
   5.8. Setoff ...........................................................    52
   5.9. Use of and Application of Proceeds ...............................    53
  5.10. Change of Lending Office .........................................    53
  5.11. Replacement of Lenders ...........................................    53

                                   ARTICLE VI

                      CONDITIONS TO ALL LOANS, CONTINUATION
                             AND CONVERSION OF LOANS

   6.1. Conditions Precedent to Obligations of the Lenders ...............    54
 6.1.1. Authorization Documents ..........................................    55
 6.1.2. Credit Documents; Project Documents; Notes .......................    55
 6.1.3. Security Matters .................................................    56
 6.1.4. Compliance with Warranties, No Default, etc ......................    57
 6.1.5. Closing Date Certificate .........................................    57
 6.1.6. Independent Engineer's Reports ...................................    58
 6.1.7. Environmental Report .............................................    58
 6.1.8. Financial Condition ..............................................    58
 6.1.9. Insurance ........................................................    59
6.1.10. Governmental Approvals; Compliance With Governmental
        Rules, etc .......................................................    59
6.1.11. Process Agent ....................................................    60
6.1.12. Debt Service and Support Agreement ...............................    60
6.1.13. Closing Fees, etc ................................................    60

SECTION                      TABLE OF CONTENTS                              PAGE
-------                      -----------------                              ----
                                (CONTINUED)


6.1.14. Construction Milestone Schedule ..................................    60
6.1.15. Legal Opinion of the Counsel to the Borrower .....................    60
6.1.16. Pending Litigation ...............................................    61
6.1.17. Consents; Waivers ................................................    61
6.1.18. Other Documents ..................................................    61
   6.2. Loans Subsequent to the Initial Drawdown .........................    61
 6.2.1. Compliance with Warranties, No Default, etc ......................    61
 6.2.2. Borrowing Request ................................................    62
 6.2.3. Waiver of Liens ..................................................    62
 6.2.4. Borrower Construction Certificates ...............................    62
 6.2.5. Insurance Matters ................................................    63
 6.2.6. No Material Adverse Effect .......................................    63
 6.2.7. Satisfactory Legal Form ..........................................    63
   6.3. Term Loan Closing Date and Refinancing of
        Construction Loans With Term Loans ...............................    63
 6.3.1. Compliance with Warranties, No Default, etc ......................    63
 6.3.2. Term Loan Closing Date Notice ....................................    64
 6.3.3. Completion Certificates ..........................................    64
 6.3.4. Prepayment of Loans ..............................................    64
 6.3.5. Equity Contribution ..............................................    64
 6.3.6. Insurance ........................................................    64
 6.3.7. No Material Adverse Effect .......................................    65
 6.3.8. Project Completion Date ..........................................    65
 6.3.9. Governmental Approvals; Compliance With Governmental
        Rules, etc .......................................................    65
6.3.10. Legal Opinions ...................................................    65
6.3.11. Satisfactory Legal Form ..........................................    65
6.3.12. Notes ............................................................    66

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

   7.1. Representations and Warranties of the Borrower ...................    66
 7.1.1. Project Participant Organization, etc ............................    66
 7.1.2. Due Authorization, Non-Contravention, Compliance with
        Laws, etc ........................................................    67
 7.1.3. Status as a Regulated Facility ...................................    68
 7.1.4. Governmental Approvals and Compliance with
        Governmental Approvals and Governmental Rules ....................    68
 7.1.5. Validity, etc ....................................................    69
 7.1.6. Financial Information ............................................    70
 7.1.7. Litigation, Labor Controversies, etc .............................    70
 7.1.8. No Material Adverse Change .......................................    71
 7.1.9. Title to Project; Ownership and Condition of
        Properties, etc ..................................................    71
7.1.10. Security Documents ...............................................    72

SECTION                      TABLE OF CONTENTS                              PAGE
-------                      -----------------                              ----
                                (CONTINUED)


7.1.11. Taxes ...........................................................     72
7.1.12. Pension and Welfare Plans .......................................     73
7.1.13. Insurance .......................................................     73
7.1.14. Liens ...........................................................     73
7.1.15. Use of Proceeds .................................................     73
7.1.16. Business Activities .............................................     73
7.1.17. Material Agreements; Delivery of Project Documents ..............     73
7.1.18. Projections of Operating Results ................................     74
7.1.19. Restrictive Agreements; Borrower's Ability to
        Complete the Project ............................................     74
7.1.20. Environmental Warranties ........................................     74
7.1.21. Operation of the Project ........................................     76
7.1.22. No Default ......................................................     76
7.1.23. Utilities, etc ..................................................     76
7.1.24. Accuracy of Information .........................................     76
7.1.25. Regulations G, T, U and X .......................................     77
7.1.26. Financial Advisors ..............................................     77


                                  ARTICLE VIII

                            COVENANTS AND AGREEMENTS

   8.1. Affirmative Covenants and Agreements of the Borrower ............     78
 8.1.1. Financial Information, Reports, Notices, etc ....................     78
 8.1.2. Compliance with Governmental Rules, etc .........................     82
 8.1.3. Operation and Maintenance of the Project ........................     83
 8.1.4. Insurance .......................................................     84
 8.1.5. Books and Records ...............................................     95
 8.1.7. Taxes ...........................................................     96
 8.1.8. Essential Technical Information .................................     97
 8.1.9. Operating Logs, etc .............................................     98
8.1.10. Operating Budgets ...............................................     98
8.1.11. Accounts Agreement ..............................................     98
8.1.12. Maintenance of Lien .............................................     98
8.1.13. Performance of Project Documents; Operation .....................     99
8.1.14. Construction of the Project; Performance Tests ..................    100
8.1.15. Use of Proceeds .................................................    100
8.1.16. Payment of Project Costs ........................................    100
8.1.17. Hedging Agreements ..............................................    100
8.1.18. Assignment of Principal Contracts ...............................    100
8.1.19. Financial Statements of Material Project
        Participants ....................................................    101
8.1.20. Steen Construction Contract .....................................    101
8.1.21. Exhibit to Equipment Lease Agreement ............................    101
8.1.22. Revenues of Borrower ............................................    101

SECTION                      TABLE OF CONTENTS                              PAGE
-------                      -----------------                              ----
                                (CONTINUED)


8.1.23. Notice of Default ...............................................    101
   8.2. Negative Covenants ..............................................    101
 8.2.1. Business Activities .............................................    101
 8.2.2. Indebtedness ....................................................    102
 8.2.3. Liens ...........................................................    102
 8.2.4. Investments .....................................................    103
 8.2.5. Restricted Payments; Distributions ..............................    103
 8.2.6. Capital Expenditures, etc .......................................    104
 8.2.7. Issuance of Capital Stock .......................................    104
 8.2.8. Take or Pay Contracts ...........................................    104
 8.2.9. Consolidation, Merger, etc ......................................    104
8.2.10. Asset Dispositions, etc .........................................    104
8.2.11. Certain Agreements and Other Documents ..........................    104
8.2.12. Transactions with Affiliates ....................................    106
8.2.13. Negative Pledges, Restrictive Agreements, etc ...................    106
8.2.14. Bonus Payments ..................................................    107
8.2.15. Certain Matters Related to Project Documents ....................    107
8.2.16. Management Fees .................................................    107


                                   ARTICLE IX

                                EVENTS OF DEFAULT

   9.1. Listing of Events of Default ....................................    107
 9.1.1. Condemnation ....................................................    107
 9.1.2. Non-Payment of Obligations ......................................    107
 9.1.3. Breach of Warranty ..............................................    108
 9.1.4. Non-Performance of Certain Covenants and Obligations ............    108
 9.1.5. Non-Performance of Other Covenants and Obligations ..............    108
 9.1.6. Default on Other Indebtedness ...................................    109
 9.1.7. Judgments .......................................................    109
 9.1.8. Change in Control ...............................................    109
 9.1.9. Bankruptcy, Insolvency, etc .....................................    109
9.1.10. Governmental Approvals and Governmental Rules ...................    110
9.1.11. Impairment of Security, etc .....................................    111
9.1.12. Title to Properties .............................................    111
9.1.13. Final Completion Date ...........................................    111
9.1.14. Trigen Debt Service and Support Agreement .......................    111
9.1.15. Abandonment of Project ..........................................    111
9.1.16. Accounts Agreement ..............................................    111
9.1.17. Closing Date ....................................................    111
   9.2. Action if Bankruptcy ............................................    111
   9.3. Action if Other Event of Default ................................    112
   9.4. Additional Remedies .............................................    112
   9.5. Distribution of Proceeds of Collateral ..........................    114

SECTION                      TABLE OF CONTENTS                              PAGE
-------                      -----------------                              ----
                                (CONTINUED)


                                    ARTICLE X

                                   THE AGENTS

   10.1. Actions ........................................................    115
   10.2. Funding Reliance, etc ..........................................    116
   10.3. Exculpation ....................................................    116
   10.4. Successors .....................................................    117
   10.5. Loans by Agents ................................................    118
   10.6. Credit Decisions ...............................................    118
   10.7. Copies, etc ....................................................    118

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

   11.1. Waivers, Amendments, etc .......................................    118
   11.2. Notices ........................................................    119
   11.3. Payment of Costs and Expenses ..................................    120
   11.4. Indemnification ................................................    121
   11.5. Survival .......................................................    122
   11.6. Severability ...................................................    123
   11.7. Headings .......................................................    123
   11.8. Execution in Counterparts, Effectiveness, etc ..................    123
   11.9. Governing Law; Entire Agreement ................................    123
  11.10. Successors and Assigns .........................................    123
  11.11. Sale and Transfer of Loans and Notes;
         Participation in Loans and Notes ...............................    124
11.11.1. Assignments ....................................................    124
11.11.2. Participation ..................................................    125
  11.12. Other Transactions .............................................    126
  11.13. Non-Recourse Parties ...........................................    126
  11.14. Forum Selection and Consent to Jurisdiction ....................    128
  11.15. Waiver of Jury Trial ...........................................    128

SCHEDULE I       -      Disclosure Schedule
SCHEDULE II      -      Principal Reduction Dates - Term Loans
SCHEDULE III     -      [RESERVED]
SCHEDULE IV      -      Filing Offices
SCHEDULE V       -      Description of the Project

EXHIBIT A        -      Form of Construction Note
EXHIBIT B        -      [RESERVED]
EXHIBIT C        -      Form of Term Note
EXHIBIT D-1      -      Form of Borrowing Request
EXHIBIT D-2      -      Form of Acceptance Request
EXHIBIT E-1      -      Form of Borrower Construction Certificate
EXHIBIT E-2      -      Form of Independent Engineer Construction
                          Certificate
EXHIBIT F        -      Form of Continuation/Conversion Notice
EXHIBIT G        -      Form of Term Loan Conversion Notice
EXHIBIT H        -      Form of Term Loan Closing Date Notice
EXHIBIT I        -      Form of Security Agreement
EXHIBIT J-1      -      Form of Debenture
EXHIBIT J-2      -      Form of Assignment of Book Debts
EXHIBIT J-3      -      Form of Assignment of Principal Contracts
EXHIBIT K-1      -      Form of Pledge Agreement
EXHIBIT K-2      -      Form of Accounts Agreement
EXHIBIT L        -      Form of Debt Service and Support Agreement
EXHIBIT M        -      Form of Assignment Agreement
EXHIBIT N        -      Form of Closing Date Certificate
EXHIBIT O        -      Form of Certificate of Operational Results
EXHIBIT P-1      -      Form of Borrower Completion Date Certificate
EXHIBIT P-2      -      Form of Independent Engineer Completion
                          Certificate
EXHIBIT Q        -      Form of Environmental Certificate
EXHIBIT R        -      [RESERVED]
EXHIBIT S-1      -      Form of Opinion of General Counsel to the
                          Borrower
EXHIBIT S-2      -      Form of Opinion of Canadian Counsel to the
                          Borrower
EXHIBIT S-3      -      Form of Opinion of General Counsel to Trigen

              AMENDED AND RESTATED CREDIT AND ACCEPTANCE AGREEMENT


      THIS AMENDED AND RESTATED CREDIT AND ACCEPTANCE AGREEMENT, dated as of December 20, 1996, among TRIGEN ENERGY CANADA INC., a wholly owned subsidiary of Trigen, organized under the laws of Ontario, Canada (the "Borrower"), the various lending institutions listed on the signature pages hereof under the caption "Lenders" (individually a "Lender" and collectively, together with any Person which becomes a Lender pursuant to Section 11.11, the "Lenders"), SOCIETE GENERALE, NEW YORK BRANCH, as administrative agent (the "Administrative Agent") and SOCIETE GENERALE (CANADA), as collateral agent (the "Collateral Agent") for the Lenders.


                              W I T N E S S E T H:


      WHEREAS, pursuant to the Credit Agreement, dated as of August 23, 1996 (as amended or otherwise modified prior to the date hereof (such capitalized term, and other capitalized terms used in these recitals, to have the meanings provided in Section 1.1), the "Existing Credit Agreement"), among the Borrower, the financial institutions parties thereto on the date hereof (the "Existing Lenders"), Societe Generale, New York Branch, as administrative agent for the Existing Lenders and Societe Generale (Canada), as collateral agent for the Existing Lenders,

            (i) Societe Generale (Canada) (in its capacity as Lender) made loans (the "Existing Construction Loans") to the Borrower, with the outstanding principal amount of Existing Loans on the date set forth in Schedule VI hereto; and

      WHEREAS, pursuant to the Facility Purchase Agreement, the Borrower acquired an energy from waste plant, heat distribution assets and other related assets located in the area in and around Charlottetown on Prince Edward Island from PEIEC and the Government of Prince Edward Island; and

      WHEREAS, the Borrower will refurbish, expand and operate an approximately 350,000 mm Btu per annum waste processing facility which is located in and around Charlottetown on Prince Edward Island; and

      WHEREAS, thermal energy is to be sold to the Government of Prince Edward Island, UPEI and Queens Region Health & Community Services pursuant to the Thermal Energy Services Agreements; and

         WHEREAS, in order to pay the Project Costs to be incurred by the Borrower in connection with the development, refurbishment, expansion, construction and acquisition of the Project, the Borrower desires to obtain Commitments from the Lenders pursuant to which Construction Loans in a maximum aggregate principal amount not to exceed C$32,000,000 and Term Loans in a maximum aggregate amount not to exceed C$28,800,000, will be made to the Borrower on or prior to the applicable Commitment Termination Date for such Commitments; and

      WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth (including Article VI), to extend such Commitments to the Borrower;

      WHEREAS, the Full Availability Date occurred as of November 30, 1996; and

      WHEREAS, the proceeds of such Loans will be used

            (a) in the case of the Construction Loans to pay acquisition costs and Project Costs during the construction, refurbishment, expansion and interconnection of the Project and to fund certain other obligations of the Borrower as more fully set forth in Section 5.9; and

            (b) in the case of Term Loans to repay Construction Loans on the Construction Loan Maturity Date; and

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to (i) amend and restate in its entirety the Existing Credit Agreement in accordance with the terms hereof, (ii) continue as Construction Loans hereunder the Existing Construction Loans, and (iii) extend such Commitments and make Loans to the Borrower and issue Bankers' Acceptances pursuant to such Commitments;

      NOW, THEREFORE, the parties hereto agree as set forth above and as follows:


                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. Certain Defined Terms. The following terms shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof). Any agreement, document or instrument defined or referred to in this Section 1.1 shall include each amendment, modification, restatement, amendment and restatement and supplement thereto, including each waiver or consent, that may be effective from time to time, except as otherwise expressly indicated.


      "Acceptance Fee" means, with respect to any Bankers' Acceptance, the amount equal to the Applicable Margin multiplied by the face amount of such Bankers' Acceptance.

      "Accounts Agreement" means the accounts agreement between the Borrower and the Administrative Agent, substantially in the form of Exhibit K-2 hereto, pursuant to which (i) the Project Accounts are established and (ii) the Borrower grants a first priority security interest in the Project Accounts to the Agents and the Lenders.

      "Additional Project Document" means any material contract or agreement relating to the construction, testing, maintenance, repair, operation, financing or use of the Project or relating to the contribution of capital to the Borrower entered into by the Borrower and any other Person subsequent to the Closing Date.

      "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as a successor Administrative Agent pursuant to Section 10.4.

      "Administrative Agent Fee Letter" means the letter dated as of May 21, 1996, among the Borrower, Trigen and the Administrative Agent, collectively.

      "Advisors to Lenders" means, collectively, the Independent Engineer, the Insurance Consultant, the Environmental Consultant, legal counsel and such other advisors as the Administrative Agent in its reasonable judgment, shall have found necessary to obtain and, so long as no Event of Default has occurred and is continuing, to which the Borrower shall have consented, provided, however, such consent shall not be unreasonably withheld or delayed.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

            (a) to vote 10% or more (or, with respect to Trigen, to vote 25% or more) of the securities or beneficial ownership interests (in each case, on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

            (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Affiliated Project Participant" means the Borrower, Trigen and each Affiliate thereof party to a Project Document.

      "Agents" means the Administrative Agent and the Collateral
Agent, collectively.

      "Agreement" means this Amended and Restated Credit and Acceptance Agreement.

      "Applicable Margin" means with respect to any Loan of any type and at any time of determination, a margin above the interest rate for such type of Loan determined by reference to the number of years that have lapsed since the Closing Date, as follows:

            (a) with respect to Construction Loans for the period from the Closing Date until the Construction Loan Maturity Date, 85 basis points
      (bp) per annum;

            (b) with respect to Term Loans for the period commencing on the Term Loan Closing Date and ending on the fifth anniversary thereof, 95 basis points (bp) per annum;

            (c) with respect to Term Loans for the period commencing on the date after the fifth anniversary of the Term Loan Closing Date and ending on the Term Loan Maturity Date, 120 basis points (bp) per annum; and

            (d) with respect to Term Loans to the extent Loans remain outstanding for the period commencing on the Term Loan Maturity Date and ending on the Final Maturity Date, 320 basis points (bp) per annum.

      "Arrangement Fee" is defined in Section 11.3.

      "Articles of Incorporation" means the Articles of Incorporation of the Borrower dated as of March 17, 1989, in the form of Exhibit J to the Closing Date Certificate.

      "Assignee Lender" is defined in Section 11.11.1.

      "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit M hereto.

      "Assignment of Book Debts" means the assignment of book debts, executed and delivered by the Borrower, substantially in the form of Exhibit J-2 hereto.

      "Assignment of Book Debts Act" means the Assignment of Book Debts Act, R.S.P.E.I. 1988 Cap. A-22, as amended, reformed or otherwise modified from time to time.

      "Assignment of Principal Contracts" means the agreement executed and delivered by the Borrower, among the Borrower, the Collateral Agent, the Government of the Province of Prince Edward Island, UPEI, Queens Region Health and Community Services and Georgetown Timber Ltd., substantially in the form of Exhibit J-3 hereto.

      "Authorized Officer" means, relative to any Project Participant, those of its officers or other authorized representatives whose signatures and incumbency shall have been certified to the Lenders pursuant to Section 6.1.1.

      "Bankers' Acceptance" and "B/A" means a term bill of exchange denominated in Canadian Dollars drawn by the Borrower on the standard form of the Lender accepting it at its Domestic Office; for purposes of clarity, the term "principal" shall mean, with respect to any outstanding Loan in the form of a Bankers' Acceptance, the face amount of such Bankers' Acceptance.

      "Bank of Canada Discount Rate" means, for any period, a fluctuating interest rate per annum (rounded to the nearest 1/100th) equal for each day during such period to the weighted average of the rates on transactions with members of the Bank of Canada as published for such day (or, if such day is not a Business Day in Canada, for the next preceding Business Day in Canada) by the Bank of Canada; provided, however, that if such rates are not so published for any day which is a Business Day in Canada, the rate for such day shall be the average of the quotations for such transactions received by Societe Generale (Canada) (rounded to the nearest 1/100th) on such day from three discount rate brokers of recognized standing selected by it.

      "Board of Governors" means the Board of Governors of the Bank of Canada or any successor thereto.

      "Boiler Plant Operating Agreements" means, collectively, the boiler plant operating agreement, dated August 8, 1995, between the Government of Prince Edward Island and the Borrower and the boiler plant operating agreement, dated August 8, 1995 between the Borrower and UPEI, pursuant to which the boiler plants currently servicing the Thermal System will continue to be operated by their respective present operators.

      "Borrower" is defined in the preamble.

      "Borrower Completion Certificate" means the certificate, in the form of Exhibit P-1 hereto and duly completed and executed by the Borrower.

      "Borrower Construction Certificate" means a Construction Certificate, in the form of Exhibit E-1 hereto and duly completed and executed by the Borrower.

      "Borrowing" means the Loans of the same type and, in the case of Bankers' Acceptances and Canadian Funds Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

      "Borrowing Request" means (i) with respect to Loans other than Bankers' Acceptances, a borrowing request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D-1 hereto and
(ii) with respect to Bankers' Acceptances, a request for the creation of Bankers' Acceptances and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit D-2 hereto.

      "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, Prince Edward Island, Canada or Montreal, Canada.

      "Canadian Code" means the Canadian Income Tax Act, as amended, reformed, or otherwise modified from time to time.

      "Canadian Dollar" and the sign "C$" mean lawful money of Canada.

      "Canadian Funds Rate" means, with respect to one or more Loans to be created on any date, for a specified Interest Period, the annual percentage rate of interest (rounded to the nearest 1/100th) determined at such time by Societe Generale (Canada) as the reference rate of interest for fixed-rate Canadian Dollar commercial loans made by it in Canada for a term equal or approximately equal to such Interest Period and in an amount equal or approximately equal to such Loan or Loans, in respect of which the interest is to be calculated based upon Societe Generale (Canada)'s cost of funds; Societe Generale (Canada)'s Canadian Funds Rate shall be established from time to time by it taking into account such factors (including, without limitation, reserves to the Bank of Canada), which may vary from time to time, as Societe Generale (Canada) shall deem appropriate to the establishment thereof.

      "Canadian Funds Rate Loan" means any Loan bearing interest at the Canadian Funds Rate.

      "Canadian Security Acts" means the Registry Act, the Assignment of Book Debts Act and the Corporation Securities Registration Act, collectively.

      "Capital Expenditures" means, for any period, the sum of the aggregate amount of all expenditures or monetary obligations of the Borrower for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

      "Cash Equivalent Investment" means

            (a) with respect to investments denominated in U.S. Dollars (i) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, Canada, any state or province thereof or any foreign country recognized by the United States of America or Canada having capital, surplus and undivided profits aggregating in excess of US$250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than any Affiliated Project Participant) organized and in existence under the laws of the United States of America, Canada or any foreign country recognized by the United States of America or Canada with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's Investors Service, or A-1 (or higher) according to Standard & Poor's Corporation; (v) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Corporation or A by Moody's Investors Service; (vi) mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above; and (vi) time deposit accounts, certificates of deposit and money market deposits in aggregate face amount not in excess of 1/2 of 1% of total assets of the Borrower and its Subsidiaries, on a combined basis, as of the end of the Borrower's most recently completed Fiscal Year; and

            (b) with respect to investments denominated in Canadian Dollars, (i) direct obligations of Canada or any agency thereof or obligations guaranteed by Canada or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by (A) any bank described in clause (a)(ii) above, (B) any bank listed under Schedule I to the Bank Act (Canada) or (C) any other bank which is organized under the laws of Canada or any province thereof whose long-term debt, or whose parent holding company's long-term debt is rated at least A by Canadian Bond Rating Service, Inc. and the Dominion Bond Rating Service Limited; and (iii) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than any Affiliated Project Participant) organized and in existence under the laws of the United States of America, Canada, any state or province thereof or any foreign country recognized by the United States of America or Canada with a rating at the time as of which an investment therein is made of A1 (or higher) according to Canadian Bond Rating Service, Inc. and R1 (high) according to Dominion Bond Rating Service Limited.

      "Casualty Event" means any of the following events:

            (a) the total loss (whether constructive or actual) of the Project, the Energy Facility or the Thermal System, the total loss of use thereof due to destruction, damage beyond repair of or rendering the Project, the Energy Facility or the Thermal System permanently unfit for normal use for any reason whatsoever; or

            (b) any damage to the Project, the Energy Facility or the Thermal System which results in an insurance settlement with respect to the Project, the Energy Facility or the Thermal System on the basis of an actual or constructive total loss.

      "Casualty/Taking Proceeds" means all compensation, awards and insurance proceeds paid, and other payments made, by any Regulatory Authority or other Person as a result of a Casualty Event, a Partial Casualty Event, a Taking or a Partial Taking (including all proceeds of property insurance, boiler and machinery insurance, builder's risk insurance, and business interruption insurance paid under any insurance policy of the Borrower including those required to be maintained under Section 8.1.4).

      "Change in Control" means

            (a) the failure of Trigen to own, free and clear of all Liens, directly or indirectly, all of the issued outstanding capital stock of the Borrower;

            (b) the creation or imposition of any Lien on any interest in the Borrower (other than pursuant to the Security Documents); or

            (c) the failure of Trigen to remain and function as the sole shareholder of the Borrower, having exclusive control of the Borrower's business and having the right, power and exclusive authority to manage the Borrower's business and take any action necessary to carry out the purposes and business of the Borrower.

      "Change Order" means any order for a material change under, a waiver of or other modification of the work to be performed pursuant to the applicable Construction Contract.

      "Closing Date" means the date on which all conditions precedent, with the exception of (i) the due execution and delivery of the Steen Construction Contract pursuant to Section 6.1.2, (ii) the due execution and delivery of the Assignment of Principal Contracts by each of the Project Participants made a party thereto pursuant to Sections 6.1.2 and 6.1.3, and (iii) the delivery to each of the Lenders and the Agents of the opinion set forth in Section 6.1.15(e), which are set forth in Section 6.1 shall have been satisfied or waived by the Lenders.

      "Closing Date Certificate" means a certificate of an Authorized Officer of the Borrower, substantially in the form of Exhibit N hereto.

      "Collateral" means, collectively, (a) the "Collateral" as defined in each of the Security Agreement, the Accounts Agreement, the Pledge Agreement and the Assignment of Book Debts; (b) the "Mortgaged Property" as defined in the Debenture; (c) the "Principal Contracts" as defined in the Assignment of Principal Contracts; (d) the "Receivables" as defined in the Assignment of Book Debts, (e) the Operating Account and (f) all other collateral of whatever nature purported to be subject to the Lien of the Security Documents.

      "Collateral Agent" means Societe Generale (Canada) in its capacity as Collateral Agent and its designated subagent under the Security Documents, or such other Person as shall be a successor Collateral Agent or subagent thereunder.

      "Commitment" means, as the context may require, a Lender's Construction Loan Commitment or Term Loan Commitment.

      "Commitment Amount" means, as the context may require, the Construction Loan Commitment Amount or the Term Loan Commitment Amount.

      "Commitment Termination Date" means, as the context may require, the Construction Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

      "Commitment Termination Event" means

            (a) the occurrence of any Default with respect to the Borrower described in clauses (a) through (d) of Section 9.1.9; or

            (b) the occurrence and continuance of any other Event of Default and either

                  (i) the declaration of the Loans to be due and payable
            pursuant to Section 9.3, or

                  (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Majority Lenders, to the Borrower that the Commitments have been terminated.

      "Construction Budget" means a budget, prepared and certified by the Borrower of Project Costs expected to be incurred by the Borrower prior to Project Completion in the form attached as Exhibit O to the Closing Date Certificate, as the same may be amended from time to time as provided herein.

      "Construction Contract" means each of the construction contracts listed in
Item 1.1(a) of the Disclosure Schedule (collectively, the "Construction Contracts").

      "Construction Leverage Ratio" means, with respect to the Borrower on any date of determination, the ratio of (a) all Project Costs to (b) the Construction Loan Commitment on such date plus the Equity Contribution made as of such date (if any).

      "Construction Loan Commitment" means, relative to any Lender, such Lender's obligation to make Construction Loans pursuant to Section 2.1.1.

      "Construction Loan Commitment Amount" means, on any date, C$32,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Construction Loan Commitment Termination Date" means the earliest to occur of

            (a)  the Project Completion Date;

            (b) the date on which the Construction Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2;

            (c) the date on which any Commitment Termination Event occurs;

            (d) the Date Certain; or

            (e) the failure of the Full Availability Date to occur.

Upon the occurrence of any event described in clause (c), the Construction Loan Commitments shall terminate automatically and without any further action.

      "Construction Loan Maturity Date" means the first to occur of (i) the Project Completion Date or (ii) the Date Certain.

      "Construction Loans" is defined in Section 2.1.1.

      "Construction Milestone Schedule" means the milestone schedule, in a form reasonably acceptable to the Administrative Agent, attached as an exhibit to the Steen Construction Contract.

      "Construction Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Construction Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Construction Schedule" means the construction schedule for the completion of the Project in the form delivered to the Lenders on the Closing Date and approved by the Lenders in consultation with the Independent Engineer, which schedule shall set forth in reasonable detail all engineering, procurement, construction and start up milestones, the projected dates of commencement and completion of material construction phases or projects, the projected dates of delivery and installation of material equipment and fixtures and the commencement and projected completion times for performance testing.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation/conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit F, hereto.

      "Contract Price" means the total amount to be paid to a Contractor (before penalties and bonuses and indemnities) pursuant to the relevant Construction Contract as set forth therein.

      "Contractor" means each of the Minor Contractors and the Major Contractor, and "Contractors" means the Minor Contractors, together with the Major Contractor, collectively.

      "Corporation Securities Registration Act" means the Corporation Securities Registration Act, R.S.P.E.I. 1988, Cap. C-26, as amended, reformed or modified from time to time.

      "Cost" means, in respect of any Change Order or Work, all costs incurred or to be incurred by the Borrower in respect thereof, including, without limitation, any increase in the Contract Price, any Scheduled Obligations or other costs attributable to a delay in the Construction Schedule or any other cost incurred by the Borrower directly or indirectly as a result of such Change Order or Work.

      "Credit Documents" means this Agreement, the Debt Service and Support Agreement, the Notes, the Pledge Agreement, the Security Documents, the Accounts Agreement, the Option Agreement, all Hedging Agreements entered into with a Lender and all other documents, agreements and instruments supporting, securing or otherwise related to this Agreement and the financing of the Project, including, without limitation, all other mortgages, debentures, assignment agreements, security agreements, depository agreements, pledge agreements, support agreements, guarantees, notes and related instruments and certificates;

provided, however, "Credit Documents" shall not include those Project Documents related solely to the construction or operation of the Project.

      "Date Certain" means December 31, 1997.

      "Debenture" means the debenture between the Borrower and the Collateral Agent, or its designee, executed and delivered by the Borrower substantially in the form of Exhibit J-1 hereto.

      "Debt" means (i) the outstanding and stated principal amount of the indebtedness of the Borrower of the nature referred to in clauses (a), (b) and
(c) of the definition of Indebtedness and (ii) any Contingent Liabilities of the Borrower in respect of any types of Indebtedness described in clause (i).

      "Debt Service and Support Agreement" means the debt service and support agreement among Trigen, the Borrower and the Administrative Agent, dated as of the date hereof, substantially in the form of Exhibit L hereto.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Deficiency Amount" means with respect to any Loan, an amount equal to the difference between the aggregate amount of the Loan outstanding and the Discount Proceeds (as reduced by the Acceptance Fee with respect to such Loan) received by the Borrower in connection with the conversion or continuation of such Loan.

      "Disclosure Schedule" means the Disclosure Schedule attached as Schedule I hereto.

      "Discount Proceeds" means, for any Bankers' Acceptance to be accepted by a Lender, an amount (rounded upwards, if necessary, to the nearest 0.01%) calculated on the date on which such Bankers' Acceptance is made by multiplying:

      (a) the face amount of the Bankers' Acceptance; by

      (b) the quotient of one divided by the sum of one plus the product of:

            (i) the Discount Rate (expressed as a decimal); and

            (ii) a fraction, the numerator of which is the number of days comprised in the term of such Bankers' Acceptance and the denominator of which is 365 or 366, being the number of days in the applicable year;

with such quotient being rounded up or down to the fifth decimal place and .000005 being rounded up.

      "Discount Rate" means, on any date, with respect to any of the Bankers' Acceptances issued and accepted by a Lender on such date and with the same maturity date, the average (as determined by the Societe Generale (Canada)) of the respective discount rates (expressed to two decimal places and rounded upwards, if necessary, to the nearest 0.01%) quoted to Societe Generale (Canada) by each Schedule I Reference Lender as the discount rate at which such Schedule I Reference Lender would, in accordance with its normal practices, at or about 10:00 A.M. (Montreal time), on such day, be prepared to purchase Canadian Dollars bankers' acceptances accepted by such Schedule I Reference Lender having a face amount and term comparable to the face amount and term of such Bankers' Acceptances.

      "Disputed Item" is defined in clause (b) of Section 2.3.

      "Dollar" and the sign "US$" mean the lawful money of the United States.

      "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature to this Agreement or designated in its Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States or Canada as may be designated from time to time by notice from such Lender, as the case may be, to each other Person which is a party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Bankers' Acceptances, Canadian Funds Rate Loans and Fixed Rate Term Loans.

      "Energy Facility" means the existing energy from waste plant together with remote facilities and all assets connected therewith, described in Part A of
Schedule V hereto which provide a total capacity of 350,000 mm Btu per annum.

      "Energy Facility Site" means the site of the Energy Facility located in Prince Edward Island, Canada, in and around Charlottetown.

      "Environmental Certificate" means a certificate of an Authorized Officer of the Borrower, appropriately completed, substantially in the form of Exhibit Q hereto.

      "Environmental Consultant" means R.W. Beck or such other consultant as the Administrative Agent may engage on behalf of the Lenders in connection with the transactions contemplated hereby, including without limitation to examine the plans and specifications of the Project, to make periodic inspections of the Project and to advise and render reports on the Project with respect to compliance with all Environmental Laws.

      "Environmental Laws" means any federal, provincial, municipal and local laws, statutes, by-laws, regulations, orders- in-council, decrees, policies, guidelines and directives applicable in the Province of Prince Edward Island, including, without limitation, the following acts and regulations as they may be amended from time to time: the Canadian Environmental Protection Act, R.S.C. 1985, c. 16 (4th Supp.), the Canadian Environmental Assessment Act, S.C. 1992, c.37, the Environmental Protection Act, R.S.P.E.I. 1988, c. E-9, and the Air Quality Regulations, P.E.I.Reg. EC377/92.

      "EPA" means the Environmental Protection Act, R.S.P.E.I. 1988, Cap. E-9, as amended, and the rules and regulations issued in respect thereto.

      "EPA (Canada)" means the Environmental Protection Act (Canada), as amended, and the rules and regulations issued in respect thereto.

      "Equipment Lease Agreements" means the equipment lease agreement, dated August 8, 1995, between the Government of Prince Edward Island, as represented by the Minister of Transportation and Public Works and the Borrower pursuant to which the Borrower leases certain production equipment, together with the equipment lease agreement, dated August 8, 1995, between UPEI and the Borrower pursuant to which the Borrower leases certain production equipment.

      "Equity Contribution" means, as the context requires, the contribution of equity funds by Trigen to the Borrower pursuant to the Debt Service and Support Agreement (i) on or prior to the Term Loan Closing Date in the amount that will provide the Borrower with funds sufficient to repay 10% of the outstanding principal balance of the Construction Loans on the Construction Loan Commitment Termination Date or (ii) prior to the Term Loan Closing Date in an amount, if any, necessary to achieve Project Completion.

      "Essential Technical Information" is defined in clause (d) of Section
7.1.9.

      "Event of Default" is defined in Section 9.1.

      "Excess Cash Flow" means the amount by which Project Cash Flow exceeds Scheduled Obligations.

      "Existing Construction Loans" is defined in the first recital.

      "Existing Credit Agreement" is defined in the first recital.

      "Existing Lenders" is defined in the first recital.

      "Expansion" means the second phase of refurbishment and expansion of the Energy Facility and the interconnection and integration of equipment, assets and facilities with the Thermal System as described in Part B of Schedule V hereto.

      "Expansion Site" means the site of the Expansion in Prince Edward Island, in and around Charlottetown.

      "Facility Purchase Agreement" means the facility purchase agreement, dated August 8, 1995, among the Borrower, PEIEC and the Government of Prince Edward Island, pursuant to which the Borrower purchased the Energy Facility and the Thermal System.

      "Fee Cap" is defined in Section 11.3.

      "Final Completion Date" means, with respect to each Construction Contract, the date upon which the obligations of the Contractor for such Construction Contract have been complied with in all material respects.

      "Final Maturity Date" means the fifth anniversary of the Term Loan Maturity Date.

      "Fiscal Quarter" means any quarter of a Fiscal Year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

      "Fixed Charge Coverage Ratio" means the ratio, with respect to any Person, for the period twelve months prior to the last day of the Fiscal Quarter, or, for purposes of the Debt Service and Support Agreement, for the period three months prior to the date of determination, of (a) all revenues of such person less operating expenses of such Person to (b) all scheduled principal, interest, fees in respect of Indebtedness or other amounts payable by such Person which are characterized as indebtedness for purposes of GAAP, excluding indebtedness described in Section 8.2.2(b) but including Hedging Agreements and, for purposes of the Debt Service and Support Agreement, which excludes all capitalized interest.

      "Fixed Rate Term Loan" means any Term Loan which, at the election of the Borrower pursuant to the provisions of

Section 2.5, bears interest at a rate quoted by Societe Generale (Canada) and agreed to by the Borrower.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

      "Fuel Agreements" means, collectively, the fuel supply agreement between Georgetown Timber Ltd. and the Borrower for the supply of acceptable wood biomass fuel for an initial term of 30 years and all other fuel agreements, including, without limitation, all fuel agreements for the supply of oil.

      "Full Availability Date" means the date on which (i) all of the conditions precedent set forth in Section 6.1 shall have been satisfied or waived by the Lenders and (ii) the covenants set forth in Sections 8.1.18, 8.1.20 and 8.1.21 shall have been satisfied or waived by the Lenders.

      "GAAP" means generally accepted accounting principles consistently applied in Canada, as in effect from time to time.

      "Governmental Approval" means any action, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Regulatory Authority.

      "Governmental Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental authorization including any conditions thereof, restriction or any similar form of published or otherwise known decision of or determination by, or any interpretation or administration of any of the foregoing by, any Regulatory Authority, whether now or hereafter in effect (including, without limitation, any Environmental Law).

      "Guarantee Agreement" means the guarantee agreement, dated August 8, 1995, among Trigen, The Province of Prince Edward Island and PEIEC, pursuant to which Trigen guarantees the
Borrower's completion of the Expansion.

      "Hazardous Material" means

            (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls;

            (b) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous air pollutants", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "pollution", "pollutants", "regulated substances", or words of similar import, under Environmental Laws, including, but not limited to the EPA and the EPA (Canada) and the City of Charlottetown By-laws Respecting Materials Transported in Sewer Lines (formerly the Water and Sewage Act); or in the regulations promulgated pursuant to said laws; or in the laws or regulations of the Province of Prince Edward Island or political subdivisions thereof that are the counterparts to the federal laws and regulations; and

            (c) any other chemical, material, substance or waste declared to be a hazardous, toxic or polluting material by any Regulatory Authority, the release, emission, discharge, treatment of, storage, application of, use, exposure to which is now or hereafter prohibited, limited or regulated by any governmental authority.

      "Hedging Agreements" means, with respect to any Person, all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "Hedging Breakage Fees" means any settlement amounts or other breakage or termination fees payable by the Borrower under any Hedging Agreement in connection with any unwinding, breach or termination thereunder.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Project Document refer to such Project Document as a whole and not to any particular Section, paragraph or provision of such Project Document.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Project Participant, any qualification or exception to such opinion or certification

            (a)  which is of a "going concern" or similar nature;

      or

            (b) which relates to the limited scope of examination of matters relevant to such financial statement.

      "including" means including without limiting the generality of any description preceding such term, and, for purposes of each Project Document, the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indemnification Agreement" means the indemnification agreement between PEIEC and the Borrower, dated August 8, 1995, pursuant to which the Borrower agreed to indemnify PEIEC with respect to any losses PEIEC may suffer in connection with the termination of employment or laying off of employees employed by UPEI.

      "Indebtedness" of any Person means, without duplication:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as indebtedness;

            (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

            (e) net liabilities of such Person under all Hedging Agreements;

            (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements or under other agreements which, for federal tax purposes, are characterized as indebtedness), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of the Project Documents, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

      "Indemnified Liabilities" is defined in Section 11.4.

      "Indemnified Parties" is defined in Section 11.4.

      "Independent Engineer" means R.W. Beck, or such other consultant as the Administrative Agent may engage on behalf of the Lenders in connection with the transactions contemplated hereby, including without limitation to examine the plans and specifications of the Project, proposed changes in such plans and specifications and cost breakdowns and estimates, to make periodic inspections of the work on and operation of the Project on behalf of the Lenders, to confirm compliance with Environmental Laws, to monitor the operation and maintenance of the Project and to advise and render reports to the Lenders concerning the same and to perform other tasks set forth in the Project Documents.

      "Independent Engineer Completion Certificate" means the certificate, substantially in the form of Exhibit P-2 hereto and duly completed and executed by the Independent Engineer.

      "Independent Engineer Construction Certificate" means a Construction Certificate, in substantially the form of Exhibit E-2 hereto and duly completed and executed by the Independent Engineer.

      "Initial Construction Loan Commitment" is defined in Section 2.1.3(a).

      "Insurance" means the insurance held by the Borrower in accordance with
Section 8.1.4.

      "Insurance Consultant" means Alexander & Alexander of California, Inc. or any other Person from time to time appointed by the Administrative Agent to act as Insurance Consultant to the Lenders for the purposes of this Agreement.

      "Interest Period" means, relative to any Loan, the period beginning on (and including) the date on which such Loan is made pursuant to Section 2.3 or
Section 3.3, as applicable or converted or continued pursuant to Section 2.4 and shall end on (but exclude) the day which is 30, 60, 90 or 180 days thereafter, as the Borrower may select in its relevant notice pursuant to Section 2.3, 2.4 or 3.3; provided, however,

            (a) the Borrower shall not have in effect more than three Interest Periods at any one time;

            (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; and

            (c) no Interest Period may end later than the Construction Loan Maturity Date in the case of Interest Periods for Construction Loans, or the final scheduled maturity thereof, in the case of Interest Periods for Term Loans.

      "Investment" means, relative to any Person,

            (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); and

            (b) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "Lender" means any of the Lenders listed on the signature pages hereof, subject to the provision of Section 11.11.1 with respect to which any Person may become or cease to be a Lender, and "Lenders" means all such Lenders.

      "Lien" means any security interest, mortgage, debenture, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

      "Loans" means, as the context may require, either a Construction Loan or a Term Loan, of any type.

      "Maintenance Logs" is defined in Section 8.1.9.

      "Maintenance Schedule" has the meaning assigned to that term in the Closing Date Certificate, as the same may be amended from time to time with the consent of the Majority Lenders.

      "Major Contractor" means Steen Contractors Limited.

      "Major Maintenance" means those items of major maintenance or overhaul set forth in the Maintenance Schedule.

      "Majority Lenders" means, at any time, Lenders holding at least 662/3% of the then aggregate principal amount of Loans outstanding under the Project Credit Facility, or if no such principal amount is outstanding, Lenders having at least 662/3% of the Project Credit Facility Commitments.

      "Management Fees" means all fees payable by the Borrower to Trigen; provided, that such fees are of the nature of the management fees disclosed in the projections delivered to the Agents on the Closing Date pursuant to the Closing Date Certificate.

      "Material Adverse Effect" with respect to any Person means a material adverse effect on

            (a) the Energy Facility, the Thermal System, the Expansion or the Project;

            (b) the business, operations, prospects, condition (financial or otherwise) or Property of the Borrower and Trigen;

            (c) the ability of such Person to perform its obligations under any material Project Document to which it is a party;

            (d) the validity or enforceability of any material Project Document;

            (e) the rights and remedies of the Lenders and the Agents under any of the Project Documents; or

            (f) the security provided to the Collateral Agent, for the benefit of the Secured Parties, under the Security Documents.

      "Material Compliance" and "Comply, Complied, Complied with in All Material Respects" or "Compliance in All Material Respects" means general compliance with applicable Governmental Approvals, Governmental Rules or Permits, as the case may be, and for which any noncompliance is not significant and in any event does not result in a Material Adverse Effect.

      "Material Project Participant" shall mean each of (a) the Borrower, (b) Trigen, (c) the Major Contractor, (d) PEIEC, (e) Georgetown Timber Ltd., (f) The Government of Prince Edward Island, (g) Queens Region Health & Community Services, (h) UPEI and (i) Prince Edward Home; provided, however, that, except with respect to the Borrower, any Material Project Participant which has fully discharged its duties under a Project Document (whether through performance or replacement as permitted therein), if such Project Document has terminated by its terms (other than as a result of a default by such Material Project Participant thereunder), such Project Participant shall thereafter not be deemed to be a Material Project Participant.

      "Minor Contractors" means, collectively, each of the Contractors set forth on Item 1.1(b) of the Disclosure Schedule.

      "Minor Costs" means individual costs incurred by the Borrower with respect to the Project in an amount less than C$100,000.

      "Minor Expenses" means individual budgeted expenses in an amount less than C$100,000.

      "Net Disposition Proceeds" means, with respect to any disposition of assets of the Borrower, the excess of

            (a) the gross proceeds (with any non-cash consideration being valued at the fair market value thereof) received by the Borrower from such disposition over

            (b) the sum of all fees and expenses incurred (or reasonably expected to be incurred) in connection with such disposition.

      "Non-Affiliated Project Participant" means any Project Participant other than an Affiliated Project Participant.

      "Non-Recourse Parties" is defined in Section 11.13.

      "Note" means, as the context may require, a Construction Note or a Term Note, and "Notes" means all such Notes.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower to the Secured Parties arising under or in connection with each Project Document; for purposes of clarity, the term "principal" shall mean, with respect to any outstanding Loan in the form of Bankers' Acceptances, the face amount of such Bankers' Acceptance.

      "Operating Account" means the cash account established pursuant to the Accounts Agreement to receive all Project Revenues and to pay Project Costs and Project Expenses.

      "Operating Budget" is defined in Section 8.1.10.

      "Operating Logs" is defined in Section 8.1.9.

      "Operating Revenues" means, for any period, the sum for such period of the amounts described in clauses (a), (b), (c) and (g) of the definition of "Project Revenues" set forth in the Accounts Agreement, plus all revenues of the Borrower during such period received or in respect of the Project or the Project Documents.

      "Option Agreement" means the option agreement between Trigen and the Borrower, substantially in the form of Exhibit A to the Security Agreement.

      "Organizational Document" means, relative to any Project Participant, its partnership agreement, certificate of limited partnership, its certificate of incorporation, its charter, letters patent or organizational documents, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other beneficial interests therein.

      "Partial Casualty Event" means any loss, damage to or loss of use of the Project, the Thermal System, the Expansion or the Energy Facility (or any portion thereof), which is not a Casualty Event.

      "Partial Taking" means any condemnation, confiscation, seizure or requisition of title to or use of the Project, the Thermal System, the Expansion or the Energy Facility by any governmental authority under power of eminent domain or otherwise, which is not a Taking.

      "Participant" is defined in Section 11.11.2.

      "PEIEC" means Prince Edward Island Energy Corporation, a corporate body incorporated by a special act of the legislative assembly of the Province of Prince Edward Island.

      "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to
Section 11.11.

      "Performance Liquidated Damages" means all payments of liquidated damages or penalties, warranties, guarantees or fees payable by a Contractor to the Borrower, pursuant to the terms of the relevant Construction Contract, if any.

      "Permits" means all permits, licenses, approvals and other authorizations issued by any Regulatory Authority listed in Item 7.1.4(a) ("Permits") of the Disclosure Schedule or any other Governmental Approval subsequently acquired or obtained.

      "Person" means any natural person, corporation, partnership, firm, association, company, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Pledge Agreement" means the Pledge Agreement between Trigen and the Collateral Agent executed and delivered pursuant to Section 6.1.3, in substantially the form of Exhibit K-1 hereto.

      "Project" means, collectively, the Energy Facility, the Thermal System and the Expansion.

      "Project Accounts" has the meaning assigned to the term "Accounts" in the Accounts Agreement.

      "Project Cash Flow" means, for any three month period, the excess of

            (a) Project Revenues for such period;

over

            (b) Project Expenses for such period.

      "Project Completion" and "Project Completion Date" means the first date on which all of the following events have occurred:

            (a)   (i)   the Project (and all components thereof) shall have been
                        completed and accepted by the Borrower;

                  (ii) the Borrower shall have certified to the Administrative Agent (A) physical completion of the Project (and all components thereof), (B) the satisfactory completion of Start-Up Tests and (C) the conformity of the Project (and each of the Energy Facility, the Expansion and the Thermal System) to the plans and specifications therefor and made a part of the Construction Contracts;

                  (iii) the Independent Engineer shall have failed to object to the Borrower's certification pursuant to clause (ii) above within 30 days after the date of such certification; and

                  (iv) all Project Costs have been paid in full, or funds sufficient to pay the Project Costs shall have been deposited in escrow;

            (b) Trigen, or a related party, shall have made the required Equity Contribution at no additional cost or charge to the Borrower, in cash and reasonably satisfactory to the Administrative Agent;

            (c) no Default or Event of Default shall exist under this Agreement or any other Credit Document and the representations and warranties of the Borrower and of Trigen made as of the Closing Date under any of the Credit Documents to which it is a party, shall be true and correct in all material respects;

            (d) all Permits with respect to use, ownership and operation of the Project at its full rate capacity shall have been obtained, shall be in full force and effect and shall not be subject to material litigation; and

            (e) the Project Documents shall be in full force and effect, no default by any party shall be in existence and all conditions precedent to the obligations of each party shall have been satisfied.

      "Project Costs" means all costs and expenses to the extent budgeted, (other than Minor Costs or Minor Costs in an aggregate amount less than C$250,000 in any quarterly period as to which no prior approval or budget is required) to be incurred by the Borrower to finance and complete the Project in the manner contemplated by the Project Documents, including, without limitation, (i) all construction, acquisition and refurbishment costs of the Project, including all amounts payable under any Construction Contract, interconnection and transmission costs, expenses associated with real estate and security deposits;
(ii) approved Project development expenses; (iii) start-up costs, initial fuel supply and working capital costs; (iv) all Project-related costs and expenses to complete construction and financing of the Project; (v) spare parts inventory costs, (vi) Scheduled Obligations during construction and (vii) all related legal, advisory and other transaction costs of the Borrower and the Lenders.

      "Project Credit Facility" means the Construction Loans together with the Term Loans.

      "Project Credit Facility Commitment" means the Construction Loan Commitment, together with the Term Loan Commitment.

      "Project Documents" means, collectively, the Credit Documents, the Fuel Agreements, the Waste Processing Agreement, the Thermal Energy Services Agreements, the Guarantee Agreement, the Indemnification Agreement, the Boiler Plant Operating Agreements, the Equipment Lease Agreements, the Facility Purchase Agreement, the Construction Contracts, the Insurance, the Debt Service and Support Agreement, any other material agreement necessary for the construction or operation of the Project, each Additional Project Document and any agreement entered into with the consent of the Majority Lenders in replacement of any of the foregoing.

      "Project Expenses" means, to the extent budgeted, other than Minor Expenses, or Minor Expenses in aggregate amount less than C$250,000 in any quarterly period as to which no prior budget or approval is required, collectively all

            (a) general expenses of administering, managing and operating the Project and of maintaining it in good repair and operating condition (excluding, for purposes of calculating Excess Cash Flow, Management Fees from and after the tenth anniversary of the Commitment Termination Date);

            (b)  fuel procurement and transportation costs;

            (c) direct operating and maintenance costs of the Project, including operations fees and major maintenance expenses;

            (d)  insurance costs;

            (e) all taxes, with respect to the Project, payable by the Borrower;

            (f) sales and excise taxes payable by the Borrower (other than taxes imposed on or measured by income or receipts);

            (g)  franchise taxes payable by the Borrower;

            (h) costs and fees incurred in connection with obtaining and maintaining in effect the Governmental Approvals;

            (i) working capital requirements funded from cash flow;

            (j) legal, accounting and other professional fees incurred in connection with any of the foregoing items;

            (k) spare parts inventory costs; and

            (l) security deposits made pursuant to the terms of any Project Document or otherwise in the ordinary course of business.

      "Project Participant" means each Material Project Participant and all other parties to the Project Documents or the Credit Documents (other than the Agents and the Lenders); provided, however, that each of the foregoing (other than the Borrower) shall only be a "Project Participant" or otherwise considered a party to the Project Documents until such time that all of its obligations are discharged under such Project Document or it is otherwise replaced as permitted therein.

      "Project Revenues" means the sum of payments earned pursuant to the Waste Processing Agreement, the Thermal Energy Service Agreements, sales of other Thermal System products plus interest income and all other income of the Project.

      "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

      "Registry Act" means the Registry Act, R.S.P.E.I. 1988 Cap. R-10, as amended, reformed or modified from time to time.

      "Regulatory Authority" means any national, state, provincial or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, other regulatory bureau, authority, body or entity, including the Canadian Deposit Insurance Corporation, the Board of Governors, the Bank of Canada, the U.S. Federal Deposit Insurance Corporation, the Comptroller of the Currency, the F.R.S. Board, any central bank or any comparable authority.

      "Regulatory Records" is defined in Section 8.1.9.

      "Replacement Project Participant" means, with respect to any Project Participant, any Person reasonably satisfactory to the Majority Lenders which, pursuant to an agreement reasonably satisfactory to the Majority Lenders, assumes the obligation of purchasing or providing the services or products on terms and conditions no less favorable to the Borrower than those which such Project Participant is obligated to purchase or provide pursuant to the Project Document to which such Project Participant is a party.

      "Schedule I Reference Lender" means each of The Bank of Nova Scotia, The Bank of Montreal, Toronto Dominion Bank, Canadian Imperial Bank of Commerce and Royal Bank of Canada.

      "Scheduled Obligations" means, for any period, the sum of (i) all amounts payable by the Borrower during such period pursuant to Sections 4.1, 4.2 and 4.3 and (ii) net payments under any Hedging Agreement entered into with a Lender.

      "Secured Parties" means the Agents and the Lenders.

      "Security Agreement" means the Security Agreement executed and delivered by the Borrower and the Collateral Agent, substantially in the form of Exhibit I hereto.

      "Security Documents" means, individually and collectively, the Security Agreement, the Debenture, the Assignment of Book Debts, the Assignment of Principal Contracts, the Accounts Agreement, the Pledge Agreement, and all financing statements required by the Security Documents and all other documents, agreements and instruments supporting, securing or otherwise related to such Security Agreements, including, without limitation, all other mortgages, debentures, assignment agreements, security agreements, depository agreements, accounts agreements, pledge agreements, support agreements, guarantees and related instruments and certificates; provided, however, "Security Documents" shall not include those agreements related solely to the construction and operation of the Project.

      "Segregated Account" is defined in Section 8.1.19.

      "Site" means the Energy Facility Site, the Expansion and the Thermal System Site, collectively.

      "Start Up Tests" means the tests or standards set forth in the relevant Construction Contract which must be successfully met prior to the Final Completion Date of such Construction Contract.

      "Stated Maturity Date" means the Construction Loan Maturity Date or the Term Loan Maturity Date, as applicable.

      "Steen Construction Contract" means the construction contract, approved by the Administrative Agent and the Independent Engineer on or prior to the Full Availability Date (such approval not to be unreasonably withheld or delayed), between the Borrower and Steen Contractors Limited, substantially in the form attached as Exhibit B to the Closing Date Certificate.

      "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "Substantial Completion Date" means, with respect to each Construction Contract, the date (if any) on which such Construction Contract is deemed to be substantially complete pursuant to the terms of such Construction Contract.

      "Survey" is defined in clause (d) of Section 6.1.3.

      "Taking" means any of the following events with respect to the Project, the Energy Facility, the Expansion or the Thermal System:

            (a) any permanent taking by eminent domain of such scope (i) that the untaken portion of the Project, the Energy Facility, the Expansion or the Thermal System is insufficient to permit the economic restoration of the Project, the Energy Facility, the Expansion or the Thermal System, as the case may be, so that the untaken portion shall not have the capacity and functional ability to perform in all material respects, on a continuing basis, in normal commercial operation, the functions which the

      Project, the Energy Facility, the Expansion or the Thermal System performed prior to such taking, (ii) that deprives the remaining portion of the Project, the Energy Facility, the Expansion or the Thermal System of adequate access or egress or (iii) that causes the remaining portion of the Project, the Energy Facility, the Expansion or the Thermal System not to be in Material Compliance with any Governmental Rule; or

            (b) as a result of any Governmental Rule, the use of the Project, the Energy Facility, the Expansion or the Thermal System in the normal course of the business of the Borrower shall have been prohibited, directly or indirectly, for a period of 30 consecutive days, unless the Borrower, prior to the expiration of such 30-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Project by the Borrower or, in any event, the use of the Project, the Energy Facility, the Expansion or the Thermal System shall have been prohibited, directly or indirectly, for a period of two consecutive months.

      "Taxes" is defined in Section 5.5.

      "Term Loan" is defined in Section 2.1.2.

      "Term Loan Closing Date" means the date on which all of the conditions precedent set forth in Section 6.3 shall have been satisfied or waived by the Lenders provided, however, that such date may be no later than the Date Certain.

      "Term Loan Closing Date Notice" means the notice of the Borrower to the Administrative Agent to refinance the Construction Loans with Term Loans on the Term Loan Closing Date, substantially in the form of Exhibit H hereto.

      "Term Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term Loans pursuant to Section 2.1.2.

      "Term Loan Commitment Amount" means, on any date, an aggregate principal amount not to exceed C$28,800,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Term Loan Commitment Termination Date" means the earliest of

            (a)  the Date Certain;

            (b) the date on which the Term Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (c), the Term Loan Commitments shall terminate automatically and without any further action.

      "Term Loan Conversion Notice" means a notice of conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit G hereto.

      "Term Loan Maturity Date" means the tenth anniversary of the Term Loan Closing Date, provided that such date shall be no later than March 31, 2008.

      "Term Loans" is defined in Section 2.1.2.

      "Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit C hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Thermal Energy Service Agreements" means each of the thermal service agreements, dated August 8, 1995, for a term of thirty years between the Borrower and each of Queens Region Health Community Services, the Government of Prince Edward Island, represented by the Minister of Transportation and Public Works and UPEI, respectively, pursuant to which thermal energy produced by the Project will be sold to local customers.

      "Thermal System" means the three distinct heating systems the Borrower acquired, pursuant to the Facility Purchase Agreement, from PEIEC in the area in and around Charlottetown on Prince Edward Island, as described in Part C of
Schedule V hereto.

      "Thermal System Site" means the site or sites of the Thermal System located in Prince Edward Island and all assets connected therewith, in and around Charlottetown.

      "Trigen" means Trigen Energy Corporation, a U.S. corporation, incorporated under the laws of Delaware.

      "type" means, (i) with respect to any Loan other than a Bankers' Acceptance, the portion thereof, if any, being maintained as a Canadian Funds Rate Loan or a Fixed Rate Term Loan, and, (ii) with respect to Bankers' Acceptances, the aggregate face amount of the outstanding Bankers' Acceptances accepted by the Lenders.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "UPEI" means the University of Prince Edward Island.

      "Waste Processing Agreement" means the waste processing agreement, dated August 8, 1995, between the Borrower and the Government of Prince Edward Island, as represented by the Minister of Environmental Resources, pursuant to which the Borrower shall receive a minimum monthly amount of acceptable waste.

      "Work" is defined in Section 4.2 of the Accounts Agreement.

      SECTION 1.2. Cross-References; Other References. Unless otherwise specified,

            (a) references in this Agreement and in each other Project Document to any Article or Section are references to such Article or Section of this Agreement or such other Project Document, as the case may be;

            (b) references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition; and

            (c) references to any of the Project Documents are references to any such documents as the same are amended, modified or supplemented from time to time.

      SECTION 1.3. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Project Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.


                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article VI), each Lender, severally and not jointly, agrees to make Loans pursuant to the Commitments described in this Section 2.1.

      SECTION 2.1.1. Construction Loan Commitment. From time to time on any Business Day occurring on or prior to the Construction Loan Commitment Termination Date, each Lender will make Loans or create Bankers' Acceptances (relative to such Lender, its "Construction Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Construction Loans as requested by the Borrower to be made on such day, subject to Section 2.1.3. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Construction Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Construction Loans.

      SECTION 2.1.2. Term Loan Commitment. On the Term Loan Closing Date, each Lender will make Loans or create Bankers' Acceptances (relative to such Lender, its "Term Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.2 is herein referred to as its "Term Loan Commitment". No amounts paid or prepaid with respect to the Term Loans may be reborrowed.

      SECTION 2.1.3. Lenders Not Permitted or Required To Make the Loans. No Lender shall be permitted or required

            (a) to make any Construction Loan if, after giving effect thereto, the aggregate original principal amount of all the Construction Loans,

                  (i) of all Lenders made from and including the Closing Date would exceed the Construction Loan Commitment Amount, or

                  (ii) of such Lender made from and including the Closing Date would exceed such Lender's Percentage of the Construction Loan Commitment Amount;

                  (iii) of all Lenders made from and including the Closing Date until the Full Availability Date would exceed C$6,000,000 (the "Initial Construction Loan Commitment") or

                  (iv) of such Lender made from and including the Closing Date until the Full Availability Date would exceed such Lender's Percentage of the Initial Construction Loan Commitment; or

            (b) to make any Term Loan if, after giving effect thereto, the aggregate original principal amount of all the Term Loans,

                  (i) of all Lenders would exceed the Term Loan Commitment
            Amount, or

                  (ii) of such Lender would exceed such Lender's Percentage of the Term Loan Commitment Amount.

      SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

            (a) All Commitments will be automatically reduced to zero upon the occurrence of a Casualty Event or Taking requiring the repayment in full of all Loans pursuant to clause (a) of Section 4.1.2.

            (b) Upon the full utilization of the Construction Loan Commitment, the Construction Loan Commitment will be terminated.

            (c) The Term Loan Commitment will terminate on the Term Loan Closing Date on the first to occur of (i) Construction Loans are refinanced by Term Loans or (ii) 12:00 midnight on the Term Loan Closing Date.

      SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Collateral Agent (with a copy to the Administrative Agent) on or before 10:00 a.m. (Montreal time), on a Business Day, the Borrower may from time to time irrevocably request, on not less than two nor more than five Business Days' notice, that a Borrowing be made in Canadian Dollars in a minimum face amount of C$1,000,000 and in integral multiples of the C$100,000, except in the case of Borrowings solely to pay interest, fees or other amounts due hereunder to the Administrative Agent, Collateral Agent, or any Lender, in which case such minimum and integral multiples shall not apply, in the unused amount of the Commitment Amount. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 noon (Montreal time) on such Business Day each Lender shall deposit with the Collateral Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made into a Canadian dollar account which the Collateral Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Collateral Agent shall deposit such funds into the Operating Account in accordance with the terms of the Accounts Agreement. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

            (a) In addition to the requirements set forth above, with respect to all Construction Loans other than Construction Loans applied solely for the payment of Scheduled Obligations, the Borrower shall have delivered to the Independent Engineer and the Administrative Agent with the Borrowing Request in respect of such Loan a Borrower Construction Certificate designating, among other things, the application of the proceeds of such Borrowing. Not more than one Business Day prior to the date of such Loan, following a brief review of the Borrower Construction Certificate, the Administrative Agent shall provisionally accept or reject such Borrower Construction Certificate; provided, however, any provisional acceptance of such Borrower Construction Certificate does not bar a later rejection by the Administrative Agent of such Borrower Construction Certificate.

            (b) On the first day of each Fiscal Quarter, the Independent Engineer shall deliver to the Administrative Agent and the Lenders an Independent Engineer's Construction Certificate with respect to all Loans made since the previous delivery of a notice pursuant to this Section 2.3(b) affirming (i) satisfactory construction progress as measured against the milestone schedule in each Construction Contract, (ii) that the amount of projected Project Costs does not exceed funds available to complete the Project and (iii) that the Project will be completed on or prior to the Final Completion Date or, in the event that the Independent Engineer has a dispute with any item in the Borrower Construction Certificate delivered as set forth above or the Borrower Construction Certificate has been provisionally rejected as set forth above, the Independent Engineer shall, notwithstanding such dispute, deliver the relevant Borrower's Construction Certificate and the Independent Engineer's Certificate (noting any such dispute) and immediately notify the Administrative Agent of such dispute. If such disputed item shall cause the Administrative Agent to reject a portion of such Borrower Construction Certificate (each a "Disputed Item"), then, upon the next request for Construction Loans, the Lenders shall make available to the Borrower an amount of Construction Loans equal to the requested Borrowing minus the aggregate amount of the Disputed Items. Not more than two Business Days after the Administrative Agent shall have received notice of such Disputed Item from the Independent Engineer, the Administrative Agent shall consult with the Borrower and the Independent Engineer to resolve such Disputed Item. In the event that the Administrative Agent, the Borrower and the Independent Engineer cannot resolve such Disputed Item within three Business Days, then (i) the Borrower may resubmit such Disputed Item with the next requested Borrowing or (ii) submit such disputed item for resolution to the Independent Engineer and the Borrower's independent engineering consultant and, following a mutually agreed determination by the Independent Engineer and the Borrower's independent engineering consultant, such disputed item shall be paid or resubmitted with the next requested Borrowing.

      SECTION 2.4. Continuation/Conversion Elections. By delivering a Continuation/Conversion Notice to the Collateral Agent (with a copy to the Administrative Agent) on or before 10:00 a.m. (Montreal time) on a Business Day, the Borrower may from time to time irrevocably elect, subject to the provisions of Sections 3.6, 3.10 and 3.11, on not less than two nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of C$1,000,000 and an integral multiple of C$100,000 (except in the case of Borrowings solely to pay interest, fees or other amounts due hereunder to the Administrative Agent, Collateral Agent, or any Lender, in which case such minimum and integral multiples shall not apply), of (a) any Loan be continued as a Loan of the same type and specified Interest Period, (b) any Canadian Funds Rate Loan be converted to Bankers' Acceptances or (c) any Bankers' Acceptance be converted to a Canadian Funds Rate Loan. In the absence of delivery of a Continuation/Conversion Notice with respect to any Loan at least two Business Days before the last day of the then current Interest Period with respect thereto, such Loan shall, on such last day, automatically convert to a Canadian Funds Rate Loan with an Interest Period of three months duration; provided, however, with respect to the conversion of Bankers' Acceptances, such Canadian Funds Rate Loan shall be in an amount equal to the face amount of such converted Bankers' Acceptance. Each such continuation or conversion shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued or converted when any Default has occurred and is continuing or beyond the Stated Maturity Date.

      SECTION 2.5. Term Loan Conversion Election. On a date no more than ten Business Days prior to the Term Loan Closing Date and at any time on or after the Term Loan Closing Date, subject to the provisions of Sections 3.6, 3.10 and 3.11, the Borrower may request Societe Generale (Canada) to quote a rate for a Fixed Rate Term Loan to be made hereunder from the Term Loan Closing Date or such other later date, as the case may be, until Stated Maturity Date. By delivering a Term Loan Conversion Notice to the Collateral Agent (with a copy to the Administrative Agent) on or before 10:00 a.m. (Montreal time) the Borrower may irrevocably elect, on not less than two nor more than ten Business Days' notice prior to the Term Loan Closing Date or at any date on or after the Term Loan Closing Date, that the Term Loan be converted into a Fixed Rate Term Loan at such quoted rate; provided, however, with respect to the conversion of Bankers' Acceptances, such Fixed Rate Term Loan shall be in an amount equal to the face amount of the converted Bankers' Acceptances; provided, further, however, that (x) subject to Section 5.1, such conversion shall be pro rated among the applicable outstanding Loans of all Lenders, (y) no portion of the outstanding principal amount of any Loans may be converted into a Fixed Rate Term Loan in the event any Default has occurred and is continuing and
(z) the Borrower shall reimburse each Lender for any amount payable with respect to Hedging Breakage Fees (if any) then due and payable to Lenders.

      SECTION 2.6. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert the Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Loans, so long as no additional costs which would be passed on to the Borrower shall be incurred; provided, however, that such Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

      SECTION 2.7.  Notes.

            (a) Construction Note. Each Lender's Loans under a Construction Loan Commitment shall be evidenced by a Construction Note and/or one or more Bankers' Acceptances in Canadian Dollars payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Construction Loan Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

            (b) Term Notes. Each Lender's Loans under a Term Loan Commitment shall be evidenced by a Term Note and/or one or more Bankers' Acceptances in Canadian Dollars payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Term Loan Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and, if applicable, Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.


                                   ARTICLE III

                              BANKERS' ACCEPTANCES

      SECTION 3.1. Power of Attorney for the Execution of Bankers' Acceptances. To facilitate the utilization of the Project Credit Facility through Bankers' Acceptances, upon the receipt by the Collateral Agent of any Borrowing Request, any Continuation/Conversion Notice or any Term Loan Conversion Notice with respect to Bankers' Acceptances, the Borrower hereby appoints each Lender as its mandatary to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of Bankers' Acceptances. In this respect, it is each Lenders' responsibility to maintain an adequate supply of blank forms of Bankers' Acceptances for acceptance under this Agreement. The Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by a Lender shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by an Authorized Officer of the Borrower. Each Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted and purchased by such Lender. No Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of the Lender or its officers, employees, agents or representatives. Each Lender shall maintain a record with respect to Bankers' Acceptances (1) voided by such Lender for any reason, (2) accepted and purchased by it hereunder, and (3) cancelled at their respective maturities. Each Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Lender. On request by or on behalf of the Borrower, a Lender shall cancel all forms of Bankers' Acceptances which have been pre-signed or pre-endorsed on behalf of the Borrower and which are held by the said Lender and are not required to be issued in accordance with the Borrower's irrevocable Borrowing Request.

      SECTION 3.2. Execution of Bankers' Acceptances. Drafts of the Borrower to be accepted as Bankers' Acceptances hereunder shall be signed as set forth in Section 3.1. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for any of the Lenders or the Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Borrower.

      SECTION 3.3. Issuance of Bankers' Acceptances. Promptly following receipt of a Borrowing Request or Continuation/Conversion Notice in respect of Bankers' Acceptances, the Collateral Agent shall so advise the Lenders and shall advise each Lender of the aggregate face amount of the Bankers' Acceptances to be accepted or advanced by it and the applicable Interest Period (which shall be identical for all Lenders). The aggregate face amount of the Bankers' Acceptances to be accepted or advanced by a Lender shall be determined by the Collateral Agent by reference to the respective Percentages of the Lenders; provided, however, no Lender shall be permitted or required to accept or advance Bankers' Acceptances unless such acceptance or advance is permitted under
Section 2.1.3.

      SECTION 3.4. Purchase of Bankers' Acceptances and Payment of the Acceptance Fee. Upon acceptance of a Bankers' Acceptance by a Lender, such Lender shall purchase, or arrange the purchase of, each Bankers' Acceptance from the Borrower at the Discount Rate applicable to such Bankers' Acceptance accepted by it and provide to the Collateral Agent the Discount Proceeds for deposit, subject to the provisions of Section 3.8, into the Operating Account of the Borrower. The Borrower shall also pay each Lender the Acceptance Fee in respect of each Bankers' Acceptance accepted or advanced by such Lender and such payment shall be set-off against the Discount Proceeds payable by such Lender under this Section 3.4.

      SECTION 3.5. Sale of Bankers' Acceptances. Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

      SECTION 3.6. Maturing Bankers' Acceptances. The Borrower unconditionally agrees to reimburse each Lender for any payment made by that Lender pursuant to Bankers' Acceptances accepted or advanced by it, such reimbursement to be made upon demand or, if the Lender, or any Agent on its behalf, shall not have elected to enforce any or all of its rights and remedies pursuant to Sections 9.2, 9.3 or 9.4 prior to the time of payment by the Lenders, to be made by effecting a continuation, conversion or repayment with respect to such Bankers' Acceptance, in which case the Borrower shall:

      (a) by 10:00 A.M. (Montreal time) on a Business Day which is at least two (2) Business Days prior to the maturity date of the Bankers' Acceptances, deliver to the Collateral Agent (with a copy to the Administrative Agent) a Continuation/Conversion Notice if the Borrower intends to draw and present for acceptance on the maturity date drafts of the Borrower to be issued as new Bankers' Acceptances; or

      (b) by 10:00 A.M. (Montreal time) on a Business Day which is at least two (2) Business Days prior to the maturity date of the Bankers' Acceptances, deliver to the Collateral Agent (with a copy to the Administrative Agent) a Term Loan Conversion Notice pursuant to
            Section 2.5 if the Borrower intends to change the ----------- manner of utilizing the Loan with respect to these Bankers' Acceptances to a Fixed Rate Term Loan; or

      (c) by 10:00 A.M. (Montreal time) on the maturity date of the Bankers' Acceptances, pay to the Collateral Agent on behalf of the Lenders an amount equal to the aggregate face amount of such Bankers' Acceptances.

      If the Borrower fails to so notify the Collateral Agent or, having so notified the Collateral Agent, fails to act on the maturity date in accordance with such notice, or shall fail to make such payment, as the case may be, such maturing Bankers' Acceptances shall be deemed to have been converted on their maturity date into a Canadian Funds Rate Loan with an Interest Period of three months duration in an amount equal to the face amount of such Bankers' Acceptances and the Borrower shall pay on demand any penalties that may have been incurred by the Agent and any Lender due to such failure of the Borrower.

      SECTION 3.7. Waiver of Presentment and Other Conditions. The Borrower waives presentment for payment and any other defense to payment of any amounts due to a Lender of a Bankers' Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Lender in its own right and the Borrower agrees not to claim any days of grace if such Lender as holder sues the Borrower on the Bankers' Acceptance for payment of the amount payable by the Borrower hereunder. On the specified maturity date of a Bankers' Acceptance, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Borrower shall pay the Lender that has accepted and purchased such Bankers' Acceptance the full face amount of such Bankers' Acceptance and after such payment, the Borrower shall have no further liability in respect of such Bankers' Acceptance and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under such Bankers' Acceptance.

      SECTION 3.8.  Authority Given to the Collateral Agent To
Debit Borrower's Accounts.

            (a) In the case of each conversion of a Canadian Funds Rate Loan to a Bankers' Acceptance pursuant to Section 2.4, the Collateral Agent is hereby irrevocably authorized and directed to apply the Discount Proceeds to the payment of such outstanding Canadian Funds Rate Loan and to remit to the Lenders their Percentage of the amount of the Canadian Funds Rate Loan so converted, upon the receipt of which the Lenders shall record such payment in respect of such Canadian Funds Rate Loan maintained by them and the Borrower shall pay all accrued and unpaid interest with respect to such Canadian Funds Rate Loan together with the Deficiency Amount with respect to such converted Canadian Funds Rate Loan.

            (b) In the case of a continuation of a Bankers' Acceptance pursuant to Section 2.4, the Collateral Agent is hereby irrevocably authorized and directed to apply the Discount Proceeds of such continued Loans to the payment of maturing Bankers' Acceptances and to remit to the Lenders the amount necessary to satisfy the continuing liability of the Borrower to such Lender for the face amount of the maturing Bankers' Acceptance, as if the Bankers' Acceptance was maturing and the Borrower shall pay any Deficiency Amount with respect to such continued Bankers' Acceptance; each Lender shall then remit to the Collateral Agent in accordance with the procedures set forth in Section 2.3, in immediately available funds, an amount equal to the excess of the Discount Proceeds of the new Bankers' Acceptance over the Acceptance Fee payable in respect of such Bankers' Acceptance.

      SECTION 3.9. Payment at Maturity. In the case of a conversion of a Bankers' Acceptance into a Loan other than a Bankers' Acceptance pursuant to
Section 2.4 or Section 2.5, each Lender shall advance to the Collateral Agent for credit to the Borrower's account, as provided in Section 2.3, the amount of such Loan and shall record the obligation of such Borrower to such Lender by way of Loan of the type into which the obligation has been converted and the Collateral Agent is hereby irrevocably authorized and directed to debit the aforesaid account of the

Borrower, and remit to the Lenders the amounts necessary to satisfy the face amounts of maturing Bankers' Acceptances.

      SECTION 3.10.  Payment before Maturity.

            (a) Notwithstanding any other provisions of this Agreement, the Borrower may not repay any Bankers' Acceptance otherwise than upon maturity thereof provided the Borrower may make payments with respect to the principal of any Bankers' Acceptances outstanding before the maturity date of same, which payments shall be held by the Collateral Agent in cash collateral accounts as provided for in Section 3.12.

            (b) In the event the Borrower is required to make any payments pursuant to Section 4.1.2 at a time when any Bankers' Acceptances are outstanding hereunder, the Borrower shall pay an amount in Canadian Dollars equal to the face amount at maturity of all Bankers' Acceptances outstanding hereunder at such time.

      SECTION 3.11. Lenders To Be Indemnified if Maturity of Bankers' Acceptances Do Not Coincide with Principal Reductions. In the event that the Borrower is required under the terms of this Agreement to repay all or part of a Bankers' Acceptance prior to the maturity thereof, the Collateral Agent shall make the necessary arrangements for early termination of such Bankers' Acceptance and the Borrower shall indemnify the Lenders for any loss (excluding loss of profits) or expense reasonably incurred by any of the Lenders as a result of such early termination. The amount of any such loss or expense incurred by any Lender for purposes of this Section 3.11 shall be as certified by each Lender in good faith which certification shall be conclusive and binding upon the Borrower absent manifest error and any other error which the Borrower shall demonstrate to the satisfaction of any such Lender.

      SECTION 3.12. Cash Collateral Accounts. Payments made by the Borrower with respect to the principal of outstanding Bankers' Acceptances pursuant to Section
3.10 and payments made by the Borrower pursuant to Sections 9.2 or 9.3, shall be held by the Collateral Agent in cash collateral accounts for the benefit of the Lenders and shall be applied in payment of the Bankers' Acceptances as they mature. For the purposes of the foregoing, the Borrower shall promptly upon demand execute and deliver to the Collateral Agent and the Lenders such security agreements as the Collateral Agent may deem advisable or necessary including, without limitation, hypothecation of credit balances in the cash collateral accounts.

                                   ARTICLE IV

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 4.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto repayments and prepayments of Loans shall be made as set forth in this Section 4.1 and subject to the provisions of Section 3.10. Each repayment or prepayment of any Loans made pursuant to this Section 4.1 shall be without premium or penalty, except as may be required by Section 5.3.

      SECTION 4.1.1. Voluntary Prepayments. From time to time, on five Business Days' prior written notice the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loan together with accrued interest costs and fees; provided, however, that

            (a) any such prepayment shall be made pro rata among Loans, if applicable, having the same Interest Period; and

            (b) no such prepayment of any Loan may be made on any day other than the last day of the Interest Period for such Loan.

      SECTION 4.1.2.  Mandatory Prepayments.

            (a) After the occurrence of a Casualty Event or a Taking, if the criteria for releasing Casualty/Taking Proceeds with respect to such Casualty Event or Taking set forth in the Accounts Agreement shall not have been satisfied, and in the event the Borrower fails to elect to rebuild the Project, the Borrower shall make a prepayment of all Loans outstanding. After the occurrence of a Partial Casualty Event or a Partial Taking, if the criteria for releasing such Casualty/Taking Proceeds with respect to such Partial Casualty Event or Partial Taking set forth in the Accounts Agreement shall not have been satisfied, and in the event the Borrower fails to elect to rebuild the Project, then the Borrower shall, within 180 days of such Partial Casualty Event or Partial Taking, or, in the event any dispute exists between the Borrower and the insurance provider with respect to such Casualty/Taking Proceeds, within 90 days of such Partial Casualty Event or Partial Taking, make a prepayment of Loans in an aggregate principal amount which, together with any amount payable with respect to Hedging Breakage Fees (if any) then due and payable to Lenders, would equal the amount of such Casualty/Taking Proceeds; provided, however, in the event the Borrower elects to rebuild the Project after the occurrence of a Partial Casualty Event or a Partial Taking, the Borrower must deliver, at the Borrower's expense, a rebuilding certificate to the Administrative Agent (with sufficient copies for each of the Lenders), affirming the feasibility of rebuilding the Project and such Rebuilding Certificate must be approved by the Administrative Agent and the Independent Engineer, such approval not to be unreasonably withheld or delayed. Each such prepayment of Loans shall be at the principal amount so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment, plus an amount equal to costs, fees and Hedging Breakage Fees, if any, then due and payable to the Lenders.

            (b) If the Borrower receives any amount under any Construction Contract in payment of Performance Liquidated Damages and the Borrower fails to elect to rebuild or repair the Project, then, immediately upon the receipt by the Borrower of such proceeds, the Borrower shall make a mandatory prepayment of Loans in an aggregate principal amount which would equal the amount of such proceeds. Each such prepayment of Loans shall be at the principal amount so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment, plus an amount equal to costs, fees and Hedging Breakage Fees (if any) then due and payable to the Lenders. In the event the Borrower elects to rebuild or repair the Project, any amount received by the Borrower in payment of Performance Liquidated Damages pursuant to any Construction Contract shall be placed in the Operating Account and shall be used to fund all repairs of the Project.

            (c) On the Term Loan Closing Date, the Borrower shall prepay the then outstanding Loans in an aggregate principal amount (after giving effect to any prepayment under clause (b)) equal to the excess of the aggregate principal amount of all Loans then outstanding over the lesser of (i) the Term Loans to be made on the Term Loan Closing Date and (ii) the Term Loan Commitment Amount.

            (d) Upon the refinancing of any Loans outstanding under the Project Credit Facilities, the proceeds of such refinancing shall be applied to prepay outstanding principal, together with accrued interest, costs and fees in whole or in part, as the case may be.

            (e) Upon the Obligations becoming due and payable, whether due to the occurrence of the Stated Maturity Date, the passage of time, acceleration pursuant to Sections 9.2 and 9.3, or otherwise, including, without limitation, in the event the Closing Date has failed to occur before October 1,

      1996 (or such later date as the Administrative Agent and the Majority Lenders may agree), or in the event the Project Completion has not occurred by the Construction Loan Commitment Termination Date, the Borrower shall pay in full the unpaid principal amount of each Loan outstanding under the Project Credit Facility, together with accrued interest, costs, fees, payments required pursuant to Section 5.3 and Hedging Breakage Fees, if any.

            (f) Any prepayment required pursuant to the provisions of this
      Section 4.1.2 shall be made at the principal amount due to be repaid together with interest accrued thereon to the date fixed for such prepayment, costs, fees, payments required pursuant to Section 5.3 and Hedging Breakage Fees, if any.

      SECTION 4.1.3. Scheduled Amortization of Term Loans. On each date set forth on Schedule II hereto, the Borrower shall make a scheduled payment of Term Loans in the aggregate principal amount as calculated by reference to the percentage set forth opposite the applicable principal reduction date, such repayments to begin on the first to occur of (i) the six month anniversary of the Project Completion Date or (ii) June 30, 1998; provided that such scheduled payments shall be sufficient to amortize 50% of the aggregate amount of Term Loans outstanding on the Term Loan Closing Date by the Term Loan Maturity Date with the balance of such Term Loan payable on the Term Loan Maturity Date; provided, further, that if the Term Loan is not refinanced or paid in full on or before the tenth anniversary of the Commitment Termination Date, the balance of such Term Loan shall be amortized from the greater of (i) the scheduled amortization set forth in Schedule II hereto or (ii) 100% of Excess Cash Flow, and in any event, the balance of such Term Loan shall be fully paid by the fifteenth anniversary of the Commitment Termination Date.

      SECTION 4.1.4. Application of Prepayments. Each prepayment of Loans under clause (a), (b), (d) or (e) of Section 4.1.2, other than prepayments in respect of Bankers' Acceptances which shall be made in accordance with Section 3.10 hereof, shall be applied pro rata to the remaining scheduled maturities thereof. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.3.

      SECTION 4.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 4.2.

      SECTION 4.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request the Loans, other than Bankers' Acceptances, comprising a Borrowing shall accrue interest at a rate per annum during each Interest Period applicable thereto, equal to the Canadian Funds Rate plus the Applicable Margin; provided, however, if the Borrower has elected to convert the Term Loan into a Fixed Rate Term Loan such Loan will accrue interest at a rate per annum quoted pursuant to the provisions of Section 2.5; and provided further that each Loan shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Loan (or in the case of a Fixed Rate Term Loan from (but not including) the Commitment Termination Date to and including the Stated Maturity
Date).

      SECTION 4.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Final Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal, with respect to Canadian Funds Rate Loans, to the Canadian Funds Rate plus the Applicable Margin plus an additional margin of 2.0% per annum and, with respect to Bankers' Acceptances, to the Discount Rate plus an additional margin of 2.0% per annum.

      SECTION 4.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

            (a)  on the Stated Maturity Date therefor;

            (b) on the date of any prepayment, in whole or in part, of principal outstanding on such Loan, the accrued and unpaid interest with respect to such amount of the Loan being so prepaid;

            (c) with respect to Canadian Funds Rate Loans and Bankers' Acceptances, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the ninetieth day of such Interest Period);

            (d) with respect to any Term Loan which is a Fixed Rate Term Loan, on each Quarterly Payment Date occurring after the first to occur of (i) the six month anniversary of the Project Completion Date or (ii) June 30, 1998;

            (e) on that portion of any Loan the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Project Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 4.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 4.3. All such fees shall be non- refundable.

      SECTION 4.3.1. Commitment Fee. The Borrower agrees to pay to the Collateral Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article VI) commencing on the Closing Date and continuing through the Term Loan Closing Date, a commitment fee at the rate of 0.4% per annum on such Lender's Percentage of the average of the daily amount by which the Construction Loan Commitment exceeds the sum of the outstanding Loans from the Closing Date until the Construction Loan Commitment Termination Date. Such commitment fees will accrue from the Closing Date and shall be payable in arrears on each Quarterly Payment Date, commencing September 30, 1996 and ending on the Construction Loan Commitment Termination Date.


                                    ARTICLE V

                CERTAIN CANADIAN FUNDS RATE AND OTHER PROVISIONS

      SECTION 5.1. Fixed Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as a Canadian Funds Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Canadian Funds Rate Loans of such Lender shall automatically convert into Bank of Canada Discount Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION 5.2. Increased Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into,

Fixed Rate Term Loans. Such Lender shall promptly notify the Collateral Agent (with a copy to the Administrative Agent) and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required to fully compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to the Collateral Agent for the account of such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 5.3. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a Canadian Funds Rate Loan, a Bankers' Acceptance or a Fixed Rate Term Loan (but excluding loss of anticipated profits)) as a result of

            (a) any conversion or repayment or prepayment of the principal amount of any Loan on a date other than the scheduled last day of the Interest Period applicable thereto (or in the case of any Fixed Rate Term Loan, prior to the Stated Maturity Date therefor), whether pursuant to
      Section 4.1 or otherwise;

            (b) any Loans not being made as Canadian Funds Rate Loans or Bankers' Acceptances, as the case may be, in accordance with the Borrowing Request therefor; or

            (c) any Loans not being converted into Fixed Rate Term Loans in accordance with the Term Loan Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Collateral Agent and the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower; provided, however, that if any loss described above is due to the failure of the Administrative Agent to take required actions on a timely basis, such losses shall not be the liability of the Borrower.

      The Lenders and the Borrower hereby expressly understand and agree that amounts payable hereunder, including Hedging Breakage Fees, shall be payable regardless of whether such amounts are payable as a result of a voluntary or involuntary event or act which causes such amounts to become payable hereunder.

      SECTION 5.4. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made or Bankers' Acceptances created by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall within five Business Days of receipt of such notice pay to the Collateral Agent for distribution to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 5.5. Taxes. Subject to the penultimate paragraph of this Section 5.5, all payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by the taxing authorities of any jurisdiction (or any subdivision thereof), but excluding franchise taxes and taxes imposed on or measured by any Lender's net or gross income or receipts and levied by the taxing authorities of any jurisdiction (or any subdivision thereof) where such Lender has its principal place of business or any representative office, branch or agency (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable Governmental Rule, then the Borrower will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; and

            (b) pay to the Collateral Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Collateral Agent or any Lender with respect to any payment received by the Collateral Agent or such Lender hereunder, the Collateral Agent or such Lender may pay such Taxes and the Borrower will within five Business Days of receipt of request for payment pay to the Collateral Agent for distribution to the appropriate Lender such additional amounts (including any penalties, interest or expenses not caused by the gross negligence or willful misconduct of the Collateral Agent or any Lender) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Collateral Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Collateral Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      If a Lender makes a request for payment under this Section, then such Lender will, if requested by the Borrower and upon receipt of such payment, use reasonable efforts (subject to overall policy considerations of such Lender) to mitigate the amount of Taxes payable by such Lender in respect of which such request was made; provided, that such action to mitigate is made on such terms that such Lender suffers no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section. The Borrower agrees to pay all reasonable expenses incurred by any Lender taking action under this paragraph.

      SECTION 5.6. Payments, Computations, etc. Unless otherwise expressly provided, all payments and all disbursements hereunder by the Borrower, any Agent or any Lender shall be in Canadian Dollars. Unless otherwise expressly provided, all payments by the Borrower for the account of any Lender pursuant to this Agreement, the Notes or any other Project Document shall be made by the Borrower to the Collateral Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Collateral Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. Montreal time on the date due, in same day funds, to such account as the Collateral Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Collateral Agent on the next succeeding Business Day. The Collateral Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Collateral Agent for the account of such Lender. All interest and fees payable to the Collateral Agent or Lender shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 days or 366 days, as the case may be. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term "Interest Period" be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 5.7. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 5.3, 5.4, 5.5 and 5.6 or as expressly contemplated hereunder) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participation in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

            (a) the amount of such selling Lender's required repayment to the purchasing Lender to

            (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.8) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 5.8. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or, with the consent of the Administrative Agent, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations due and owing to it, and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 5.6. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 5.9. Use of and Application of Proceeds. The Borrower shall apply the proceeds of

            (a) each Borrowing of Construction Loans solely

                  (i) to pay Project Costs during the construction, refurbishment, expansion and interconnection of the Project, and

                  (ii) to pay acquisition costs incurred in the purchase of the Project,

            (b) a Borrowing of Term Loans to refinance all Construction Loans together with accrued interest, fees, costs and interest rate hedging costs, on the Term Loan Closing Date.

Without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U or G.

      SECTION 5.10. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event described in Section 5.1 or 5.3 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to the overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided, that such designation shall be made on terms so that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Sections. The Borrower agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this
Section 5.10. Nothing in this Section 5.10 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to the terms of this Agreement.

      SECTION 5.11. Replacement of Lenders. Each Lender hereby agrees that if such Lender makes demand upon the Borrower for compensation resulting from any increased costs pursuant to Section 5.1, Section 5.2, Section 5.3, Section 5.4 or Section 5.5, the Borrower may, within 90 days of receipt by the Borrower of such demand and after consultation with the Administrative Agent and such Lender, deliver to the Administrative Agent and such Lender a notice in a form reasonably acceptable to the Administrative Agent, which sets forth the Borrower's intention to replace such Lender with the financial institution designated in such notice. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such notice, notify the Borrower and such Lender in writing of its consent to such designated financial institution (such consent not to be unreasonably withheld or delayed), then such Lender shall, so long as no Default or Event of Default shall have occurred and be continuing, assign, in accordance with Section 11.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Credit Documents to such designated financial institution, provided that (i) such assignment shall be without recourse, representation or warranty and shall be substantially in the form of Exhibit M attached hereto and (ii) the purchase price paid by such designated financial institution shall be in an amount equal to the aggregate unpaid principal amount of, and accrued interest and fees on, such Lender's Loans plus all other amounts (including the amounts demanded and unreimbursed under Section 5.1, Section 5.2, Section 5.3, Section 5.4 or Section 5.5) owing to such Lender hereunder. Notwithstanding any provision of this Section 5.11, the Borrower has no obligation to reimburse any

Lender for increased costs under Section 5.1, 5.2, 5.3, 5.4 or 5.5 for any period (i) after five days from the date the Borrower tenders payment in full and in cash of all Obligations payable to such Lender or (ii) after five days from the date the Administrative Agent shall have consented to the replacement lender and such replacement lender shall have agreed to execute and deliver an assignment agreement substantially in the form of Exhibit M. Upon the effective date of such assignment, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution and such institution shall become a "Lender" for all purposes under this Agreement and the other Credit Documents.


                                   ARTICLE VI

                      CONDITIONS TO ALL LOANS, CONTINUATION
                             AND CONVERSION OF LOANS

      SECTION 6.1. Conditions Precedent to Obligations of the Lenders. The obligations of the Lenders to make the initial Loans shall be subject to the fulfillment to the satisfaction of the Lenders in form and substance on or prior to the Closing Date of the following conditions precedent; notwithstanding the foregoing provisions, the obligation of the Lenders to make the Initial Construction Loan Commitment available to the Borrower shall not be subject to
(i) the due execution and delivery of the Steen Construction Contract pursuant to Section 6.1.2, (ii) the due execution and delivery of the Assignment of Principal Contracts by each of the Project Participants made a party thereto pursuant to Sections 6.1.2 and 6.1.3, and (iii) the delivery to each of the Lenders and the Agents of the opinion set forth in Section 6.1.15(e):

      SECTION 6.1.1. Authorization Documents. The Administrative Agent shall have received with copies for each Lender:

            (a) (i) certified copies of the Organizational Documents of the Borrower and Trigen, and (ii) certified copies of all corporate action taken by the Borrower and Trigen, respectively, authorizing the execution, delivery and performance by such Project Participant of each Project Document to which such Project Participant is a party; and

            (b) a certificate of the Borrower and Trigen, respectively, specifying each of its officers or representatives (A) who is authorized to execute the Project Documents on such Project Participant's behalf, and
      (B) who will, until replaced by another officer or representative as evidenced by a further certificate of such Project Participant delivered to the Administrative Agent, act as such Project Participant's representative for the purposes of signing documents and giving notices and other communications in connection with the Project Documents; and certified (or audited) copies of the financial statements with respect to the Borrower, Trigen and each of the Material Project Participants, described in Section 6.1.8 for the most recent quarter, shall have been delivered to the Administrative Agent and to each Lender.

      SECTION 6.1.2. Credit Documents; Project Documents; Notes. The Borrower shall have duly executed and delivered to the Administrative Agent and each of the Lenders each of the Credit Documents (including written consents and assignments from third parties to the Project Documents in a form satisfactory to the Administrative Agent and the Majority Lenders which shall be delivered on the first to occur of (i) the Full Availability Date or (ii) November 30, 1996) and such Credit Documents shall be in full force and effect; the Borrower shall have duly issued, executed and delivered to each Lender the Construction Note payable to such Lender; and the Borrower shall have duly executed and delivered to the Administrative Agent and each Lender each of the Project Documents and such Project Documents shall be in full force and effect.

      SECTION 6.1.3.  Security Matters.

            (a) The Agents and each Lender shall have received:

                  (i) executed counterparts of the Security Agreement, executed by the Borrower and the Collateral Agent,

                  (ii) an executed counterpart of the Debenture, executed by the
            Borrower,

                  (iii) executed counterparts of the Pledge Agreement, executed by Trigen and the Collateral Agent,

                  (iv) an executed counterpart to the Assignment of Book Debts, executed by the Borrower, and

                  (v) executed counterparts to the Assignment of Principal
            Contracts, executed by the Borrower, the Collateral Agent and the other parties thereto;

            (b) The Administrative Agent shall have received (with a copy for each Lender) the results of any lien searches undertaken relating to the Project and the Collateral and such lien searches (if any) show no Liens which are unacceptable to any Lender or their counsel;

            (c) The Administrative Agent shall have received (with a copy for each Lender):

                  (i) without duplication of the documents delivered pursuant to clause (a) above, acknowledgment copies of properly filed financing statements or such other evidence of filing as may be acceptable to the Agents naming the Borrower as the debtor and the Collateral Agent as the secured party, or other similar instruments or documents, filed under the Canadian Security Acts of all jurisdictions as may be necessary or, in the opinion of either of the Agents, desirable to perfect the security interest of the Collateral Agent pursuant to the Security Agreement;

                  (ii) without duplication of the documents delivered pursuant to clause (a) above, executed copies of proper termination statements or other consents, if any, necessary to release all Liens and other rights of any Person in any Collateral previously granted by any Person, together with such other termination statements as the Collateral Agent may reasonably request from the Borrower; and

                  (iii) on the first to occur of (i) the Full Availability Date or (ii) November 30, 1996, the consent of all parties to the Project Documents in respect of the assignment of any Collateral the subject of such Project Documents;

            (d)  The Collateral Agent shall have received

                  (i) counterparts of the Debenture, dated as of the date
            hereof, duly executed by the Borrower together with a copy of the opinion of counsel delivered to the Borrower in connection with the Facility Purchase Agreement regarding good and marketable title; and

                  (ii) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Debenture as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid, perfected first priority Lien against the properties purported to be covered thereby;

            (e) The Administrative Agent shall have received (with a copy for each Lender) a current survey (the "Survey") of the Project, prepared and certified by a licensed surveyor or civil engineer, which shall show the boundaries of the Project and the location within or adjacent to the Site of all buildings and improvements, all utilities services, transmission lines, pipelines, rights of way and easements, bodies of water, high water lines, points of ingress and egress and other pertinent information.

      SECTION 6.1.4. Compliance with Warranties, No Default, etc. Both before and after giving effect to the initial Loans, the following statements shall be true and correct:

            (a) the representations and warranties set forth in this Agreement, each of the other Credit Documents and each Project Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

            (b) no Default or Event of Default shall exist with respect to this Agreement, any other Credit Document or any Project Document.

      SECTION 6.1.5. Closing Date Certificate. Each Lender and each Agent shall have received the Closing Date Certificate (including all exhibits and attachments thereto), dated the Closing Date and duly executed by an Authorized Officer of the Borrower, in which such Closing Date Certificate the Borrower shall have represented and warranted that the statements made therein are true and correct on and as of the Closing Date, and, at the time such certificate is delivered, the Agents and the Lenders shall be satisfied that such statements shall in fact be true and correct. Each of the documents, agreements, reports and other written material described in or attached as exhibits to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Lenders.

      SECTION 6.1.6. Independent Engineer's Reports. Each of the Lenders and the Agents shall have received from the Independent Engineer a report reviewing the engineering aspects of the Project, the economic and technical viability of the Project, the sufficiency of the Governmental Approvals listed in Item 7.1.4 of the Disclosure Schedule and such other matters as the Lenders may request, which report shall be in form, scope and substance satisfactory to the Lenders and such report shall not disclose any opinion, fact or state of affairs which shall be unacceptable to any Lender.

      SECTION 6.1.7. Environmental Report. Each of the Lenders and the Agents shall have received from the Environmental Consultant a report relating to the Project, which report may be included in the report of the Independent Engineer delivered pursuant to Section 6.1.6; such report shall be in form and substance satisfactory to the Lenders and such report shall (i) review the Phase I report, (ii) set forth any additional investigations deemed necessary in the reasonable judgment of the Environmental Consultant, and (iii) disclose no opinion, fact or state of affairs which shall be unacceptable to any Lender.

      SECTION 6.1.8. Financial Condition. Each of the Lenders and the Agents shall have received copies of the most recent financial statements and budgets from the Borrower and the most recent financial statements of Trigen and each of the Material Project Participants, except the Government of Prince Edward Island (but in any event no earlier than as of the end of the last day of the most recent fiscal year of the Borrower and Trigen, respectively), together with a certificate from each of the Borrower and Trigen to the effect that (i) such financial statements are true, complete and correct, and neither the Borrower, nor Trigen, respectively has any reason to believe any information contained in their respective financial statements, or budgets is misleading or incomplete,
(ii) there has been no change in the respective financial condition of the Borrower and Trigen, from the date of their respective financial statements and budgets to the Closing Date which could reasonably be expected to have a Material Adverse Effect and (iii) no other event affecting the Borrower and Trigen, respectively, shall have occurred since the date of such financial statements which could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.1.9. Insurance. The scope, coverage, deductibles and carriers of the Insurance carried by the Borrower shall be satisfactory to the Administrative Agent and the Lenders, and the Administrative Agent shall have received (with a copy for each Lender):

            (a) certificates of insurance with respect to the insurance required to be obtained pursuant to Section 8.1.4 signed in each case by the insurer or an agent authorized to bind the insurer, and

            (b)  a letter of the Insurance Consultant

                  (i) as to the matters set forth in Section 17 of the Closing
            Date Certificate,

                  (ii) that, in their opinion, such insurance adequately
            protects the interests of the Secured Parties,

                  (iii) that such insurance is comparable in all respects with insurance carried by responsible owners and operators of projects similar to those covered by the Debenture, and

                  (iv) as to such other matters as may be requested by the
            Administrative Agent or the Lenders.

      SECTION 6.1.10. Governmental Approvals; Compliance With Governmental Rules, etc. The Borrower shall have received, in a form satisfactory to the Agents, the Lenders and the Independent Engineer, all Governmental Approvals and Permits required for the construction, operation and maintenance of the Project which are required to be obtained prior to the date of such Loan shall have been duly obtained or made and shall be in full force and effect and there shall not have been any appeal of any such Governmental Approval and the Project shall have been and be in Material Compliance with all Governmental Approvals and Governmental Rules relating to the construction, operation and maintenance of the Project which are applicable prior to and on the date of such Loan, and the Project as described in the Project Documents, without additions or modifications, shall reasonably be expected to satisfy and be in Material Compliance with all established and anticipated requirements (including those requirements in proposed rules) of existing and presently known future Governmental Approvals and Governmental Rules relating to the future construction, operation and maintenance of the Project which are or are anticipated to be applicable after the date of such Loan and there shall have been no change in any applicable Governmental Approval or Governmental Rule, and no issuance of any order, writ, injunction or decree of any Regulatory Authority which could reasonably be expected to have a Material Adverse Effect, and, to the best knowledge of the Borrower, there shall have been no proposed or threatened change in or modification of any applicable Governmental Rule which could reasonably be expected to have a Material Adverse Effect. The use of such Loan shall not cause any Lender to violate or be in conflict with any law.

      SECTION 6.1.11. Process Agent. The Administrative Agent shall have received (with a copy for each Lender) a letter from CT Corporation accepting its appointment as process agent in New York for the Borrower and Trigen.

      SECTION 6.1.12. Debt Service and Support Agreement. Trigen shall have delivered to each of the Lenders and the Agents copies of the Debt Service and Support Agreement.

      SECTION 6.1.13. Closing Fees, etc. Each of the Lenders and the Agents shall have received payments of all fees, costs and expenses due and payable on the Closing Date under any Project Document and as set forth in the term sheet dated May 21, 1996, and the Administrative Agent Fee Letter relating to the transactions contemplated hereby, including the fees of, and disbursements incurred by, counsel to the Agents, the Independent

Engineer, the Environmental Consultant, the Insurance Consultant in connection with the transactions contemplated hereby.

      SECTION 6.1.14. Construction Milestone Schedule. The Borrower shall have delivered to the Agents and each of the Lenders (i) the Construction Milestone Schedule and (ii) an estimate of the major maintenance and repair schedule in accordance with usual and customary practice within the industry in each case, certified and in a form satisfactory to the Administrative Agent and, in the case of clause (i), the Independent Engineer and subject to the final approval, in the case of clause (i) of the Administrative Agent and the Independent Engineer on or prior to the Full Availability Date.

      SECTION 6.1.15. Legal Opinion of the Counsel to the Borrower. Each of the Lenders and the Agents shall have received an opinion of

            (a) the Borrower's General Counsel, substantially in the form of Exhibit S-1 hereto, dated the Closing Date and covering such other matters as any Lender or Agent may reasonably request;

            (b) the Borrower's Canadian counsel, substantially in the form of Exhibit S-2 hereto, dated the Closing Date and covering such other matters as any Lender or Agent may reasonably request;

            (c) Trigen's General Counsel, substantially in the form of Exhibit S-3 hereto, dated the Closing Date and covering such other matters as any Lender or Agent may reasonably request;

            (d) Canadian counsel (which may be counsel to the Borrower) for each of the Material Project Participants, as to the enforceability of each of the Project Documents to which such Material Project Participant is a party dated the Closing Date and covering such other matters as any Lender or Agent may reasonably request; and

            (e) Canadian counsel (which may be counsel to the Borrower) for each of the Material Project Participants, as to the enforceability, validity and due execution of the related consent to assignment thereof and covering such other matters as any Lender or Agent may reasonably request.

      SECTION 6.1.16. Pending Litigation. No legal action, suit or labor controversy is pending which, in the reasonable judgment of the Agents or the Lenders may have a Material Adverse Effect.

         SECTION 6.1.17. Consents; Waivers. The Administrative Agent shall have received a waiver from UPEI with respect to certain rights of UPEI under the chattel mortgage dated September 25, 1995 between the Borrower and UPEI, in a form reasonably acceptable to the Administrative Agent.

         SECTION 6.1.18. Other Documents. The Administrative Agent shall have received such other certificates, opinions, agreements and documents, in form and substance satisfactory to it, as it may reasonably request.

         SECTION 6.2. Loans Subsequent to the Initial Drawdown. No Lender will make any Loan unless each of the conditions precedent set forth in this Section
6.2 has been satisfied.

         SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Loan the following statements shall be true and correct:

                  (a) the representations and warranties set forth in Article VII and of the Borrower contained in each other Credit Document and each other Project Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) to the knowledge of the Borrower, the representations and warranties of each other Project Participant contained in each Credit Document and each Project Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (c) the Project Costs or Project Expenses to be funded shall be incurred in accordance with the provisions of this Agreement;

                  (d) no labor controversy, litigation, dispute with or breach or default by any Contractor or any subcontractor, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or the Project which would reasonably be expected to have a Material Adverse Effect; and

                  (e) no Default or Event of Default shall have then occurred and be continuing under this Agreement, any other

         Credit Document or any other Project Document, and neither the Borrower, nor, to the knowledge of the Borrower, no other Project Participant shall be in material violation of any Governmental Approval relating to the Project which would reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2.2. Borrowing Request. The Administrative Agent shall have received a Borrowing Request for each Loan. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan (both immediately before and after giving effect to such Loan and the application of the proceeds thereof) the statements made in Section 6.2.1 are true and correct.

         SECTION 6.2.3. Waiver of Liens. The Agents and the Lenders shall have received lien waivers with respect to work on the Project financed hereunder.

         SECTION 6.2.4. Borrower Construction Certificates. Except for Loans applied solely for the payment of interest on the Loans or fees, the Administrative Agent shall have received an Independent Engineer Construction Certificate and a Borrower Construction Certificate, in each case at such times as required by clause (b) of Section 2.3 and on a quarterly basis to the effect that (i) satisfactory construction progress as measured against the milestone schedules in each Construction Contract shall have been made with respect to the Project, (ii) the amount of projected Project Costs does not exceed the funds available to complete the Project and (iii) the Project will be completed on or prior to the Final Completion Date.

         SECTION 6.2.5. Insurance Matters. The Administrative Agent shall have received evidence satisfactory to it that all insurance required by Section
8.1.4 is in full force and effect and no default or event of default by the Borrower or any Contractor, as the case may be, exists with respect to such insurance.

         SECTION 6.2.6. No Material Adverse Effect. There shall have occurred no event or condition constituting, or which would reasonably be expected to constitute, a Material Adverse Effect with respect to the Borrower, Trigen or the Project.

         SECTION 6.2.7. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any other Project Participant shall be reasonably satisfactory in form, scope and substance to the Majority Lenders and their respective counsel; the Majority Lenders and their respective counsel shall have received all information, approvals, opinions, documents or instruments as the Lenders or their respective counsel may reasonably request.

         SECTION 6.3. Term Loan Closing Date and Refinancing of Construction Loans With Term Loans. The obligation of each Lender to make any Term Loan on the Term Loan Closing Date shall be subject to the satisfaction of each of the conditions set forth in this Section 6.3.

         SECTION 6.3.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to the Term Loan, the following statements shall be true and correct:

                  (a) the representations and warranties of the Borrower set forth in this Agreement, each of the other Credit Documents and each Project Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) to the knowledge of the Borrower, the representations and warranties of each other Material Project Participant contained in the Credit Documents and the Project Documents are true and correct; and

                  (c) no Default or Event of Default has occurred and is continuing with respect to this Agreement or any other Credit Document and no Default or Event of Default has occurred with respect to any Project Document.

         SECTION 6.3.2. Term Loan Closing Date Notice. The Administrative Agent (with a copy for each Lender) shall have received the Term Loan Closing Date Notice (including all exhibits and attachments thereto), dated the Term Loan Closing Date and duly executed by an Authorized Officer of the Borrower, in which such Term Loan Closing Date Notice the Borrower shall have represented and warranted that the statements made therein are true and correct as of the Term Loan Closing Date. At the time such certificate is delivered, such statements shall in fact be true and correct.

         SECTION 6.3.3. Completion Certificates. The Administrative Agent (with a copy for each Lender) shall have received (i) the Independent Engineer Completion Certificate and a Borrower Completion Certificate, in each case, including all exhibits and attachments thereto and dated not more than ten days prior to the Term Loan Closing Date, together with evidence satisfactory to them from the Borrower confirming the matters set forth therein and an instrument in writing from the Canadian Counsel to the Borrower, addressed to the Administrative Agent, dated not more than ten days prior to the Term Loan Closing Date, insuring the priority of the Liens created under the Debenture for the full aggregate principal amount of the Loans outstanding, subject only to such exceptions as are satisfactory to the Administrative Agent.

         SECTION 6.3.4. Prepayment of Loans. The prepayments of Loans required by clauses (a), (b) and (d) and, if applicable, clause (c) of Section 4.1.2 shall have been made.

         SECTION 6.3.5. Equity Contribution. Trigen or an Affiliate of Trigen shall have made the Equity Contribution and such Equity Contribution shall have been used in full to pay Project Costs.

         SECTION 6.3.6. Insurance. The Administrative Agent shall have received (with a copy for each Lender):

                  (a) certificates of insurance with respect to the insurance required to be obtained pursuant to Section 8.1.4 signed in each case by the insurer or an agent authorized to bind the insurer, and

                  (b)  a certificate of the Insurance Consultant

                           (i) as to the matters set forth in Section 17 of the Term Loan Closing Date Notice,

                           (ii) that, in their opinion, such insurance
                  adequately protects the interests of the Secured Parties,

                           (iii) that such insurance is comparable in all
                  respects with insurance carried by responsible owners and operators of projects similar to those covered by the Debenture,

                           (iv) that all insurance requirements with respect to
                  the Project Documents and the Credit Documents shall have been obtained and are in full force and effect, and

                           (v) as to such other matters as may be requested by
                  the Lenders.

         SECTION 6.3.7. No Material Adverse Effect. The Borrower represents and warrants that there shall have occurred no event or condition constituting, or which would constitute, a Material Adverse Effect with respect to the Project, Trigen or the Borrower.

         SECTION 6.3.8. Project Completion Date. The Project Completion Date shall have occurred.

         SECTION 6.3.9. Governmental Approvals; Compliance With Governmental Rules, etc. The Borrower shall have received, in a form satisfactory to the Agents, the Lenders and the Independent Engineer, all Governmental Approvals and Permits set forth in Section 6.1.10 and all such Governmental Approvals and Permits shall be in final non-appealable form.

         SECTION 6.3.10. Legal Opinions. Each Lender and each Agent shall have received such supplemental legal opinions dated as of the Term Loan Closing Date confirming and updating their opinions delivered pursuant to Section 6.1.15 and covering such other matters incidental to the transaction contemplated by the Project Documents as the Majority Lenders or any Agent may request, which opinions shall be in form, scope and substance satisfactory to such Agent or Majority Lenders, as the case may be.

         SECTION 6.3.11. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any other Project Participant shall be reasonably satisfactory in form and substance to the Majority Lenders and their respective counsel; the Majority Lenders and their respective counsel shall have received all information, approvals, opinions, documents or instruments as the Lenders and their respective counsel may reasonably request.

         SECTION 6.3.12. Notes. The Borrower shall have duly issued, executed and delivered to each Lender the Term Note payable to such Lender.


                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 7.1. Representations and Warranties of the Borrower. In order to induce the Lenders and the Agents to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to each Lender and each Agent as set forth in this Section 7.1.

         SECTION 7.1.1.  Project Participant Organization, etc.

                  (a) The Borrower is a corporation validly organized and existing and in good standing under the laws of Ontario, Canada, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Credit Document and each other Project Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it. Except as set forth in Item 7.1.1(a) of the Disclosure Schedule or as disclosed to the Administrative Agent at a date subsequent to the Closing Date, the Borrower has not engaged in and is not engaged in any business other than the owning, construction and operation of the Project and activities as may be incidental or related thereto. Except as set forth in Item 7.1.1(a) of the Disclosure Schedule or as disclosed to the administrative Agent at a date subsequent to the Closing Date, the Borrower has no Subsidiaries.


                  (b) Each other Affiliated Project Participant is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to do business in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification. Each Affiliated Project Participant has all requisite power and authority to conduct its business or to own or lease its properties and to enter into and perform its obligations under any of the Credit Documents or the Project Documents to which it is a party.

                  (c) Except as set forth on Item 7.1.1(c) of the Disclosure Schedule, the Borrower does not have outstanding any securities convertible into or exchangeable for any of its capital stock or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such capital stock.

         SECTION 7.1.2. Due Authorization, Non-Contravention, Compliance with Laws, etc.

                  (a) Each Credit Document and Project Document to which the Borrower and each Project Participant is a party has been duly and validly executed and delivered by such Project Participant. The execution, delivery and performance by the Borrower and each Project Participant of each Credit Document and Project Document executed or to be executed by it, are within such Project Participant's corporate or partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not

                           (i)  contravene such Project Participant's
                  Organizational Documents, or

                           (ii) contravene any contractual restriction, any
                  Governmental Approval or any Governmental Rule binding on or affecting such Project Participant or require the consent of any Person which has not been obtained, or

                           (iii) result in, or require the creation or
                  imposition of, any Lien on any of such Project Participant's Properties (other than Liens permitted under Section 8.2.3).

                  (b) Neither the Borrower, nor any of its Subsidiaries, nor any of the Affiliated Project Participants is in breach of or in default under any contractual restriction or any Governmental Rule or Governmental Approval binding on or affecting such Project Participant or its properties or its Organizational Documents which could have a Material Adverse Effect on the Borrower or the Project.

                  (c) The Borrower has not entered into any agreement (excluding this Agreement, any other Credit Document and any Project Document) which (i) restricts the ability of the Borrower to enter into the Project Documents or (ii) restricts the ability of the Borrower to complete the Project on a commercial basis in the manner contemplated by the Project Documents.

         SECTION 7.1.3.  Status as a Regulated Facility.

                  (a)  The Borrower is not subject to regulation

                           (i) as a "public utility" or "public service corporation" or the equivalent under the applicable law of any province,

                           (ii) under the applicable laws of any province relating to public utilities and/or public service corporations, or

                           (iii) under the Island Regulatory and Appeals Commission.

                  (b) Neither Agent nor any Lender, solely by virtue of the execution, delivery and performance of, and the consummation of the transactions contemplated by, the Project Documents shall be or shall become subject to regulation

                           (i)  under the Island Regulatory and Appeals
                  Commission,

                           (ii) as a "public utility" or "public service corporation" or the equivalent under the applicable law of any province, or

                           (iii) under the applicable laws of any province
                  relating to public utilities and/or public service corporations.

         SECTION 7.1.4. Governmental Approvals and Compliance with Governmental Approvals and Governmental Rules. All of the Governmental Approvals necessary
(i) for the construction, ownership, operation and maintenance of the Project as contemplated by the Credit Documents and the Project Documents, (ii) for the execution, delivery and performance by each Project Participant of its obligations, and the exercise of its rights, under each Credit Document and Project Document to which it is a party, and (iii) for the grant by each of the Borrower and Trigen of the Liens and security interests created by the Security Documents, and for the validity and enforceability of such Security Documents and for the exercise by the Collateral Agent of its remedies under the Security Documents, and all other applicable Governmental Rules that do not require specific Governmental Approval, as listed in Item 7.1.4(b) of the Disclosure Schedule, have been obtained, were validly issued, are being Complied with in All Material Respects and are in full force and effect and not subject to appeal or renewal (or if subject to issuance, the Borrower has no reason to believe such Governmental Approvals will not be issued or reissued, as the case may be), are held in the name of the Borrower or the relevant Project Participant, as the case may be, and are free from conditions or requirements compliance with which could have a Material Adverse Effect or which the Borrower or the relevant Project Participant, as the case may be, does not reasonably expect to be able to satisfy. The information set forth in each application submitted in connection with each such Governmental Approval and all material correspondence sent in respect of such application is accurate and complete in all material respects. There is no proceeding pending or, to the Borrower's knowledge, threatened against any Project Participant which seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any Governmental Approval so obtained. The Governmental Approvals and Permits specified in Item 7.1.4 of the Disclosure Schedule are required solely in connection with later stages of construction, expansion, interconnection and operation of the Project and are not customarily obtained or complied with until a later stage of construction or after commercial operation has commenced. The Borrower has no reason to believe that any applicable Governmental Rule will not be complied with or that any Governmental Approval which has not been obtained by the applicable Project Participant will not be obtained on or prior to the date specified in Item 7.1.4(b) of the Disclosure Schedule. The Project, if constructed in accordance with the plans and specifications therefor and the Project Documents, and upon Project Completion including full scale commercial operation, shall satisfy, conform to and Comply in All Material Respects with all requirements for and all covenants, conditions, restrictions and reservations in the then applicable Governmental Approvals and the Project Documents applicable thereto and all federal, state provincial, and local zoning, environmental, land use and other Governmental Rules applicable thereto. The Collateral Agent, acting for the benefit of the Secured Parties, will be entitled, without undue expense or delay, to the benefit of each Governmental Approval set forth in Item 7.1.4 on the Disclosure Schedule upon the exercise of remedies under the Security Documents to the extent permitted by Governmental Rules.

         SECTION 7.1.5. Validity, etc. Each Project Document and each Credit Document to which the Borrower and each Affiliated Project Participant is a party constitutes the legal, valid and binding obligation of such Project Participant enforceable in accordance with its terms.

         SECTION 7.1.6.  Financial Information.

                  (a) The unaudited balance sheet of the Borrower (before giving effect to the transactions contemplated hereby) as at June 30, 1996, certified by an Authorized Officer of the Borrower has been prepared in accordance with GAAP, copies of which have been furnished to each Agent and each Lender, and all other financial information of the Borrower delivered to any Agent or any Lender, is complete and correct and present fairly the financial condition of the Borrower as at June 30, 1996. Since June 30, 1996 (after giving effect to the transactions contemplated hereby), there has been no event or occurrence nor the existence of any fact or state of facts which, as at the Closing Date could, and which thereafter would, reasonably be expected to have a Material Adverse Effect.

                  (b) The unaudited balance sheet of the Borrower and the audited consolidated balance sheet of Trigen and its consolidated Subsidiaries as at December 31, 1995 and the related unaudited (with respect to the Borrower) and audited consolidated (with respect to Trigen) statements of income, retained earnings and changes in cash flow or similar financial statements for the fiscal year ended on said date, signed by an Authorized Officer of the Borrower and Trigen, respectively, heretofore furnished to each of the Agents and each Lender prior to the Closing Date, are complete and correct and fairly present the consolidated financial condition of the Borrower and Trigen and its consolidated Subsidiaries, and the consolidated results of such Project Participant and its consolidated Subsidiaries, for the period then ended in accordance with GAAP. No such Project Participant (including the Borrower) or any of its respective Subsidiaries had on the date of the most recent of its financial statements described above any material liabilities (matured or unmatured, fixed or contingent), for taxes or unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected or provided for in said balance sheet as at said date or as disclosed on the Disclosure Schedule. From March 31, 1996 to the Closing Date there has been no event or occurrence or any fact or state of facts which, as at the Closing Date could, and which thereafter would, reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower, or any of its properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or which purports to affect the legality, validity or enforceability of this Agreement, the Notes, any other Credit Document or any other Project Document, with respect to each of the foregoing, of the ability of the Borrower to meet its obligation to any Agent or any Lender except (in each case) as disclosed in Item 7.1.7 ("Litigation") of the Disclosure Schedule.

         SECTION 7.1.8. No Material Adverse Change. Since the date of the financial statements described in Section 7.1.6, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower or, to the knowledge of the Borrower, of any other Material Project Participant.

         SECTION 7.1.9. Title to Project; Ownership and Condition of Properties, etc.

                  (a) The Borrower owns and has good and marketable title to the Collateral free and clear of all Liens other than Liens permitted under
         Section 8.2.3. The Borrower owns and has good marketable title to all easements, rights-of-way, licenses or other real property rights required for access to, or construction and interconnection of the Project. The Borrower holds a valid leasehold interest in each of the assets held under lease free and clear of all Liens, other than Liens permitted under Section 8.2.3.

                  (b) The property interests of the Borrower referred to in clause (a) are sufficient

                           (i) to enable the construction of the Project to be
                  completed on a commercial basis in the manner contemplated by the Project Documents, and

                           (ii) to enable the Borrower to own, maintain and
                  operate the Project and the utilities at the Site in a manner consistent with the Project Documents to which it is a party.

                           (iii) to enable the Borrower to perform its
                  obligations in all material respects under the Project Documents to which it is a party.

                  (c) The Project does not encroach upon any property rights of any Person or violate any Governmental Rule or Governmental Approval relating to setbacks, heights of structures, zoning or land use.

                  (d) The Borrower owns and possesses, or is duly licensed in respect of, all patents, trade secrets, processes, trademarks, service marks, trade names, copyrights, licenses, rights and any other intellectual property as are necessary for the conduct of its business as proposed to be operated after the date of Project Completion (collectively, the "Essential Technical Information"), and without any obligation to pay royalties or license fees therefor and without any claim of infringement by any Person known to the Borrower.

                  (e) The Borrower owns good and marketable title to all of its properties, leaseholds and assets, real and personal, tangible and intangible, of any nature whatsoever.

                  (f) The Borrower has maintained, preserved, protected and kept its properties (including all Essential Technical Information) in good repair, working order and condition, and has made necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower has determined, in good faith, that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 7.1.10. Security Documents. The provisions of the Security Documents are effective to create, in favor of the

Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on or in all of the right, title and interest of each of the Borrower and Trigen in the Collateral, and all necessary recordings and filings have been made in all necessary public offices set forth on Schedule IV so that the Liens created by each Security Document constitute perfected first priority Liens on or in all right, title, estate and interest of the Borrower in the Collateral covered thereby, prior and superior to all other Liens other than Liens permitted under Section 8.2.3, and all necessary consents to the creation and perfection of such Lien of each of the parties to the Project Documents have been obtained.

         SECTION 7.1.11. Taxes. The Borrower and each Affiliated Project Participant has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in accordance with Section 8.1.7. No tax liens have been filed against the Borrower or any Affiliated Project Participant and no claims are being asserted against such Project Participant with respect to any such taxes or charges which, as at the Closing Date could, and which thereafter would, reasonably be expected to have a Material Adverse Effect. For federal income tax purposes, the Borrower is a corporation and not a partnership. Neither the execution and delivery of this Agreement or the other Project Documents nor the consummation of any of the transactions contemplated hereby or thereby shall affect such status.

         SECTION 7.1.12. Pension and Welfare Plans. Except as disclosed on Item
7.1.12 of the Disclosure Schedule, the Borrower does not maintain or contribute to any pension plans or contribution plans except as required by law.

         SECTION 7.1.13. Insurance. The Borrower holds valid insurance policies in full force and effect covering all of the insurance required to be maintained by it pursuant to Section 8.1.4. The global corporate insurance policy of Trigen is in full force and effect and, except for builder's risk and delayed startup insurance, covers all of the insurance required to be maintained by the Borrower pursuant to Section 8.1.4.

         SECTION 7.1.14. Liens. Except with respect to Liens permitted pursuant to Section 8.2.3 and the Liens set forth on Item 7.1.14 of the Disclosure Schedule, the Borrower has not created, incurred, assumed or suffered to exist any Lien upon any of its property, revenues or assets.

         SECTION 7.1.15. Use of Proceeds. The Borrower has used and will use the proceeds of the Construction Loans and the Term
Loans only for the purposes described in Section 5.9.

         SECTION 7.1.16. Business Activities. The Borrower has not and is not currently engaged in any activities other than those related to the Project and those activities set forth in Item 7.1.16 of the Disclosure Schedule.

         SECTION 7.1.17. Material Agreements; Delivery of Project Documents. The Project Documents (and any exhibits or documents referred to therein) constitute and include all agreements relating to the Project which as at the Closing Date could, and which thereafter would, reasonably be expected to affect materially the financial condition, assets, construction, ownership or operations of the Borrower or the legal, technical or economic viability of the Project. The services to be performed, the materials to be supplied and the property interests and other rights granted pursuant to the Project Documents comprise all of the property interests necessary to secure any such right material to the construction, operation and maintenance of the Project in accordance with all Governmental Rules (including, without limitation, Environmental Laws) and as contemplated by the Project Documents. There are no services, materials or rights required for the construction, operation and maintenance of the Project in accordance with the Project Documents other than those granted by, or to be provided to the Borrower pursuant to, the Project Documents or those that will be made available at the Project by utilities or governmental authorities. The Borrower has delivered to the Administrative Agent (with sufficient copies for each of the Lenders) complete copies of all Project Documents, and none of the Project Documents has been amended, modified or terminated.

         SECTION 7.1.18. Projections of Operating Results. The projections of the Borrower with respect to the operating results of the Project are based on reasonable assumptions consistent with the Project Documents.

         SECTION 7.1.19. Restrictive Agreements; Borrower's Ability to Complete the Project. The Borrower has not entered into any agreement (excluding this Agreement, any other Credit Document and any other Project Document) that restricts the ability of the Borrower to complete the Project or to perform its obligations under any Project Document or that would otherwise result in a Material Adverse Effect.

         SECTION 7.1.20. Environmental Warranties. Except as set forth in Item
7.1.20 ("Environmental Matters") of the Disclosure Schedule:

                  (a) all facilities and real property owned, leased or operated by any Affiliated Project Participant comprising a part of the Project have been, and continue to be, owned, leased or operated by such Affiliated Project Participant in Material Compliance with all applicable Environmental Laws;

                  (b) there have been no past, and there are no pending or, to the knowledge of the Borrower, threatened

                           (i) claims, complaints, notices or requests for
                  information relating to the Project or the Project property received by any Affiliated Project Participant with respect to any alleged violation of, or Release of Hazardous Materials under, any applicable Environmental Law, or

                           (ii) complaints, notices or inquiries relating to the
                  Project or the Project property received by an Affiliated Project Participant regarding potential liability under any applicable Environmental Law;

                  (c) to the knowledge of the Borrower, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, leased or operated in connection with the Project that, singly or in the aggregate, have a Material Adverse Effect, or which as at the Closing Date could, and which thereafter would, reasonably be expected to have a Material Adverse Effect;

                  (d) except for those Governmental Approvals and Permits set forth in Item 7.1.4 ("Governmental Approvals to be Obtained") of the Disclosure Schedule which have not yet been obtained, each Affiliated Project Participant has been issued and is in Material Compliance with all currently applicable Governmental Approvals to be obtained by or on behalf of the Borrower and Governmental Rules relating to environmental matters necessary in connection with the construction, ownership, lease or operation of the Project;

                  (e) to the knowledge of the Borrower, no property now or previously owned, leased or operated in connection with the Project is listed or proposed for listing under the EPA or EPA (Canada) or on any similar federal, provincial or local list of sites requiring investigation or clean-up;

                  (f) to the knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by any Affiliated Project Participant comprising a part of or relating to the Project that, singly or in the aggregate, has a Material Adverse Effect, or which as at the Closing Date could, and which thereafter would, reasonably be expected to have a Material Adverse Effect;

                  (g) to the knowledge of the Borrower, no Affiliated Project Participant has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the EPA or on the EPA (Canada) or on any similar state or provincial list or which is the subject of federal, state, provincial or local enforcement actions or other investigations which has a Material Adverse Effect, or which as at the Closing Date could, and which thereafter would, reasonably be expected to have a Material Adverse Effect;

                  (h) to the knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, leased or operated by any Affiliated Project Participant comprising a part of or relating to the Project that, singly or in the aggregate, has a Material Adverse Effect, or which as at the Closing Date could, and which thereafter would, reasonably be expected to have a Material Adverse Effect;

                  (i) the distribution pipes used in connection with the Project are not insulated, surrounded by, covered or otherwise protected by or in contact with any form of asbestos; and

                  (j) no conditions exist at, on or under any property now or previously owned, leased or operated by any Affiliated Project Participant comprising a part of or relating to the Project which, with the passage of time, or the giving of notice or both, might give rise to liability under any applicable Environmental Law which as at the Closing Date could, and which thereafter would, reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.21. Operation of the Project. Upon Project Completion the Project shall be able to be operated on a safe and commercially sound basis in Material Compliance with all Governmental Rules, Governmental Approvals relating or applicable to the Project, and the requirements of all Project Documents and
(i), in the case of the Thermal Facility, in accordance with sound practices of the thermal energy industry and (ii), in the case of the Energy Facility, in accordance with sound practices of the waste processing industry, in each case, for a period ending no earlier than March 31, 2015.

         SECTION 7.1.22. No Default. No Affiliated Project Participant and to the best of the Borrower's knowledge no other Project Participant is in default under or with respect to any Credit Document or any Project Document. No Default or Event of Default under this Agreement, any other Credit Document or any Project Document has occurred and is continuing.

         SECTION 7.1.23. Utilities, etc. All utility services, means of transportation, facilities and other materials necessary for the construction and operation of the Project and the achievement of Project Completion (including, without limitation, as necessary, electrical, water supply, storm, telephone and sewage services and facilities) are available to the Project and, to the extent necessary or desirable, arrangements have been made on commercially reasonable terms for such services, means of transportation, facilities and other materials.

         SECTION 7.1.24.  Accuracy of Information.

                  (a) No written information heretofore or contemporaneously furnished, relating to the Project Participants, the Project, the Credit Documents or the construction, ownership or operation of the Project, as the case may be, or the Project Documents, which has been supplied by the Borrower or any Affiliate thereof or, to the knowledge of the Borrower, by any Project Participant or any Affiliate thereof to the Independent Engineer, any Regulatory Authority, the Environmental Consultant, the Insurance Consultant, any Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. All information hereafter furnished by each Project Participant or any Affiliate thereof to the Independent Engineer, any Regulatory Authority, the Environmental Consultant, the Insurance Consultant, any Agent or any Lender will be true and accurate in every material respect on the date as of which such information is dated or certified and such information shall not as to information provided by a Project Participant, be incomplete by omitting to state any material information necessary to make such information not misleading in light of the circumstances under which they were made. The Borrower acknowledges that the Independent Engineer, the Environmental Consultant, the Insurance Consultant, the Agents and the Lenders are relying on such information. There is no fact known to any Project Participant, which as at the Closing Date could, and which thereafter would, reasonably be expected to have a Material Adverse Effect.

                  (b) The Agents have received a true and complete copy of each Project Document (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any). Except as may be permitted from time to time pursuant to Section 8.2.11, none of the Project Documents has been amended, modified or terminated at any time after the date of such delivery, and all of the Project Documents are in full force and effect.

         SECTION 7.1.25. Regulations G, T, U and X. No Affiliated Project Participant is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 7.1.26. Financial Advisors. (i) Except for Kramer, Clark & Company, Inc., no Affiliated Project Participant has retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or by the other Project Documents, which will result in the obligation of any Person to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated herein or therein, and (ii) the Borrower will indemnify and hold harmless each Lender and each Agent from and against all losses, claims, damages or liabilities (including legal fees and costs of investigation and defense thereof) to which such Person may become subject arising out of or based upon any act or omission arising out of a breach of the representation and warranty given in this Section.


                                  ARTICLE VIII

                            COVENANTS AND AGREEMENTS

         SECTION 8.1. Affirmative Covenants and Agreements of the Borrower. The Borrower agrees with each Agent and each Lender that, until all Commitments have been terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.1.

         SECTION 8.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (with sufficient copies for the Lenders) copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower and Trigen, respectively, unaudited financial statements of such Project Participant as of the end of such Fiscal Quarter and statements of income, retained earnings and cash flow of such Project Participant (including, in the case of the Borrower, a reconciliation of the Borrower capital accounts for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal

         Year and ending with the end of such Fiscal Quarter), certified, in each case, by the treasurer of such Project Participant;

                  (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower and Trigen, respectively (i) a copy of the annual audited financial statements (if any) for such Fiscal Year for such Project Participant, including therein a balance sheet as of the end of such Fiscal Year, statements of income, retained earnings and cash flow or other similar financial statements of such Project Participant including, in the case of the Borrower, a reconciliation of the Borrower capital accounts for such Fiscal Year, certified by KPMG Peat Marwick or by such other nationally recognized certified public accountant acceptable to the Majority Lenders; provided, however, in the case of the Borrower, a certificate from such accountants containing a certification that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

                  (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of the Borrower and Trigen, a certificate of the Borrower and Trigen, respectively, executed by an officer of such Project Participant, certifying that no Default exists (including no Default under Section 8.1.6) or, if a Default exists, describing such Default and the steps, if any, being taken to cure it;

                  [(d) as soon as possible and in any event on or prior to the 30th day prior to the expected Term Loan Closing Date and within 30 days after the end of each succeeding Fiscal Year, the Operating Budget of the Borrower;]*

                  (e) as soon as possible and in any event within 60 days after the end of each Fiscal Quarter ending after the Term Loan Closing Date, a status report, certified by a senior officer of the Borrower, setting forth in reasonable detail satisfactory to the Administrative Agent, the calculation of the Fixed Charge Coverage Ratio in respect of such Fiscal Quarter;

                  (f) as soon as possible and in any event within 60 days after the end of each Fiscal Quarter ending after the

--------
         *  SocGen to confirm.

         Term Loan Closing Date, if required, the Revenue Shortfall Certificate delivered pursuant to Section 3.1(b) of the Accounts Agreement;

                  (g) as soon as possible and in any event within three Business Days after the occurrence of each Default, a statement of a senior officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (h) as soon as possible and in any event within three Business Days after knowledge by the Borrower or Trigen of

                           (i)  the occurrence of any material adverse
                  development with respect to any litigation, action, proceeding, or labor controversy described in
                  Section 7.1.7,

                           (ii) the commencement of any material labor
                  controversy, dispute with or breach or default by any Contractor or any subcontractor, litigation, action or proceeding of the type described in Section 7.1.7, notice thereof and copies of all documentation relating thereto,

                           (iii) any challenge to, appeal of, termination of or
                  adverse change or modification to any Permit or other Governmental Approval relating or applicable to the Project whether by judicial, administrative or other proceeding,

                           (iv) the occurrence of any adverse development with
                  respect to any Taking, Partial Taking, Casualty Event or Partial Casualty Event,

                           (v) the occurrence of any matured or unmatured default by any Project Participant under any Project Document,

                           (vi) upon the Borrower obtaining knowledge thereof,
                  the occurrence with respect to any Project Participant, a Material Adverse Effect, or

                           (vii)  any material adverse change in the
                  financial condition of the Borrower or Trigen;

                  (i) promptly after the sending or filing thereof, copies of all

                           (i)  applications, reports and registration
                  statements which any Affiliated Project Participant files with the Securities and Exchange Commission or any national securities exchange, and

                           (ii) notices delivered pursuant to any other Project
                  Document not otherwise required to be delivered pursuant to this Section 8.1;

                  (j) as soon as possible and in any event within 18 Business Days after the end of each calendar month, a Certificate of Operational Results, substantially in the form of Exhibit O hereto, executed by an officer of the Borrower which certifies (i) the items set forth on Exhibit O and (ii) such other similar results of the Project reasonably requested by the Administrative Agent;

                  (k) as soon as possible and in any event within one calendar month after the end of each calendar month occurring before the date on which Project Completion has been achieved, a monthly progress report, certified by a senior officer of the Borrower, setting forth in reasonable detail (and attaching all pertinent schedules, statements, Change Orders, etc.), covering with respect to such month,

                           (A) status of engineering, procurement, construction,
                  vendor deliveries of equipment that is material to the Project, start-up activities, performance testing and the Borrower's adherence to the Construction Schedule and the Construction Budget, material revisions to the Construction Schedule, and Change-Orders,

                           (B) Project Costs incurred and disbursements made in
                  respect thereof in excess of more than 5% of such Project Costs as shown in the Construction Budget,

                           (C)  material milestones met during such month,

                           (D) retained amounts with respect to work done by any
                  Contractor under any Construction Contract during such month,

                           (E) status of Governmental Approvals necessary for construction or operation of the Project or Project Completion,

                           (F) status of safety, training, estimated work and
                  material milestones to be completed in the next succeeding month,

                           (G) disputes concerning Change-Orders,

                           (H) the estimated date on which Project Completion
                  will be achieved,

                           (I) a determination of whether sufficient funds
                  remain available either from the proceeds of the Loans or amounts held on deposit under the Accounts Agreement for such purposes in order for the Project to achieve Project Completion, and

                           (J) any other event or circumstance which would
                  reasonably be expected to have a Material Adverse Effect;

                  (l) as soon as possible and in any event within 120 days after the end of each Fiscal Year of Trigen, an opinion or opinions of Trigen's Canadian counsel, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent and each Lender (i) stating the enforceability and validity of the Credit Documents and the material Project Documents, (ii) stating that all action has been taken with respect to the filing, recording, re-filing and re-recording of the Security Documents and/or financing statements and continuation statements with respect thereto as is necessary to protect and preserve the perfected security interests of the Collateral Agent and the Lenders in and to the Collateral and the Liens on and in the Collateral created by the Security Documents in Canada and reciting the details of such action or referring to prior opinions of counsel in which such details are given and (iii) stating what, if any, action of the foregoing nature may, based on applicable Canadian law existing at the time such opinion is issued, reasonably be expected to become necessary during the next fifteen months in order to protect and preserve the rights and interests of the Agents and the Lenders in and to the Collateral and the Liens on and in the Collateral created by the Security Documents;

                  (m) as soon as possible and in any event within 30 days after each anniversary of the Closing Date, a letter in form and substance satisfactory to the Administrative Agent from the Insurance Consultant, or such other nationally-recognized independent insurance advisor satisfactory to the Administrative Agent, setting forth the Borrower's compliance with Section 8.1.4 and with the insurance requirements of the Project Documents (which letter may be commissioned by the Administrative Agent rather than the Borrower);

                  (n) promptly after the same are available, copies of all press releases and other statements made available generally by the Borrower to the public concerning developments in the Project;

                  (o) such other notices and information respecting the condition or operations, financial or otherwise, of any Project Participant, as any Lender or any Agent may from time to time reasonably request.

         SECTION 8.1.2.  Compliance with Governmental Rules, etc.

                  (a) The Borrower will Comply in All Material Respects with all applicable Governmental Rules and Governmental Approvals, such compliance to include compliance with all Canadian, provincial and local laws and applicable Environmental Laws and the maintenance of the Borrower's corporate existence and qualification to do business in each jurisdiction where the Borrower conducts business.

                  (b) The Borrower shall obtain and keep in full force and effect all applicable Governmental Approvals as shall now or hereafter be necessary under applicable Governmental Rules for the construction, ownership, operation or maintenance of the Project, or the execution, delivery and performance by the Borrower of any of the Credit Documents or Project Documents to which it is a party and shall promptly furnish copies thereof to the Administrative Agent and the Lenders. In particular, the Borrower shall file all applications for Governmental Approvals and shall obtain all Governmental Approvals and comply with all Governmental Rules listed in Item 7.1.4 ("Governmental Approvals to be Obtained") of the Disclosure Schedule by the dates specified in Item 7.1.4(b) of the Disclosure Schedule.

         SECTION 8.1.3.  Operation and Maintenance of the Project.

                  (a) The Borrower shall at all times operate, maintain, service and repair the Project in all material respects

                           (i) in accordance with the applicable provisions of
                  the Credit Documents, the Project Documents, the Insurance and the standards of prudence applicable to the waste processing and thermal energy industry and consistent with good engineering and utility practices for such industry,

                           (ii) in accordance with all provincial laws, federal laws, Governmental Rules and Governmental Approvals, and

                           (iii) to the extent required to

                                    (A)  maintain the Project in good operating
                           condition, ordinary wear and tear excepted,

                                    (B) cause the Project to continue to have
                           the functional ability to perform, on a continuing basis, in normal commercial operation (whether or not then operating), the functions for which it was designed, in accordance with the Project Documents, ordinary wear and tear excepted, and

                                    (C) comply with such standards and periodic
                           maintenance inspections as shall be required to enforce claims under all applicable warranties and any standards imposed by any insurance policies in effect at any time with respect to the Project or any part thereof.

                  (b) The Borrower shall, at all times, maintain good and marketable title to the Collateral free and clear of all Liens other than Liens permitted under Section 8.2.3. The Borrower shall maintain good and marketable title to all easements, rights-of-way, licenses or other real property rights required for access to, or construction and interconnection of the Project. The Borrower shall maintain a valid leasehold interest in each of the assets held under lease free and clear of all Liens, other than Liens permitted under Section 8.2.3.

                  (c) The Borrower shall cause the contractor which performs each phase of the construction, interconnection and Expansion, whether scheduled or not, to provide a warranty of its services and of the parts provided for a period not less than 90 days or such longer period as shall be customary in the Borrower's reasonable judgment.

                  (d) The Borrower shall make improvements of the Project in accordance with the Project Documents and all legal requirements.

                  (e) After Project Completion, the Borrower shall not make any modification, alteration or addition to the Project if such modification, alteration or addition would reasonably be expected to:
         (i) result in the loss or adverse modification of any manufacturer's or contractor's warranty, (ii) materially interfere with the ability of any Project Participant to perform its obligations under any Project Document, (iii) impair the value of the Collateral or (iv) adversely affect the output capacity, performance, heat rate, availability, anticipated revenues or cash flows of the Project or of the Borrower.

                  (f) If the Majority Lenders, pursuant to Section 4.2 of the Accounts Agreement, permit the Borrower to restore, repair and rebuild the Project, or any portion thereof, then the Borrower shall restore, repair and rebuild the Project, or any portion thereof, to the extent damaged or destroyed by any Casualty Event or Partial Casualty Event notwithstanding the insufficiency of any Casualty/Taking Proceeds received as a result of such Casualty Event or Partial Casualty Event.

         SECTION 8.1.4.  Insurance.

                  (a) Insurance By The Contractors: The Borrower shall cause the Contractors to maintain in full force and effect at all times on and after the Closing Date and continuing until the Project Completion Date, the insurance required under each Construction Contract.

                  (b) Insurance by the Borrower: The Borrower shall procure at its own expense and maintain in full force and effect at all times on and after the Closing Date (except for the builder's risk and delayed startup insurance) and continuing throughout the term of this Credit Agreement insurance policies with responsible insurance companies authorized to do business in the Province of Prince Edward Island with a Best Insurance Reports rating of `A-' or better and a financial size category of `IX' or higher or if not rated by Best a Standard & Poor's claims paying ability rating of `A' or higher (and other companies acceptable to the Administrative Agent), with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents, but in no event less than the limits and coverage provisions set forth below:

                  (i) Employer's Liability Insurance: Employer's liability insurance, if the Borrower has any employees, with a US$1,000,000 minimum limit per accident. A maximum deductible or self-insured retention of C$250,000 per occurrence shall be allowed.

                  (ii) General Liability Insurance: Liability insurance on an occurrence basis against claims filed in the United States or Canada and occurring in the United States or Canada for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage, personal injury insurance, and the hostile fire exception to the pollution liability exclusion with a US$1,000,000 minimum limit per occurrence for combined bodily injury and property damage provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Project. A maximum deductible or self-insured retention of C$250,000 per occurrence shall be allowed.

         (iii) Automobile Liability Insurance: Automobile liability insurance against claims filed in the United States or Canada and occurring in the United States or Canada for personal injury (including bodily injury and death) and property damage covering all owned, leased non-owned and hired motor vehicles, including loading and unloading, with a US$1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable. A maximum deductible or self-insured retention of C$250,000 per occurrence shall be allowed.

                  (iv) Excess Insurance: Excess liability insurance on an occurrence basis covering claims in excess of the underlying insurance described in the foregoing subsections (i), (ii) and (iii), with a US$40,000,000 minimum aggregate limit, provided, however, in the event the available limit of liability under such excess liability insurance is less than US$30,000,000 due to claims against such excess liability insurance, the Borrower shall purchase (or cause Trigen to purchase, pursuant to Section 3.2 of the Debt Service and Support Agreement) additional coverage so that the available limit of liability under such excess liability insurance is not less than US$40,000,000.

                           The amounts of insurance required in the foregoing subsections (i), (ii), (iii) and this subsection (iv) may be satisfied by Borrower purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

                  (v) Aircraft Insurance: If the performance of any of the Project Documents requires the use of any aircraft that is owned, leased or chartered by the Borrower, aircraft liability insurance with a US$25,000,000 minimum limit per occurrence for combined property damage and bodily injury, including passengers and crew.

                  On or prior to the Full Availability Date the Borrower shall procure and put into effect the builder's risk and delayed startup insurance required by clauses (vi) and (vii) below.

                  (vi) Builder's Risk Insurance: A builder's risk insurance policy on an "all risk" basis including coverage for the perils of earth movement
                           (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, boiler, turbine and machinery accidents, sabotage, terrorism. Such insurance shall be on a completed value form, with no periodic reporting requirements, insuring the Contract Price of each Construction Contract and providing coverage for
                           (a) the buildings, structures, boilers, machinery, equipment, facilities, fixtures, supplies, fuel and other properties constituting a part of the Project, (b) transit including ocean and air transit if any key equipment is to be moved by vessel or aircraft, with sub-limits sufficient to insure the full replacement value of key equipment items, (c) off-site storage with sub-limits sufficient to insure the full replacement value of any property or equipment not stored on the Site,
                           (d) removal of debris with a sub-limit not less than 25 percent of the loss amount, (e) pollution clean up and removal for a sub-limit not less than US$250,000, (f) foundations and other property below the surface of the ground, and (g) all operation and performance testing for a period not less than 60 days. The earth movement and flood coverage may be insured with a sub-limit not less than Contract Price of each Construction Contract plus the amount required in clause (vii) below for the delayed startup coverage. The deductible for all such insurance shall not exceed (h) $150,000 per occurrence. The policy is to insure steam and electrical transmission lines and equipment to the extent the Borrower has an insurable interest.
                           The ocean/air transit policy (which may be written separately) shall be on a "warehouse to warehouse" basis and contain ninety (90) day concealed damage discovery clause. The builder's risk coverage shall not contain an exclusion for freezing, mechanical breakdown, loss or damage covered under any guarantee or warranty with respect to products not manufactured by the Borrower, arising out of an insured peril, or resultant damage caused by faulty workmanship, design or materials. Coverage shall remain in effect until replaced by physical damage insurance as specified in clause (b)(viii) hereof.

                           If the insurance company providing the physical damage insurance is different from the company providing the boiler & machinery insurance required in this Section, then a joint loss agreement between them will be required and included as part of the respective policies.

                (vii) Delayed Startup Insurance: Delayed startup coverage in an amount equal to 12 months projected continuing expenses plus Scheduled Obligations of the Borrower caused by damage or loss to any property required to be insured in clause (vi) above including contingent loss as a result of damage or destruction of key equipment while in transit and finished equipment at manufacturers' premises. Such insurance shall (a) for damage to the steam turbine generator, have a deductible of not greater than 30 times average daily Project gross income, calculated on an annual basis and for all other losses, have a deductible of not greater than seven times average daily Project gross income, calculated on an annual basis, (b) include extra expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the delayed startup coverage even if such expenses do not reduce the delayed startup loss) in an amount not less than US$1,000,000, (c) include an indemnity period not less than 12 months and (d) not contain any form of a coinsurance provision or include a waiver of such provision. Coverage shall remain in effect until replaced by business interruption insurance as specified in clause
                           (b)(ix) hereof.

                           The insurance policies required by clauses (vii) and
                           (viii) shall be amended to waive any rights by the insurer to subrogate against the Contractors, all sub-contractors, the Borrower, Lenders and their respective officers and employees and include as insureds all sub-contractors and the Borrower.

                           (viii) Physical Damage Insurance: Property damage insurance on an "all risk" basis, boiler and machinery insurance on a comprehensive basis (covering all production machinery, including but not limited to pressure vessels, electrical turbines, generators, transformers and other related equipment, motors, air tanks, boilers, machinery, pressure piping or any other similar objects) including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption) and flood and providing coverage for (1) the Project (excluding the Expansion while insured by the builder's risk coverage and the steam and water pipelines) in a minimum aggregate amount equal to the "full insurable value" of the Project (excluding the Expansion while insured by the builder's risk coverage and the steam and water pipelines), (2) transit including ocean marine transit, if applicable, with sub- limits sufficient to insure the full replacement value of the property or equipment prior to its being removed from the Site and while located away from the Site, (3) foundations and other property below the surface of the ground and
                                    (4) attorneys fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property in a minimum amount of US$1,000,000. For purposes of this clause
                                    (b)(viii), "full insurable value" shall mean the full replacement value of the Project (excluding the steam and water pipelines), including any improvements, equipment, spare parts, fuel and supplies, without deduction for physical depreciation and/or obsolescence. All such insurance may have deductibles of not greater than US$150,000 per occurrence. Such insurance shall (5) not include any coinsurance provision, (6) provide for increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances with sub-limits not less than 10% of the

                                    "full insurable value" of the Project, and
                                    (7) include debris removal with sub-limits not less than US$500,000 or 25% of the loss, whichever is greater. The earth movement and flood coverage may be insured with a sub-limit not less than 100% of the "full insurable value" of the Project plus 100% of the business income amount required by clause (b)(ix) below. The property damage coverage shall not contain an exclusion for freezing, mechanical breakdown, loss or damage covered under any guarantee or warranty, or resultant damage caused by faulty workmanship, design or materials.

                           If the insurance company providing the physical damage insurance is different from the company providing the boiler & machinery insurance required in this Section, then a joint loss agreement between them will be required and included as part of the respective policies.

                  (ix) Business Interruption Insurance: Business Interruption insurance covering 100% of continuing operating expenses including payroll and Scheduled Obligations for a period of 12 months, arising from loss required to be insured by clause
                           (b)(viii) above. The maximum deductible shall be no greater than thirty times average daily Project gross income, calculated on an annual basis, for losses resulting from damage to the steam turbine generator and seven times average daily Project gross income, calculated on an annual basis, for all other losses. Such insurance shall also include an indemnity period of not less than 15 months and extra expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the business interruption even if such expense does not reduce the business interruption loss) in an amount not less than US$1,000,000. Such insurance shall not contain any coinsurance clause or include a waiver of such clause.

                  (x) Endorsements: All policies of insurance to be maintained by the Borrower shall provide for waivers of subrogation in favor of the Lenders and their respective officers and employees (and such other Persons as may be required by the Project Documents). All policies of liability insurance required to be maintained by the Borrower under this
                           Section 8.1.4(b), other than employer's liability, shall be endorsed as follows:

                           (A) To provide a severability of interest or cross liability clause.

                           (B) That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Administrative Agent or the Lenders.

                           (C) To name the Lenders and their respective officers and employees (and such other persons as may be required by the Project Documents) as additional insureds.

                  (2) Waiver of Subrogation: The Borrower hereby waives any and every claim for recovery from the Lenders for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

         (c) Amendment of Requirements: The Administrative Agent may at any time amend the requirements and approved insurance companies of this Section 8.1.4 due to (i) new information not known by the Lenders on the Closing Date or (ii) changed circumstances after the Closing Date which in the reasonable judgment of the Administrative Agent either renders such coverage materially inadequate or materially reduces the financial ability of the approved insurance companies to pay claims.

                  In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained shall not be reasonably available and commercially feasible in the commercial insurance market, the Administrative Agent shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (i) the Borrower shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by two independent insurance advisors of recognized national standing (one of which may be an insurance advisor to the Borrower and one of which may be the Insurance Consultant), certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for district heating systems of similar type and location (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions; (ii) at any time after the granting of any such waiver, but not more often than once a year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Administrative Agent from such independent insurance broker or the Insurance Consultant updating their prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be reasonably available and commercially feasible in the commercial insurance market, it being understood that the failure of the Borrower to timely furnish any such supplement report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence. The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of the Borrower's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

         (c) Application of Proceeds. All insurance proceeds recovered by the Administrative Agent as aforesaid on account of damage or destruction to the Project shall be applied in accordance with
                  Section 4.1.2.

         (d)      Conditions:

                  (xi) The Borrower shall promptly notify the Administrative Agent of any loss in excess of US$100,000 covered by any insurance maintained pursuant to Sections 8.14(b)(vi), (vii), (viii) and (ix).

                  (xii) All policies of insurance required to be maintained pursuant to Sections 8.1.4 (b)(vi), (vii), (viii) and
                           (ix) shall provide that the proceeds of such policies shall be payable to the Collateral Agent pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or ISO endorsement CP12181091, without contribution, provided that, if the proceeds thereof are less than US$100,000, such proceeds shall be paid to the Borrower. The Administrative Agent shall have the right to join the Borrower in adjusting any loss in excess of US$100,000. All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Lenders regardless of any breach or violation by the Borrower of warranties, declarations or conditions contained in such policies, any action or inaction of the Borrowers or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project (the foregoing may be accomplished by the use of the Lender Loss Payable Endorsement required above).

                  (iii) A loss under any insurance required to be carried under Sections 8.1.4(b)(vi), (vii), (viii) and (ix) shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, subject to the approval of the Administrative Agent if such loss is in excess of US$100,000. In addition, the Borrower may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds US$100,000 the terms of such settlement is concurred with by the Administrative Agent.

                  (iv) All policies of insurance required to be maintained pursuant to Section 8.1.4(b) shall be endorsed so that if at any time should they be canceled, or coverage be reduced which affects the interests of the Lenders, such cancellation or reduction shall not be effective as to the Lenders for 60 days, except for non-payment of premium which shall be for 10 days, after receipt by the Administrative Agent of written notice from such insurer of such cancellation or reduction.

                  (v) All policies of insurance required to be maintained pursuant to Sections 8.1.4(b)(vi), (vii), (viii) and
                           (ix) shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood and earth movement.

         (e) Evidence of Insurance: On the Closing Date and on an annual basis at least 10 days prior to each policy anniversary, the Borrower shall furnish the Administrative Agent with (1) approved certification of all required insurance and (2) a schedule of the insurance policies held by or for the benefit of the Borrower and required to be in force by the provisions of this Section 8.1.4(b). Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this
                  Section 8.1.4(b). Upon request, the Borrower will promptly furnish the Administrative Agent with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Borrower. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

         (f) Reports: Concurrently with the furnishing of the certification referred to in clause (f), the Borrower shall furnish the Administrative Agent with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Section 8.1.4. and attaching an updated copy of the schedule of insurance required by clause (f) above. In addition the Borrower will advise the Administrative Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Borrower which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Borrower pursuant to this Section 8.1.4.

         (g) Failure to Maintain Insurance: In the event the Borrower fails, or fails to cause the Contractors or the Operator, to take out or maintain the full insurance coverage required by this Section 8.1.4(b), the Administrative Agent, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Administrative Agent shall become an additional obligation of the Borrower to the Administrative Agent, and the Borrower shall forthwith pay such amounts to the Administrative Agent, together with interest on such amounts at a rate per annum equal to the Canadian Funds Rate plus the Applicable Margin plus an additional margin of 2.0% per annum.

         (h) No Duty of Administrative Agent to Verify or Review: No provision of this Section 8.1.4 or any provision of the Credit Agreement or any Project Document shall impose on the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Administrative Agent be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter. Any failure on the part of the Administrative Agent to pursue or obtain the evidence of insurance required by this Agreement from the Borrower and/or failure of the Administrative Agent to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

         (i) Maintenance of Insurance: The Borrower shall at all times maintain the insurance coverage required under the terms of the Project Documents.

         SECTION 8.1.5. Books and Records. The Borrower will keep complete books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions. If no Default has occurred and is continuing, the Borrower will permit each Agent and each Lender and any of their respective representatives to visit all of its offices during normal business hours to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Agent, each Lender and any of their respective representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books and records. Upon the occurrence and during the continuation of an Event of Default, the Borrower will permit each of the Agents and each of the Lenders and any of their respective representatives to visit and inspect the Project at any time and investigate all matters as such Person deems to be appropriate. All such visits shall be subject to the Borrower's reasonable safety and security procedures. The Borrower shall pay any fees of such independent public accountant incurred in connection with each Agent's or any Lender's exercise of its rights pursuant to this Section. Each of the Agents and the Lenders, any of their respective representatives and the Independent Engineer shall have the right, upon reasonable notice to the Borrower, to inspect the Project from time to time and to witness and verify the performance tests conducted in connection with the Project and to attend any regular or special information meetings with any Contractor. The Independent Engineer shall be permitted to visit the Project at all times. On each such visit, the Independent Engineer shall be entitled to investigate such matters as the Independent Engineer believes to be appropriate for its duty to keep the Lenders informed of the progress of construction, repair or maintenance, the results and methods of operations, compliance with Governmental Rules and Governmental Approvals (including environmental matters) and such other matters as requested by the Lenders or any Agent or required pursuant to the terms of any Project Document. The Borrower shall cooperate fully with such visits and investigations and shall make available to the Independent Engineer such officers and employees of the Borrower as the Independent Engineer deems necessary for the completion of such investigations.

         SECTION 8.1.6.  Environmental Covenant.  The Borrower will

                  (a) construct, use and operate the Project in Material Compliance with all applicable Environmental Laws, obtain, renew and maintain all Governmental Approvals relating to environmental matters in effect and remain in Material Compliance therewith, and handle all Hazardous Materials in Material Compliance with all applicable Environmental Laws;

                  (b) promptly, but in any event within two Business Days, notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the environmental condition of the Project and the Project property or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Administrative Agent any actions and proceedings relating to compliance with any applicable Environmental Laws; provided, however, that with the prior written consent of the Majority Lenders, the Borrower may settle or compromise such actions and proceedings;

                  (c) deliver on each of each anniversary of the Closing Date, the Term Loan Closing Date and each anniversary of the Term Loan Closing Date an Environmental Certificate (which may be combined with other certificates delivered at such times); and

                  (d) provide other such information and certifications relating to the subject matter of this Section 8.1.6 which the Administrative Agent may reasonably request in writing from time to time to evidence compliance with this Section.

         SECTION 8.1.7. Taxes. The Borrower shall pay and discharge or cause to be paid or discharged, all Taxes imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach to its income, profits or property, and all lawful claims which, if unpaid, might become a Lien upon the income, profits or property of the Borrower; provided, however, that the Borrower shall have the right to contest in good faith the validity or amount of any Tax by proper proceedings timely instituted, if:

                  (a) the Borrower diligently prosecutes such contest;

                  (b) during the period of such contest the enforcement of any contested item is effectively stayed;

                  (c) such reserves, if any, as required by GAAP shall have been set aside by the Borrower with respect thereto;

                  (d) such claim could not result in the imposition of any civil or criminal penalty against the Borrower, any Lender or any Agent; and

                  (e) adequate security in the form of a bond or other security satisfactory to the Administrative Agent is provided by the Borrower to the Administrative Agent for the payment of any contested item to the extent that such security is necessary in order for the enforcement of any contested item to be effectively stayed and any Lien arising thereby to be effectively removed. The Borrower will promptly pay any valid, final judgment enforcing any Tax and cause the same to be satisfied of record.

         SECTION 8.1.8. Essential Technical Information. The Borrower shall from time to time obtain and shall comply with all Essential Technical Information, shall maintain all such Essential Technical Information necessary to operate and construct the Project and shall promptly make available copies thereof to the Agents and the Lenders and, upon the request of the Administrative Agent, make copies available to the Agents and their advisors, including copies of such Essential Technical Information received by the Borrower in connection with any Construction Contract, subject, in each case, to the extent not prohibited by any agreement relating thereto; no Construction Contract contains any such prohibition. All Essential Technical Information which by its terms can be assigned as collateral security shall be assigned by the Borrower to the Collateral Agent for the benefit of the Secured Parties pursuant to, and included as part of the Collateral under, the Security Documents, and the Borrower shall, from time to time at its own expense, promptly execute and deliver all agreements, instruments and documents, and take all actions, that may be necessary or that the Administrative Agent or the Collateral Agent may reasonably request to ensure that all such Essential Technical Information is subject to the Liens of the Security Documents and that the Lien on such Essential Technical Information is properly perfected.

         SECTION 8.1.9. Operating Logs, etc. On and after the Final Completion Date, the Borrower shall maintain and keep on site at the Site at least the following: (i) hourly operating logs showing the production of hot water, steam, process heat and electricity (the "Operating Logs"), (ii) maintenance and repair reports in sufficient detail to indicate the nature and date of all planned regular and extraordinary or unplanned maintenance and repair activities (the "Maintenance Logs"), and (iii) all records, correspondence and other materials relating to obtaining and maintaining Governmental Approvals relating or applicable to the Project, and compliance with Governmental Rules relating or applicable to the Project (the "Regulatory Records"). The Borrower shall ensure at all times that the Operating Logs, the Maintenance Logs and the Regulatory Records are complete and accurate in all material respects and shall make the Operating Logs, the Maintenance Logs and the Regulatory Records available for inspection by any Agent, any Lender or any of their respective representatives (including the Independent Engineer). The Borrower shall not dispose of or destroy any of the Operating Logs, the Maintenance Logs or the Regulatory Records for a period of three years after their respective dates without the prior written consent of the Administrative Agent.

         SECTION 8.1.10. Operating Budgets. On or prior to the 30th day prior to the expected Term Loan Closing Date and within 30 days after the end of each succeeding Fiscal Year, the Borrower shall adopt an operating plan (including a maintenance schedule) and a budget and a pro forma statement of income and retained earnings and a pro forma cash flow statement of the Borrower (collectively, an "Operating Budget"). Copies of the proposed Operating Budget for each Fiscal Year shall be furnished to the Administrative Agent and shall show in reasonable detail all projected revenues and operating costs and expenses projected for such Fiscal Year or period, as the case may be, on a quarterly basis.

         SECTION 8.1.11. Accounts Agreement. The Borrower shall fully perform its obligations pursuant to the Accounts Agreement, the Borrower shall maintain all bank accounts in compliance with the Accounts Agreement and such accounts shall be maintained with a local banking institution reasonably acceptable to the Administrative Agent; provided, however, that such institution shall act as the Administrative Agent's collateral agent in respect of such account.

         SECTION 8.1.12.  Maintenance of Lien.

                  (a) The Borrower will take or cause to be taken all action required or desirable to maintain and preserve the Liens of the Security Documents and the priority thereof.

                  (b) The Borrower shall, on each six month anniversary of the Closing Date, (i) execute a supplemental Debenture (a "Supplemental Debenture"), (ii) deliver an executed counterpart of such Supplemental Debenture to the Agents (with sufficient copies for each of the Lenders) and (iii) file such Supplemental Debenture in accordance with the Canada Security Acts.

                  (c) The Borrower shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of the Security Documents) and register and record such Project Documents in such offices reasonably requested by any Agent for such purposes. The Borrower shall take all action required to cause each Additional Project Document to be or become subject to the Lien of the Security Agreement and the Assignment of Principal Contracts (whether by amendment to the Security Agreement, the Assignment of Principal Contracts or otherwise) and shall deliver or cause to be delivered to the Agents such legal opinions, certificates or other documents with respect to such Additional Project Document as either Agent may reasonably request. The

         Borrower shall cause each Material Project Participant (other than the Borrower) to execute and deliver a consent in writing, which consent shall be in form and substance satisfactory to the Agents, the Liens created by the Security Documents (or otherwise) on each Additional Project Document entered into by the Borrower with the prior consent of the Agents and the Majority Lenders and such legal opinions relating to such Additional Project Document and such consents as the Collateral Agent may reasonably request.

         SECTION 8.1.13. Performance of Project Documents; Operation. The Borrower shall perform and observe all of its covenants and agreements contained in any of the Project Documents to which it is a party, shall take all necessary action to prevent the termination of any such Project Documents in accordance with the terms thereof or otherwise, shall enforce each material covenant or obligation (or any other covenant or obligation upon the written request of the Administrative Agent) of such Project Document in accordance with its terms, shall comply with all recommended operating procedures or manufacturers' warranty conditions, as applicable, and shall take all such action to that end as from time to time may be reasonably requested by the Administrative Agent (including the replacement of any Contractor, if such Person is in default of their respective Obligations under the Project Documents). The Borrower shall request each action, document, certificate or other information under each Project Document where, in the Borrower's discretion, it may so request. The Borrower at all times shall operate and maintain the Project in accordance with prudent engineering, operation and maintenance practices for the waste processing and thermal energy industry. The Borrower at all times shall operate and maintain the Project in accordance with generally accepted prudent waste processing and thermal energy practices for the industry. The Borrower shall not take any action which would reasonably be expected to result in any rescission, termination, modification or suspension of any Governmental Approval or permit any other Affiliated Project Participant to take any action which should reasonably be expected to result in any rescission, termination, modification or suspension of any Governmental Approval relating to the Project.

         SECTION 8.1.14. Construction of the Project; Performance Tests. The Borrower shall cause the Project to be duly completed in all material respects in accordance with all applicable Project Documents, all Governmental Rules and Governmental Approvals and all prudent construction and engineering practices and consistent with good engineering practices for the waste processing and thermal energy industry. The Borrower shall cause the Start-Up Tests to be achieved without giving effect to any variances or waivers, except with respect to emissions.

         SECTION 8.1.15. Use of Proceeds. All proceeds recovered by the Borrower or the Administrative Agent on account of (i) any Casualty/Taking Proceeds or
(ii) any indemnified loss shall be applied pursuant to Section 4.2 of the Accounts Agreement. The Borrower shall apply the proceeds of each Borrowing in accordance with Section 5.9.

         SECTION 8.1.16. Payment of Project Costs. At any time that the amount of remaining unused Commitments is insufficient or reasonably expected to be insufficient to pay all Project Costs necessary to attain Final Completion, the Borrower must within 30 days thereof, either provide additional funds in an amount equal to the excess of such Project Costs over such Commitment ("Excess Costs") or provide credit support, satisfactory in form and substance to the Lenders and their respective counsel, in an amount equal to such Excess Costs.

         SECTION 8.1.17. Hedging Agreements. In the event the Borrower receives an offer to enter into any Hedging Agreement, the Borrower shall grant the Administrative Agent a right of first refusal with respect to such Hedging Agreement.

         SECTION 8.1.18. Assignment of Principal Contracts. The Borrower agrees that it shall cause each Project Participant to execute and deliver the Assignment of Principal Contracts, in a form reasonably acceptable to the Administrative Agent, to the Collateral Agent, together with the opinion of counsel set forth in Section 6.1.15(e), on the first to occur of (i) the Full Availability Date or (ii) November 30, 1996.

         SECTION 8.1.19. Financial Statements of Material Project Participants. The Borrower agrees that it shall deliver to each of the Lenders and the Agents the financial statements described in Section 6.1.8, together with the certificate described in such Section, of the Government of Prince Edward Island no later than February 15, 1997.

         SECTION 8.1.20. Steen Construction Contract. The Borrower agrees that it shall deliver to each of the Lenders and the Agents the Steen Construction Contract, duly executed and in a form reasonably satisfactory to the Administrative Agent and the Independent Engineer on the first to occur of (i) the Full Availability Date or (ii) November 30, 1996.

         SECTION 8.1.21. Exhibit to Equipment Lease Agreement. On the first to occur of (i) the Full Availability Date or (ii) November 30, 1996, the Borrower shall deliver to the Administrative Agent (with sufficient copies for the Lenders) a copy of Schedule A to the Equipment Lease Agreement dated August 8, 1995 between the Borrower and UPEI, together with a certificate of an Authorized Officer of the Borrower stating that such Schedule is a true and complete copy of Schedule A to such Equipment Lease Agreement.

         SECTION 8.1.22. Revenues of Borrower. The Borrower shall deposit all revenues into the Accounts in accordance with the Accounts Agreement, provided, however, revenues received which have no connection with the Project shall be deposited into an account other than an Account maintained pursuant to the terms of the Accounts Agreement (the "Segregated Account").

         SECTION 8.1.23. Notice of Default. The Borrower shall, upon the receipt of any notice of default under any Project Document, immediately deliver to the Administrative Agent (with a copy to the Collateral Agent) a copy of such notice.

         SECTION 8.2. Negative Covenants. The Borrower agrees with each Agent and each Lender that until all Commitments have been terminated and all Obligations paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.2.

         SECTION 8.2.1. Business Activities. Except as set forth in Item 7.1.16 of the Disclosure Schedule on the Closing Date, the Borrower will not engage in any business activity other than the ownership, construction, operation and maintenance of the Project, district energy systems and co-generation facilities, and all developmental activities as may be incidental or related thereto, provided, however, the Borrower may engage in development activities with respect to other projects of a similar nature so long as the Borrower shall not enter into any binding agreements with respect to an investment or obligation to incur costs or make expenditures without the prior written approval of the Administrative Agent.

         SECTION 8.2.2. Indebtedness. The Borrower will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness incurred in connection with the Project Credit Facilities;

                  (b) unsecured Indebtedness incurred in the ordinary course of business (including open accounts (not more than 90 days past due) extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding the Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                  (c) Indebtedness that, by its terms, is subordinate and junior to the Project Credit Facilities in amounts and with terms and provisions substantially in the form of Exhibit T hereto satisfactory to the Agent and the Lenders; and

                  (d) unsecured Indebtedness of a type described in clause (c),
         (d), (f) or (g) of the definition of Indebtedness in an aggregate principal amount not to exceed C$500,000 at any time outstanding having such terms and conditions (including interest rate, maturity, covenants, events of default and remedies) and incurred pursuant to such documentation which is, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 8.2.3. Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, or any of the property, revenues or assets of the Project, whether now owned or hereafter acquired, except:

                  (a) the Liens created under the Security Documents and the Liens set forth on Item 7.1.14 of the Disclosure Schedule;

                  (b) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith in accordance with Section 8.1.7 and for which proper reserves have been established in accordance with GAAP;

                  (c) the Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (e) Liens securing indebtedness permitted under Section 8.2.2(d);

                  (f) those matters listed as exceptions to title in the opinion of Stewart McKelvey Sterling & Scales delivered to the Borrower in connection with the Facility Purchase
         Agreement; and

                  (g) in the event the Borrower enters into a Hedging Agreement with any Person who is not a Lender or an Agent, a security interest in the Borrower's assets may be granted to such Person, provided, however, such Person may only direct the disposition of collateral in an amount that does not exceed the amount at risk pursuant to such Hedging Agreement immediately prior to the acceleration of such Hedging Agreement.

         SECTION 8.2.4. Investments. Except as set forth in Item 8.2.4 of the Disclosure Schedule, the Borrower will not make, incur, assume or suffer to exist any Investment in any other Person, except Cash Equivalent Investments and other business activities permitted under Section 8.2.1; provided, however, that any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

         SECTION 8.2.5. Restricted Payments; Distributions. The Borrower will not make, pay, distribute or set aside funds after an Event of Default has occurred and is continuing. The Borrower shall not make any distributions to Trigen, provided, however, that so long as (i) no default or event of default exists under the Debt Service and Support Agreement, (ii) no default has occurred and is continuing under any other Credit Document, (iii) the Term Loan Closing Date has occurred and (iv) adequate provision has been made for working capital in an amount not less than C$250,000, distributions may be made to Trigen.

         SECTION 8.2.6. Capital Expenditures, etc. On or prior to the Term Loan Closing Date the Borrower will not make any Capital Expenditure not reflected in the Construction Budget or permitted Change Orders.

         SECTION 8.2.7. Issuance of Capital Stock. The Borrower shall not sell or issue any capital stock, partnership interest or other equity interests or any warrants, options or other securities convertible into or exercisable for any capital stock, partnership interests or other equity interests.

         SECTION 8.2.8. Take or Pay Contracts. The Borrower will not enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if (i) such arrangement by its terms requires that payment be made by the Borrower regardless of whether such materials, supplies, other property or services are delivered or furnished to it and

(ii) such arrangement would have a Material Adverse Effect on the Borrower or the Project.

         SECTION 8.2.9. Consolidation, Merger, etc. The Borrower will not liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof).

         SECTION 8.2.10. Asset Dispositions, etc. The Borrower will not sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets (including accounts receivable) to any Person other than (i) sales of divisions, other than any division necessary for or involved in the operation and maintenance of the Facility, or of Subsidiaries, (ii) sales, transfers, leases, contributions or other conveyances of assets in the ordinary course of business which are not necessary for the operation or maintenance of the Facility having a fair market value not exceeding C$100,000 in the aggregate in any Fiscal Year and (iii) sales of Cash Equivalent Investments prior to the maturity thereof.

         SECTION 8.2.11.  Certain Agreements and Other Documents.

                  (a) Except with respect to Change Orders, the Borrower shall not

                           (i) enter into or consent to any amendment,
                  modification or supplement of, any material Project Document except with the prior written consent of the Administrative Agent and the Majority Lenders, such consent not to be unreasonably withheld or delayed,

                           (ii) cancel or terminate any material Project
                  Document to which it is a party, except with the prior written consent of the Administrative Agent and the Majority Lenders, such consent not to be unreasonably withheld or delayed,

                           (iii) sell, transfer, assign (other than pursuant to
                  the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Project Document or any Project asset,

                           (iv) waive any default under, or breach of, any
                  material Project Document or waive, fail to enforce, forgive or release any right, interest or entitlement, howsoever arising, under or in respect of any Project Document or vary or agree to the variation in any way of any material provision of any Project Document or of the performance of any material obligation by any other Person under any Project Document, except with prior written consent of the Administrative Agent and the Majority Lenders, such consent not to be unreasonably withheld or delayed, or

                           (v) petition, request or take any other legal or
                  administrative action that seeks, or may reasonably be expected, to rescind, terminate or suspend any Project Document or amend or modify any thereof.

                  (b) Without the prior written consent of the Administrative Agent (after consultation with the Independent Engineer) and, if required by the immediately succeeding sentence, the Majority Lenders, the Borrower shall not enter into any Change Order which (i) results in an increase in Project Costs in excess of C$100,000 individually or, together with all prior Change Orders, results in an increase in Costs exceeding C$500,000 or (ii) either individually or in conjunction with some or all prior Change Orders (A) changes or modifies the plans and specifications of any Construction Contract and the other relevant construction contracts in any material way, changes the Construction Schedule or other relevant construction schedules in any material way or adversely affects the performance levels or performance guarantees set forth in any Construction Contract or the performance levels set forth in other relevant construction contracts or (B) results in any change to the Project which is adverse to the interests of the Lenders. If such Change Order results in an increase in Project Costs in excess of C$500,000 or, together with all prior Change Orders, results in an increase in Costs exceeding C$1,000,000 in the aggregate, the Borrower shall obtain the prior written consent of the Majority Lenders to such Change Order. The Borrower shall give at least five Business Days' prior written notice to the Administrative Agent and the Independent Engineer of each and every Change Order to be entered into by the Borrower with a reasonably detailed explanation of such Change Order, including the Cost thereof, and shall certify whether such Change Order requires the consent of the Administrative Agent or the Majority Lenders and stating the reasons therefor. For Change Orders requiring the consent of the Majority Lenders, the Borrower shall simultaneously send written notice thereof to all Lenders.

                  (c) The Borrower shall not enter into any Additional Project Document which would reasonably be expected to have a Material Adverse Effect.

                  (d) Without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld or delayed), the Borrower shall not amend, modify or reallocate any portion of the Construction Budget, except the Borrower may make such allocations and reallocations with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

                  (e) From and after the Term Loan Closing Date, the Borrower shall not permit its Fixed Charge Coverage Ratio to be less than 1.0 to 1.0.

         SECTION 8.2.12. Transactions with Affiliates. The Borrower will not enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates that is not on commercially reasonable terms and, in connection with such arrangements (other than the Project Documents) under which C$250,000 or more is to be paid to or by the Borrower, without the approval of the Administrative Agent and the Majority Lenders.

         SECTION 8.2.13. Negative Pledges, Restrictive Agreements, etc. The Borrower will not enter into any agreement (excluding this Agreement and any other Project Document) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Project Document.

         SECTION 8.2.14. Bonus Payments. Except as expressly provided for in the Project Documents, the Borrower shall not make any bonus, incentive or other similar payment to Trigen, any Contractor or any other subcontractor or any operator.

         SECTION 8.2.15. Certain Matters Related to Project Documents. The Borrower shall not, except with the prior written consent of the Administrative Agent (after consultation with the Independent Engineer) (i) agree or consent to any test procedures under or related to any Construction Contract, (ii) accept any notice of Substantial Completion, Project Completion, or other similar notice under the Project Documents, (iii) accept the results of any item described in the preceding clause (i), or of any performance tests, or (iv) accept any notice of the completion of any milestone pursuant to any Construction Contract.

         SECTION 8.2.16. Management Fees. From and after the tenth anniversary of the Commitment Termination Date the Borrower shall not pay any Management Fees.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an event of default (an "Event of Default").

         SECTION 9.1.1. Condemnation. A material portion of the Project shall be permanently condemned or seized or title thereto shall be permanently requisitioned or taken by any Regulatory Authority under power of eminent domain or otherwise; or a material portion of the Project shall be temporarily condemned or seized or title thereto shall be temporarily requisitioned or taken by any Regulatory Authority under power of eminent domain or otherwise and such temporary condemnation, seizure, requisition or taking would have a Material Adverse Effect.

         SECTION 9.1.2. Non-Payment of Obligations. The Borrower shall

                  (a) default in the payment of principal of any Loan when due (for purposes of clarity, the term "principal" shall mean, with respect to any outstanding Loan in the form of Bankers' Acceptances, the face amount of such Bankers' Acceptance); or

                  (b) default in the payment of any interest on any Loan, any prepayment premium, fee or any other amount payable by the Borrower hereunder or under any other Project Document when due and such default shall have continued unremedied for five days; provided, however, that the Borrower may withhold payments due in respect of any Project Document, which is not a Credit Document, pursuant to a bona fide dispute in connection therewith provided (i) that any such withholding of payment does not entitle any party to such Project Document to terminate such Project Document and (ii) that, in the event the Project Document does not expressly permit any such withholding of payments, the Borrower has not received a notice from a party to such Project Document that such Project Document will be terminated due to the Borrower's failure to make any payments due under or in respect of such Project Document.

         SECTION 9.1.3. Breach of Warranty. Any representation or warranty of any Affiliated Project Participant made or deemed to be made under or in any Credit Document or Project Document or any other writing or certificate furnished by or on behalf of the Borrower or such other Project Participant, to any Agent or any Lender for the purposes of or in connection with any Credit Document or any Project Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect in any material respect when made and such default would reasonably be expected to have or has a Material Adverse Effect.

         SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of its obligations under Sections 5.9, 8.1.1(e), 8.1.4, 8.2.1, 8.2.4, 8.2.5, 8.2.6,
8.2.7, 8.2.8, 8.2.9, 8.2.10, 8.2.11, 8.2.13, 8.2.14 or 8.2.15. The Borrower
shall default in the due performance and observance of its obligations under (i) Sections 8.2.2 or 8.2.3, and such default shall continue unremedied for a period of three Business Days and (ii) Section 8.2.12, and such default shall continue unremedied for a period of five Business Days (or such longer period, not to exceed ten Business Days, as shall be required in the Administrative Agent's and the Majority Lenders' sole determination to remedy any such failure to perform or observe any such agreement so long as the Borrower shall be diligently and in good faith seeking to remedy such failure to perform or observe such covenant).

         SECTION 9.1.5. Non-Performance of Other Covenants and Obligations. Any Material Project Participant shall default in the due performance and observance of any other agreement (other than failures referred to in Section 9.1.2, 9.1.3, 9.1.4, 9.1.15 or 9.1.17) contained in any Project Document, the Debt Service and Support Agreement or any Security Document and such default shall continue unremedied for a period of 30 days (or such longer period, not to exceed 90 days, as shall reasonably be required in the Administrative Agent's and the Majority Lenders' reasonable determination to remedy any such failure to perform or observe any such agreement so long as such Material Project Participant shall be diligently and in good faith seeking to remedy such failure to perform or observe such covenant) or shall disavow its obligations thereunder after the earlier of the date the Borrower knew or should have known of the occurrence of such default or any Agent shall have given notice of such default to the Borrower and, with respect to a Material Project Participant which is not an Affiliated Project Participant, such default could reasonably be expected to have or has a Material Adverse Effect.

         SECTION 9.1.6. Default on Other Indebtedness. (i) A default shall occur in the payment when due, whether by acceleration, stated maturity or otherwise, of any Indebtedness (x) of the Borrower in an amount individually or in the aggregate in excess of C$250,000 if the effect of such default is to accelerate or permit the acceleration of (whether or not any applicable notice has been given or any period has elapsed) the maturity of any such Indebtedness, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to Indebtedness of Trigen in an amount individually or in the aggregate in excess of US$1,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness.

         SECTION 9.1.7. Judgments. Any judgment or order (a) for the payment of money, individually or in the aggregate, (i) in excess of C$100,000 shall be rendered against the Borrower which judgment or order would have a Material Adverse Effect, and in each such case, either

                  (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect

         SECTION 9.1.8. Change in Control. Any Change in Control shall occur. Trigen shall cease to own directly or indirectly all of the voting interests in the Borrower, without the prior written approval of the Administrative Agent.

         SECTION 9.1.9. Bankruptcy, Insolvency, etc. Any Affiliated Project Participant shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each such Person hereby authorizes each Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Credit Documents or Project Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Person and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person, or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that such Person hereby expressly authorizes each Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Credit Documents or Project Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing;

provided, however, replacement cure periods for certain Project Participants will be negotiated.

         SECTION 9.1.10. Governmental Approvals and Governmental Rules. Any Material Project Participant shall fail to obtain, renew, maintain or Comply in All Material Respects with any Governmental Approvals or comply with any Governmental Rules in any material respect as shall be necessary (1) for the execution, delivery or performance of such Project Participant of its obligations, or the exercise of its rights or performance of its obligations, under any Project Document, or (2) for the construction or operation of the Project as contemplated by the Project Documents or (3) for the grant by any Affiliated Project Participant of the Liens created under the Security Documents or for the validity and enforceability or the perfection of or exercise by the Collateral Agent of its rights and remedies under the Security Documents; or any such Governmental Approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect; or any proceeding or investigation by a public authority shall be commenced by or before any Regulatory Authority for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any such Governmental Approval, and such proceeding or investigation by a public authority is not contested in good faith by such Project Participant; and the result of all of the foregoing would have a Material Adverse Effect.

         SECTION 9.1.11. Impairment of Security, etc. Any Security Document, or any Lien granted thereunder in favor of the Collateral Agent or any Secured Party, shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto or any party thereto shall so assert in writing; any Lien granted thereunder shall fail to have the priority purported to be granted thereunder; any Security Document, or any material provision thereof, shall be declared to be null and void or the validity or enforceability thereof shall be contested by any party thereto or by any Regulatory Authority.

         SECTION 9.1.12. Title to Properties. The Borrower ceases to have good and marketable title to the Project or the rights necessary to own, construct, operate and maintain the Project.

         SECTION 9.1.13. Final Completion Date. The Final Completion Date shall not have occurred on or prior to December 31, 1997.

         SECTION 9.1.14. Trigen Debt Service and Support Agreement. Trigen shall default in any of its obligations under the Debt Service and Support Agreement and such default shall continue unremedied for a period of five Business Days.

         SECTION 9.1.15. Abandonment of Project. The Borrower shall, in the reasonable opinion of the Administrative Agent or the Majority Lenders, have abandoned the construction or the operation of the Project or any material part thereof.

         SECTION 9.1.16. Accounts Agreement. The Borrower shall default in the performance of its obligations under the Accounts Agreement, and such default shall continue unremedied for a period of three Business Days.

         SECTION 9.1.17. Closing Date. The Closing Date shall not have occurred prior to October 1, 1996.

         SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
9.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Majority Lenders shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated), to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

         SECTION 9.4.  Additional Remedies.

                  (a) Upon the occurrence of an Event of Default, to the extent necessary to cure any such Event of Default, (i) with the prior written consent of the Administrative Agent, which consent may be given or withheld in the Administrative Agent's sole discretion or at the direction of the Administrative Majority Lenders, any Contractor or any subcontractor may submit a Borrower Construction Certificate on behalf of the Borrower, and (ii) the Administrative Agent with the consent of the Majority Lenders may make payments directly to any Contractor, any subcontractor or any other Person. The Administrative Agent shall give the Borrower prior written notice of all Loans and payments made by the Administrative Agent pursuant to this provision. All sums advanced and disbursed hereunder, including, without limitation, any Loan made by the Administrative Agent, the proceeds of which are paid to any Contractor, any subcontractor or any other Person shall be disbursed under this Agreement and the Notes and shall be secured by the Security Documents.

                  (b) Administrative Agent Attorney-in-Fact. The Borrower hereby appoints the Administrative Agent as the attorney-in-fact of the Borrower, with full power of substitution, and in the name of the Borrower, if the Administrative Agent elects to do so (in consultation with the Independent Engineer and with the consent of the Majority Lenders), upon an Event of Default, to:

                           (i) make such changes in the plans and specifications
                  for the reasonable construction of the Project, employ such engineers and contractors as may be required, and use such sums as are necessary, including any proceeds of the Loans, for the purpose of completing the construction of the Project and the Bypass Pipeline substantially in accordance with the plans and specifications for the construction of the Project and the Bypass Pipeline, and in compliance with Governmental Approvals,

                           (ii) apply any monies in the accounts under the
                  Accounts Agreement to the payment of the Borrower's obligations to the Lenders and the Agents or any other Person (whether or not then due and payable) under any of the Project Documents,

                           (iii) disburse and directly apply the proceeds of any Loan to the satisfaction of any of the Borrower's Obligations,

                           (iv) hold, use, disburse and apply the Loans for
                  payment of any Project Costs, and the payment or performance of any obligation of the Borrower under any Project Document,

                           (v) advance and incur such expenses as the
                  Administrative Agent deems reasonably necessary for the completion of construction of the Project and to preserve the Project,

                           (vi) disburse any portion of any Loan, from time to
                  time, to Persons other than the Borrower for the purposes specified herein or in any other Project Document,

                           (vii) construct, maintain or operate the Project and,
                  prior to the sale to Southwest, the Bypass Pipeline,

                           (viii) execute all applications and certificates in
                  the name of the Borrower as required for construction and operation of the Project,

                           (ix) endorse the name of the Borrower on any checks
                  or drafts, representing proceeds of any insurance policies, or other checks or instruments payable to the Borrower with respect to the Project,

                           (x) do every act with respect to the Project
                  Documents and the construction and operation of the Project which the Borrower may do,

                           (xi) prosecute or defend any action or proceeding
                  incident to the Project, and

                           (xii) select, for the account of the Borrower, an
                  operator to operate the Project on such terms and conditions as the Administrative Agent shall reasonably deem advisable.

         The power-of-attorney granted hereby is a power coupled with an interest and is irrevocable. The Agents and the Lenders shall have no obligation to undertake any of the foregoing actions, and, if they take any such action they shall have no liability to the Borrower to continue the same or for the sufficiency or adequacy thereof.

                  (c) Enforcement Costs and Expenses. Any funds of the Agents or Lenders (including, without limitation, Loans by the Administrative Agent) used for any purpose referred to in this Section, whether or not in excess (without obligating the Lenders to fund any Loans in excess of commitments hereunder) of the aggregate Commitments, shall

                           (i) be paid by the Borrower pursuant to Section 11.4,

                           (ii) be governed hereby,

                           (iii) constitute a part of the indebtedness secured
                  by the Security Documents, and

                           (iv) be payable upon demand by the Administrative
                  Agent.

         SECTION 9.5. Distribution of Proceeds of Collateral. Except as otherwise expressly provided herein, following an Event of Default and the acceleration of the maturity date of the Loans and all other Obligations, the proceeds of any collection, sale or other realization of all or any of the collateral or of any payment received pursuant to any turnover provisions hereunder, and of all proceeds of the enforcement of any Lien of the Security Documents together with any other sums then held by any Lender or the Collateral Agent as part of the Collateral, shall be applied as follows:

                  (a) first, to the payment of the reasonable costs and expenses of the Collateral Agent in connection with such enforcement or sale;

                  (b) second, pro rata to the payment of interest on all Loans accrued and unpaid as of the date of such payment (whether or not such interest was then due and owing);

                  (c) third, to the payment in full of the principal amount of the Notes, and in the event such proceeds are insufficient to pay in full such Obligations, then to the payment of such Obligations ratably, in proportion to the respective unpaid amount of such Obligations owed to each Lender;

                  (d) fourth, to the payment of all other Obligations owed to any Lender hereunder or under any other Project Document, and in the event such proceeds are insufficient to pay in full such Obligations, then to the payment of such Obligations ratably, in proportion to the respective unpaid amount of such Obligations owed to each Lender; and

                  (e) fifth, to the payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 9.5, "proceeds" of Collateral shall mean any cash, securities and other property realized in respect of, and distributions in kind of, collateral, including any thereof, received under any reorganization, liquidation or adjustment of Debt of the Borrower.


                                    ARTICLE X

                                   THE AGENTS

         SECTION 10.1. Actions. Each Lender hereby appoints Societe Generale, New York Branch as its Administrative Agent under and for purposes of this Agreement, the Notes, the Security Documents, each other Credit Document and each other Project Document and hereby appoints Societe Generale (Canada), as Collateral Agent under the Security Documents. Each Lender authorizes the Administrative Agent and the Collateral Agent to act on behalf of such Lender under this Agreement, the Notes and each other Project Document and, in the absence of other written instructions from the Majority Lenders received from time to time by such applicable Agent (with respect to which the applicable Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent or the Collateral Agent, as the case may be, by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

         Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent and the Collateral Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes, the Security Documents, any other Credit Document and any other Project Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses of the Administrative Agent or the Collateral Agent which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. Neither the Administrative Agent nor the Collateral Agent shall be required to take any action hereunder, under the Notes, the Security Documents, any other Credit Document or under any other Project Document, or to prosecute or defend any suit in respect of this Agreement, the

Notes or any other Project Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of such Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time), on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 10.3. Exculpation. Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Notes, the Security Documents, any other Credit Document or any other Project Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement, the Notes, the Security Documents, any other Credit Document or any other Project Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Security Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under the Notes, the Security Documents, any other Credit Document or any other Project Document. Any such inquiry which may be made by any Agent shall not obligate it or any other Agent to make any further inquiry or to take any action. Each Agent shall be entitled to rely and shall be held harmless from acting upon advice of counsel concerning legal matters or advice of the Independent Engineer and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 10.4. Successors. Either Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If any Agent at any time shall resign, the Majority Lenders may appoint a successor Agent (which shall be reasonably acceptable to the Borrower if other than a Lender) which shall thereupon become the Administrative Agent or the Collateral Agent hereunder, as the case may be. If no successor shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after such notice of resignation, then the Agent so retiring may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as the case may be (which such successor Agent or Collateral Agent, as the case may be, shall be reasonably acceptable to the Borrower if other than a Lender). Each successor Administrative Agent or Collateral Agent shall be a commercial banking institution organized under the laws of the U.S. or Canada (or any State thereof) or a U.S. or Canadian branch or agency of a commercial banking institution, and having a combined capital and surplus of at least C$650,000,000 US$500,000,000. Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent hereunder by a successor Agent, the resignation of the retiring Administrative Agent or Collateral Agent, as the case may be, shall become effective and such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as the Administrative Agent or the Collateral Agent, the provisions of

                  (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent under this Agreement; and

                  (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

         SECTION 10.5. Loans by Agents. Each Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not a Agent hereunder.

         SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender's review of the financial information of the Affiliated Project Participants, this Agreement, the other Project Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of any Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Project Document.

         SECTION 10.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Project Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Administrative Agent and the Majority Lenders; provided, however, that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Majority Lenders shall be effective unless consented to by each Lender;

                  (b) modify this Section 11.1, change the definition of "Majority Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article IV, release any of the collateral security, or extend any Commitment Termination Date without the consent of each Lender and each Participant;

                  (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) without the consent of the holder of that Note evidencing such Loan; or

                  (d) affect adversely the interests, rights or obligations of an Agent qua Agent shall be made without consent of such Agent.

No failure or delay on the part of any Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement the Notes, the Security Documents, any other Credit Document or any other Project Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Lender or the holder of any Note under this Agreement the Notes, the Security Documents, any other Credit Document or any other Project Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Project Document shall be in writing or by facsimile (with an undertaking to promptly provide hard copy) and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 11.3. Payment of Costs and Expenses. (a) The Borrower agrees to pay, subject, with respect to the Agents and the Advisors to the Lenders (other than any services of Toronto Dominion as subagent, which shall not be subject to
Section 11.3(b)), on demand all reasonable expenses of

                  (i) the Administrative Agent, the Collateral Agent and Toronto Dominion as subagent (including the reasonable fees and out-of-pocket expenses of counsel to such Agents and of local counsel, if any, who may be retained by counsel to such Agents) in connection with

                           (A) the negotiation, preparation, execution and
                  delivery of this Agreement the Notes, the Security Documents, any other Credit Documents and of each other Project Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement the Notes, the Security Documents, any other Credit Document or any other Project Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

                           (B) the filing, recording, refiling or rerecording of
                  any Security Document and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of Security Document, and

                           (C) the preparation and review of the form of any
                  document or instrument relevant to this Agreement any other Credit Document or any other Project Document;

                  (ii)  the Independent Engineer; and

                  (iii)  the Insurance Consultant.

The Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes any other Credit Document or any other Project Document.

         (b) The Borrower will pay up to a total cap of US$250,000 for the following reasonable costs and expenses (the "Fee Cap"): (i) all fees and expenses of the Administrative Agent's legal counsel, Mayer, Brown & Platt, and
(ii) all fees and expenses of the Advisors to the Lenders and of the Agents incurred prior to the last to occur of (i) Project Completion or (ii) the Term Loan Closing Date arising out of or in connection with the Project Credit Facilities or the transactions contemplated hereby or thereby, provided, however, in the event of a Default or an Event of Default, all fees of the Advisors to Lenders shall be paid by Borrower whether or not Project Completion has occurred, including any such fees and expenses which may arise from or in connection with any action, suit or proceeding (whether or not an Indemnified Party is a party to or is subject thereto). The

Administrative Agent shall have the ability to allocate the payment of expenses of the consultants without limitation under the Fee Cap set forth in this Section.

         In the event the transaction work exceeds the Fee Cap, and the Closing Date occurs, all additional reasonable fees of the Advisors to the Lenders thereafter shall be shared equally by the Administrative Agent and the Borrower and the total expenses owed by the Agent shall be deducted from the amount due to such Agent under the arrangement fee as set forth in the Administrative Agent Fee Letter (the "Arrangement Fee") on the Closing Date less the Monthly Fees paid to date, provided, however, any additional expenses payable by the Agents shall not exceed the Arrangement Fee. In the event the Closing Date fails to occur, all legal expenses incurred by the Agents shall be paid by the Borrower. The Borrower shall pay all reasonable out-of-pocket expenses of the Agents incurred from and after and during the continuation of any Default or Event of Default, including all reasonable out-of-pocket expenses of the Advisors to the Lenders.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent and each Lender and each of their respective officers, directors, shareholders, employees and agents and Affiliates thereof and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                  (b) the entering into and performance of this Agreement, the Security Document, the Notes, any other Credit Documents and any other Project Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Majority Lenders pursuant to Article VI not to fund any Borrowing);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower of all or any portion of the stock or assets of any Person, whether or not such Agent or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the actual, suspected, or threatened releases or the Release by any Project Participant of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Project Participant of a Release or any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any applicable Environmental Law), regardless of whether caused by, or within the control of, such Project Participant, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 11.5. Survival. The obligations of the Borrower under Sections 5.2, 5.3, 5.4, 5.5, 11.3 and 11.4, and the obligations of the Lenders under
Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each Project Participant in each Project Document shall survive the execution and delivery of this Agreement and each such other Project Document.

         SECTION 11.6. Severability. Any provision of this Agreement any other Credit Document or any other Project Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such other Credit Document or such Project Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of this Agreement each other Credit Document and of each other Project Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement such other Credit Document or such other Project Document or any provisions hereof or thereof.

         SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Administrative Agent and the Collateral Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

         SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES, THE FEE LETTER AND EACH OTHER CREDIT DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes, the Fee Letter the other Credit Documents and the other Project Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         SECTION 11.11. Sale and Transfer of Loans and Notes; Participation in Loans and Notes. Each Lender may transfer, assign or sell participation in, its Loans and Commitments to one or more other Persons in accordance with this
Section 11.11.

         SECTION 11.11.1. Assignments. Any Lender

                  (a) may, with the consent of the Administrative Agent, at any time assign and delegate to one or more commercial banks or other financial institutions with a credit rating issued by Standard & Poor's Corporation for long-term debt of A- or higher consented to by the Borrower (such consent not to be unreasonably withheld or delayed); and

                  (b) with notice to the Administrative Agent, but without the consent of the Borrower or any Agent, may assign and delegate to any of its Affiliates with a credit rating issued by Standard & Poor's Corporation for long-term debt of A- or higher

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of C$7,500,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the penultimate sentence of Section 5.7; and provided, further, however, that the Borrower and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent an Assignment Agreement, accepted by the Administrative Agent; and

                  (e) in the case of an assignment pursuant to clause (a), the payment to the Administrative Agent of an assignment fee of US$3,000 by the Assignee or Assignor as may be mutually agreed.

From and after the date that the Administrative Agent accepts such Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Project Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Assignment Agreement, shall be released from its obligations hereunder and under the other Project Documents.

Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void.

         Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Notes to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from its obligations hereunder.

         SECTION 11.11.2. Participation. Any Lender may at any time, with the consent of the Borrower (not unreasonably withheld or delayed) sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Project Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such

         Lender's rights and obligations under this Agreement and each of the other Project Documents; and

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder under any other Credit Document or under any other Project Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.8, 5.9 and 11.4, shall be considered a
Lender.

         SECTION 11.12. Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement any other Credit Document or any other Project Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13.  Non-Recourse Parties.

                  (a) Notwithstanding anything to the contrary contained in this Agreement any other Credit Document or in any of the other Project Documents (but subject to the following provisions of this Section), the Agents and each Lender, agree that the Affiliated Project Participants and their respective shareholders, directors, officers, employees and affiliates (other than the Borrower) (the "Non-Recourse Parties") shall not be liable (such liability, including as may arise by operation of law, hereby being expressly waived) for the payment of any sums now or hereafter owing by the Borrower, or for the performance of any of the obligations of the Borrower, under this Agreement any other Credit Document or any other Project Document. Except as provided below, if any Event of Default should occur or if any claim of the Administrative Agent or any Lender shall be asserted under this Agreement any other Credit Document or any other Project Document, the Administrative Agent and each Lender agree that: (i) its rights shall be limited to proceeding against the Borrower, the security for the indebtedness evidenced by the Notes and against any other third party other than the Non-Recourse Parties, (ii) it shall have no right to proceed against the Non-Recourse Parties for the satisfaction of any obligation of or enforcement of any claim against the Borrower or for any deficiency judgment remaining after foreclosure of, or exercise of any other remedies with respect to, any real or personal property securing the obligations owed to any Agent or any Lender under this Agreement any other Credit Document or any other Project Document, and (iii) such indebtedness shall be treated as fully secured for purposes of Section 1111(b)(2) of the U.S. Bankruptcy Code in any proceeding involving the Borrower (and each of the Agents and the Lenders shall make such election in any such proceeding).

                  (b)  Nothing in this Section shall:

                           (i) in any manner or way constitute or be deemed a
                  release of the debt evidenced by the Notes the other Credit Document or the other Project Documents or otherwise affect or impair the enforceability against the Borrower of the Liens created by the Security Documents;

                           (ii) preclude the Collateral Agent from foreclosing
                  the Liens created by the Security Documents or from enforcing any of the rights or remedies of the Agents or any Lender in law or in equity against the Borrower or its assets, except as stated in this Section;

                           (iii) impair in any manner any right, remedy or
                  recourse any Agent or any Lender may have against any party executing any Credit Document or Project Document to which it is a party (including the Non-Recourse Parties) with respect to such party's obligations thereunder;

                           (iv) impair in any manner any right, remedy or
                  recourse any Agent or any Lender may have against any Person including the Non-Recourse Parties, for fraud, willful misrepresentation, misappropriation or misapplication of funds; or

                           (v) impair in any manner any right, remedy or
                  recourse any Agent or any Lender may have against Trigen with respect to the Debt Service and Support Agreement.

         SECTION 11.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT THE NOTES, THE SECURITY DOCUMENTS, ANY OTHER CREDIT DOCUMENTS OR ANY OTHER PROJECT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES

DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER, EACH AGENT AND EACH LENDER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER, EACH AGENT AND EACH LENDER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, EACH OTHER CREDIT DOCUMENT AND THE OTHER PROJECT DOCUMENTS.

         SECTION 11.15. Waiver of Jury Trial. THE AGENTS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT THE NOTES, THE SECURITY DOCUMENTS, ANY OTHER CREDIT DOCUMENTS OR ANY OTHER PROJECT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT AND EACH OTHER PROJECT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER CREDIT DOCUMENT AND EACH SUCH OTHER PROJECT DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                       Borrower

                       TRIGEN ENERGY CANADA INC.


                                By:/s/ Stephen T. Ward
                                   -----------------------------------------
                                   Name:  Stephen T. Ward
                                   Title:  Treasurer

                                Address:  c/o Trigen Energy
                                               Corporation
                                              One Water Street
                                              White Plains, NY  10601

                                Facsimile No.:  (914) 948-9157

                                Attention:  Treasurer


                       Administrative Agent

                       SOCIETE GENERALE, NEW YORK BRANCH


                                By: /s/ Bruce T. Spector
                                   -----------------------------------------
                                   Name:   Bruce T. Spector
                                   Title:  Vice President

                                Address: 1221 Avenue of the
                                            Americas
                                          New York, NY  10020

                                Facsimile No.:  (212) 278-6136

                                Attention:  Project Finance
                                               Department

                       Collateral Agent

                       SOCIETE GENERALE (CANADA)


                                By: /s/ Bruce T. Spector
                                   -----------------------------------------
                                   Name:  Bruce T. Spector
                                   Title: Attorney-in-Fact

                                Address: 1501 McGill College Avenue
                                         Office 1800
                                         Montreal, Quebec H3A3M8

                                Facsimile No.:  (514) 841-6250

                                Attention:  Benoit Desmarais


                       Lenders

                       SOCIETE GENERALE (CANADA)


                                By: /s/ Bruce T. Spector
                                   -----------------------------------------
                                   Name:Bruce T. Spector
                                   Title: Attorney-in-Fact

                                Address: 1501 McGill College Avenue
                                         Office 1800
                                         Montreal, Quebec H3A3M8

                                Facsimile No.:  (514) 841-6250

                                Attention:  Benoit Desmarais